       As filed with the Securities and Exchange Commission on December 20, 1999
                                           Registration File No. _______________

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      VITAFORT INTERNATIONAL CORPORATION

                       ---------------------------------
            (Exact name of small business issuer as specified in its Charter)

          Delaware                               5149                       68-0110509
 (State or other Jurisdiction        (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)          Classification Number)         Identification No.)

                      1800 Avenue of the Stars, Suite 480
                         Los Angeles, California 90067
                                (310) 552-6393
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                         MARK BEYCHOK, PRESIDENT & CEO

                       ---------------------------------

                      Vitafort International Corporation
                      1800 Avenue of the Stars, Suite 480
                            Los Angeles, CA  90067
                                (310) 552-6393
(Name, address, including zip code and telephone number, including area code, of agent for service)

                       Copies of all communications to:
                       ---------------------------------
                            FRANK J. HARITON, ESQ.
                             1065 Dobbs Ferry Road
                            White Plains, NY 10607
                           Telephone: (914) 674-4373
                          Facsimile:  (914) 693-2963

Approximate Date of Proposed Sale to the Public From time to time after the
                                                ---------------------------
effective date
--------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                               CALCULATION OF REGISTRATION FEE
========================================================================================================
                                             Proposed              Proposed
                                              Maximum               Maximum            Amount of
Title of Securities to    Amount to be         Price               Aggregate          Registration
    be registered          Registered       Per Share*          Offering Price*        Fee**  ***
--------------------------------------------------------------------------------------------------------
     Common Stock,
       par value              3,864,257         $.31               $1,186,104             $313.13
     $.0001 per share

========================================================================================================


* Based upon the closing bid price of the Registrant's Common Stock as reflected on the Over the Counter Bulletin Board on December 9, 1999 of $.39.

**   Calculated pursuant to Rule 457(h).

***  Fees are being paid upon the filing of this registration statement.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective in such date as the Commission, acting pursuant to said Section 8(a) shall determine.

                             Cross Reference Sheet
                     Under Item 501 (c) of Regulation S-B

Item and Number                                                      Location in Prospectus
-------------------------------------------------------------------------------------------
1.   Front of Registration Statement                           Front of Registration Statement
     and Outside Front Cover of Prospectus                     and Outside Front Cover of Prospectus
 2.  Inside Front and Outside Back                             Inside Front and Outside Back
     Cover Pages of Prospectus                                 Cover Pages of Prospectus
 3.  Summary Information and Risk Factors                      Prospectus Summary and Risk Factors
 4.  Use of Proceeds                                           Use of Proceeds
 5.  Determination of Offering Price                           Not Applicable
 6.  Dilution                                                  Not Applicable
 7.  Selling Security Holders                                  Selling Stockholders
 8.  Plan of Distribution                                      Plan of Distribution
 9.  Legal Proceedings                                         Legal Proceedings
10.  Directors, Executive Officers, Promoters                  Directors, Executive Officers, Promoters and
     and Control Persons                                       Control Persons, compliance with Section 16(a)
                                                               of the Exchange Act
11.  Security Ownership of Certain                             Security Ownership of Certain
     Beneficial Owners and Management                          Beneficial Owners and Management
12.  Description of Securities                                 Description of Securities
13.  Interest of Named Experts and Counsel                     Experts; Counsel
14.  Disclosure of Commission Position                         Statement of Indemnification
     on Indemnification For Securities Act Liabilities
15.  Organization Within Last Five Years                       Description of Business
16.  Description of Business                                   Description of Business
17.  Management's Discussion and Analysis                      Management's Discussion and Analysis of
     or Plan of Operation                                      Financial Condition and Results of Operations
18.  Description of Property                                   Description of Property
19.  Certain Relationships and Related Transactions.           Certain Relationships and Related Transactions
20.  Market for Common Equity and Related                      Market for Common Equity and Related
     Stockholder Matters                                       Stockholder Matters
21.  Executive Compensation                                    Executive Compensation
22.  Financial Statements                                      Financial Statements
23.  Changes in and Disagreements With
     Accountants on Accounting and
     Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
----------
                      VITAFORT INTERNATIONAL CORPORATION
                                 Common Stock
                              ($.0001 par value)
                       3,864,257 Shares of Common Stock
                    Offered by Certain Selling Stockholders

               This Prospectus relates to 3,864,257 shares of Common Stock, which consists of:

               (a) 133,400 shares issuable upon exercise of options granted to a lender in connection with a loan.
               (b) 1,235,857 shares to be issued to a lender in connection with the conversion of outstanding indebtedness.
               (c) 300,000 shares issued in connection with the settlement of a dispute with a lender.
               (d) 2,195,000 shares issuable, if at all, upon exercise of options and warrants granted to various vendors and consultants.


          The shares of Common Stock may be offered for sale, from time to time, by the Selling Stockholders or by donees, pledgees, transferees, or other successors in interest through ordinary brokerage transactions in the over-the-counter market, either directly or through brokers or to dealers, in private sales, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Selling Stockholders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of such securities. See "Selling Stockholders" and "Plan of Distribution".

          The Company will assume no responsibility for the sale of the shares of Common Stock of the Selling Stockholders, nor can there be any assurances that a liquid trading market will exist for the sale of the shares of Common Stock to be offered by the Selling Stockholders. See "Risk Factors."

          The Company's Common Stock is traded in the over-the-counter market and is quoted on the OTC Electronic Bulletin Board maintained by NASDAQ under the symbol "VRFT". On November 30, 1999, the closing price bid for the Common Stock on the OTC Electronic Bulletin Board was $.39 per share.

         ------------------------------------------------------------

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT
     BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE
                   INVESTMENT. SEE "RISK FACTORS" ON PAGE 9.
         ------------------------------------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
         ------------------------------------------------------------
               The date of this Prospectus is December 20, 1999.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, DC 20549, and at the Commission's regional offices located at 13th Floor, Seven World Trade Center, New York, New York 10048; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024, and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Commission at 450 5th Street, N.W., Washington, DC 20549, at prescribed rates. The Company is an electronic filer under the EDGAR (Electronic Data Gathering and Retrieval) system maintained by the Commission. The Commission maintains a web site (http:/www.sec.gov.) on the Internet that contains reports, proxy and information statements and other information regarding Companies that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     The Company has filed with the Commission a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                  THE COMPANY

     Vitafort International Corporation (the "Company" or "Vitafort") is in the
business of creating niche brands in the snack food industry.   These products
are marketed under Company developed brands such as "Peanut Squeeze" or licensed brands procured by the Company such as "The Wizard of OZ" marshmallows. The Company develops these products from the actual conception of the product idea to the shipment of the product to the retailer. Over the last year the Company has focused on its two primary product lines, "Peanut Squeeze" and "The Wizard of Oz" marshmallows. These brands have already been shipped to retailers across the country and are being presented to many others.

     On September 13, 1999, pursuant to a share Exchange and Reorganization Agreement, the Company exchanged all the issued and outstanding shares of Hollywood Partners, Inc., a California corporation ("Operating Company") that previously operated as a wholly owned subsidiary of Vitafort International Corporation. In consideration for the shares of the Operating Company, the Company received an aggregate of 5,000,000 shares of common stock from Hollywood Partners.com, Inc. ("HP.com"), a publicly traded Delaware corporation. The Operating Company is now a wholly owned subsidiary of HP.com and Vitafort is the majority stockholder of HP.com, holding 62.5% of HP.com's issued and outstanding common stock. This transaction gives Vitafort the flexibility to develop and realize the potential of each area of its businesses. HP.com intends to develop the potential of its e-commerce strategy for the benefit of all of our shareholders, while Vitafort focuses on developing the market for its core brands.

     HP.com is implementing a strategy to create an online direct marketing company that will leverage HP.com's current relationships in both the food and entertainment industry. The HP.com web site is offering an entertainment environment, while featuring promotions and sweepstakes that consumers may enter to win vacations, gift certificates and other goods and services. In addition, the HP.com will continue to develop and market licensed snack foods that will be distributed by Vitafort.

     The Company's principal executive offices are located at 1800 Avenue of the Stars - Suite 480, Los Angeles, California 90067 and its telephone number is
(310) 552-6393.


MANUFACTURING & WAREHOUSING

     The Company manufacturers its products by entering into agreements ("co-packer agreements") with established food manufacturers ("co-packers"), who have the facilities, staff, quality assurance and process control programs for the production of their own products, as well as the Company's products. Co-packer relations are intended to enable the Company to secure the expertise of qualified food manufacturers with respect to the development, manufacture and packaging of the product. This arrangement is intended to achieve economies of scale in production and staffing requirements, while providing production flexibility to meet changes in product mix demand by customers that the Company could not achieve on its own. Additionally, the Company benefits from the production experience and expertise of these companies while avoiding the capital outlays, staffing requirements, quality control, legal process requirements and other manufacturing costs and delays that the Company would encounter were it to attempt to manufacture its products utilizing its own facility. However, there can be no assurance that co-packers will meet their obligations and the Company has been materially affected in the past by problems with its co-packers.

     The Company has added a new co-packer this past year. Vegetable Juices, Inc. is packing the Company's newest product "Peanut Squeeze." The bulk ingredient is produced by Haarmann & Reimer ("H&R"), a wholly owned subsidiary of Bayer AG. In addition, H&R will continue to develop other products for Vitafort, working as the Research and Development arm of the Company.

     The Company has recently changed its primary public warehouse location from Laredo, TX to Underground Warehouse in Quincy, IL. This change was implemented to reduce outbound trucking costs by consolidating the shipment of the Company's two primary brands "Peanut Squeeze", produced in Chicago and "The Wizard of Oz" marshmallows, produced in Mexico. This central location will lower these costs by reducing the outbound trucking mileage and increasing the loads to the customers who carry both brands.


THE FOOD BROKER NETWORK

     The broker network, which is a key to establishing products in the marketplace, is currently positioned to initiate the objectives of the Company in over 85% of the United States. Vitafort's tier-one broker infrastructure consists of many of the prominent food brokers in the industry, led by Crossmark, who manages the majority of the Company's business to the trade. These brokers represent many of the leading food processors in the world, such as: Con Agra, Clorox, Ocean Spray, Hershey's, M&M Mars, along with hundreds of others.


THE RETAIL TRADE

     The Company's retail distribution strategy is to target the following classes of trade: Supermarkets, mass merchandisers, drug stores, warehouse clubs, convenience stores, natural food stores and military commissaries and exchanges. Due to the consolidation in the industry, it is extremely important to maintain strong relationships with the leading retailers. Our brokers are currently positioned to present our products to these retailers within 90 days of product launch dates in the majority of these chains. Since the beginning of the year, the sales team has gained new distribution for both "Peanut Squeeze" and "The Wizard of Oz" marshmallows to thousands of grocery stores across the country. Many of the leading chains such as; Bi-Lo (Ahold, Inc), Albertsons (FL&
TX), Atlantic &

Pacific Tea Co. (A&P New Orleans) and Wal-Mart Supercenters, now carry both brands. In addition, Food Lion, Wakefern (Shop-Rite), Winn Dixie (New Orleans), Albertsons (OR), Randalls/Tom Thumb (Safeway), Vons (Safeway), along with many others are now marketing "Peanut Squeeze." "The Wizard of Oz" marshmallow brand is also currently being sold at Albertsons (CA), Ingles & Lowes (NC), Winn Dixie (Tampa), Grand Union (NJ) and other leading retailers.


MARKETING

     In 1998, the Company changed its marketing direction due to changing consumer trends. Taste is now king and consumers will no longer sacrifice taste to eat healthy. The new marketing direction of the Company focuses on taste first and everything else second. All of the Company's healthy products are now either low fat or reduced fat, rather than fat free, in order to increase the taste profile. In addition, the packaging addresses the fat content with a much more subtle approach.

     The marketing strategy of the Company's licensed products is to establish "The Wizard of Oz" marshmallows as the leading brand in the marshmallow category. This can be accomplished by providing unique superior tasting products, high impact packaging and strong promotional support from Warner Bros. Management feels it has these ingredients in place and is positioned to take advantage of this opportunity.

     The Company is also evaluating additional licenses and will be making those decisions in the upcoming year.


INTELLECTUAL PROPERTY RIGHT PROTECTION AND TRADEMARKS

     The Company believes that its trademarks do afford it some degree of protection from competition and do allow it to differentiate its products from those of its competitors through brand loyalty and identity. There are however, no assurances that such trademarks may offer significant protection from competitors or that the Company would be successful should litigation to protect such trademarks become necessary. The Company is seeking to determine whether its various formulas and procedures are patentable in the United States, and relies upon non-disclosure, secrecy agreements and its common law rights in order to protect its proprietary formulae, procedures, and other information.
No assurance can be given that such steps will adequately protect the Company against competing products or that the Company will be able to adequately enforce its rights against third parties who may be utilizing the Company's proprietary formulae, procedures and other information. If the Company is advised by counsel that any of its formulae, processes, procedures or other techniques are patentable, then it may seek appropriate patent protection.

     The Company has developed several proprietary formulations for its products. While these formulations may or may not be protected under the U.S. Patent laws, they may have value inasmuch as they provide Vitafort with its unique competitive edge. The Company has established brands within certain market niches of major product categories. The Company's trademarks and licenses are detailed below:


Trademarks &                                           Description and Status
Licenses
Vitafort                 This is an active trademark currently being used on all Company material;
                         however, the Company is in the process of setting up all industry communications through Visionary Brands.

Visionary Brands         The name of the wholly owned subsidiary that is currently marketing all products for the Company.

Peanut Squeeze           Brand is in current distribution in thousands of supermarket peanut butter sections across the country.

Auburn Farms             Trade name acquired in May 1996 with existing presence in the natural foods class of trade. Brand is being utilized on a very limited basis in natural foods.

Natures Warehouse        Trade name acquired in May 1996 with existing presence in the natural food class of trade. Brand is being utilized on a very limited basis in natural Foods.

Toast `N Jammers         A repositioned brand name with specialty grocery and natural food presence.

Jammers                  One of the all-natural fat free cookie brands in natural food class of trade.
                         Brand is being utilized on a very limited basis in natural foods.

Avenue of the Stars      Trade name used for all Hollywood Partners licensed products.

Juliette's Private       Trade name used for both low fat cookies and low fat chocolate truffles.
Collection

"The Wizard of Oz"       The licensed marshmallow brand currently being marketed throughout the
Marshmallows             retail trade.  Currently on the shelf of thousands of grocery stores across the country.

"The Wizard of Oz"       The licensed brand currently being marketed to retailers across the
Lollipops & Gummy        country.  The initial distribution went to Wal-Mart late in 1998.
Collectors Tins

                               PROSPECTUS SUMMARY

The Company

     Vitafort International Corporation (the "Company" or "Vitafort") is in the business of creating niche brands in the snack food industry. These products are marketed under Company developed brands such as "Peanut Squeeze" or licensed brands procured by the Company such as "The Wizard of Oz" marshmallows. The Company develops these products from the actual conception of the product idea to the shipment of the product to the retailer. Over the last year the Company has focused on its two primary product lines, "Peanut Squeeze" and "The Wizard of Oz" marshmallows. These brands have already been shipped to retailers across the country and are being presented to many others.

     On September 13, 1999, pursuant to a share Exchange and Reorganization Agreement, the Company exchanged all the issued and outstanding shares of Hollywood Partners, Inc., a California corporation ("Operating Company") that previously operated as a wholly owned subsidiary of Vitafort International Corporation. In consideration of the shares of the Operating Company, the Company received an aggregate of 5,000,000 shares of common stock from Hollywood Partners.com, Inc. ("HP.com"), a publicly traded Delaware corporation. The Operating Company is now a wholly owned subsidiary of HP.com and Vitafort is the majority stockholder of HP.com, holding 62.5% of HP.com's issued and outstanding common stock. This transaction gives Vitafort the flexibility to develop and realize the potential of each area of its businesses. HP.com will be able to develop the potential of its e-commerce strategy for the benefit of all of our shareholders while Vitafort can focus on developing the market for its core brands.

     Hollywood Partners.com is implementing a strategy to create an online direct marketing company that will leverage HP.com's current relationships in both the food and entertainment industry. The HP.com Web site is offering an entertainment environment, while featuring promotions and sweepstakes that consumers may enter to win vacations, gift certificates and other goods and
services.   In addition, HP.com will continue to develop and market licensed snack foods that will be distributed by Vitafort.

     The Company in March 1998 acquired Global International Sourcing, which provides imported products to Vitafort and other customers at significantly reduced costs to the ultimate consumer.

The Offering
     Up to  3,864,257 shares offered by the Selling Security Holders.

Shares Outstanding
          Before the Offering        After the Offering
            18,127,346 (1)             21,991,603 (1)

     (1) Includes 2,535,857 previously issued shares which are offered hereby, 1,328,400 shares issuable, if at all, upon exercise of warrants and options.

     Cautionary Statement for Purposes of "Safe Harbor Provisions" of the
               Private Securities Litigation Reform Act of 1995.

Except for historical facts, all matters discussed in this prospectus, which are forward looking, involve a high degree of risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other food companies and within the grocery industry, the impact of quality problems that have occurred or may occur in the future, the lack of adequate capital to fund continuing operations, economic conditions in the Company's primary markets and other uncertainties detailed from time-to-time in the Company's Securities and Exchange Commission filings.

Summary Financial Information
     The following table sets forth, for the periods and at the dates indicated, certain summary financial information for the Company. Such data have been derived from, and should be read in conjunction with, the financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

     The Company's independent public accountants included an explanatory paragraph in their opinion as of December 31, 1998 reflecting uncertainty about the Company's ability to continue to operate as a "going concern". Should the Company be unsuccessful in raising capital or generating an adequate level of profitable sales, it may be forced to curtail and/or suspend operations. See
Note 2 of Notes to the Consolidated Financial Statements for the year ended December 31, 1998 for additional information.

Consolidated Statement of Operations Data:
                                                            Years ended                     Nine months ended
                                                            December 31,                      September 30,
                                                     1998               1997            1999                  1998
                                                     ----               ----            ----                  ----
Net revenues                                 $  2,861,392        $ 1,995,317     $ 1,851,685           $ 1,555,505
Cost of sales                                   1,876,319          1,896,410       1,161,653               951,407
                                             ------------        -----------     -----------           -----------
      Gross profit (loss)                         985,073             98,907         690,032               604,098
                                             ------------        -----------     -----------           -----------
Operating expenses:
 Research and development                         362,770            337,806          56,315               280,251
 Sales and marketing                            2,035,125          1,239,460       1,279,950             1,368,052
 General and administrative                     2,557,890          2,672,946       1,394,384             2,121,027
                                             ------------        -----------     -----------           -----------
      Total operating expenses                  4,955,785          4,250,212       2,730,649             3,769,330
                                             ------------        -----------     -----------           -----------
      Loss from operations                     (3,970,712)        (4,151,305)     (2,040,617)           (3,165,232)

Interest income                                    39,591             78,070           6,498                38,851
Interest expense                                 (221,547)          (214,690)       (253,723)             (149,202)
Other income (expense)                            (59,684)            15,210               -               (60,000)
Loss on disposal of assets                        (42,246)                 -               -                     -
Minority interest in net loss of
   consolidated subsidiary                              -                  -           6,835                     -
Litigation recovery , net of costs                      -          4,748,946       1,260,632                     -
                                             ------------        -----------     -----------           -----------

    Income (loss) before income taxes          (4,254,598)           476,231      (1,020,375)           (3,335,583)

State income taxes                                  3,407              3,200               -                 3,407
                                             ------------        -----------     -----------           -----------

Net income (loss) after tax, before            (4,258,005)           473,031      (1,020,375)           (3,338,990)
      extraordinary item
Extraordinary item                                      -                  -         315,827                     -
                                             ------------        -----------     -----------           -----------

Deemed dividends to preferred shareholders       (629,148)          (305,749)              -              (629,148)
                                             ------------        -----------     -----------           -----------

Net income (loss) allocable to
    common shareholders                      $ (4,887,153)       $   167,282     $   704,548           $(3,968,138)
                                             ============        ===========     ===========           ===========

Basic and diluted loss per common share
  Loss before extraordinary item             $          -        $         -     $      (.07)          $         -
  Extraordinary gain on extinguishment
     of debt                                 $          -        $         -     $       .02           $         -
                                             ------------        -----------     -----------           -----------
Basic and diluted income (loss) per
     common share                            $      (0.66)       $       .03     $      (.05)          $     (0.55)
                                             ============        ===========     ===========           ===========

Basic weighted average shares
    of common stock                             7,348,093          5,831,404      14,785,893             7,178,791
                                             ============        ===========     ===========           ===========

Diluted weighted average shares
    of common stock                             7,348,093          6,343,397      14,785,893             7,178,791
                                             ============        ===========     ===========           ===========

Consolidated Balance Sheet Data:

                                                             December 31,                 September 30,
                                                        1998               1997               1999
   Working capital (deficit)                       $   (615,028)       $ 1,503,938        $  (296,151)
   Total assets                                       3,387,530          3,912,263          3,965,508
   Total liabilities                                  5,091,795          1,634,266          3,377,117
   Stockholders' equity (deficit)                   (1 ,704,265)         2,277,997            404,725

                                 RISK FACTORS

THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEREFORE, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AFFECTING THE BUSINESS OF THE COMPANY, PRIOR TO MAKING ANY INVESTMENT THEREIN, AS WELL AS OTHER MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Limited Relevant Operating History

     The Company was formed in 1986 and until May 1993 the Company was in the business of formulating and developing value-added foods and beverages for third parties and marketing branded seafood. In May 1993, these businesses were discontinued and later in 1993 the Company disposed of these businesses. In September 1993 the Company installed new management and entered the business of developing and marketing branded low fat and fat-free foods using proprietary formulations. In June 1994 the Company commercially introduced its principal product, a line of fat-free brownies under the brand name "Fudgets". Some stockkeeping units ("SKU's") were discontinued. Other products were introduced or acquired in 1996 and 1997. The Company's business did not achieve operating profitability during 1997, 1998, nor in the first three quarters of 1999.

Continuing Losses

     The Company incurred losses from operations of $4,151,305 in 1997, $3,970,712 in 1998, and $2,040,617 for the nine months ended September 30, 1999 and continues not to generate an operating profit. As of September 30, 1999, the Company had working capital deficit of ($296,151) and stockholders' equity of $404,725. For the year ended December 31, 1998, the Company had working capital of ($615,028) and a stockholders' equity of ($1,704,265). Management anticipates that at December 31, 1999, working capital and stockholders' equity will be further reduced. The Company is slow and has been delinquent in paying its accounts payable and other obligations. The Company's auditors have included an explanatory paragraph in their report for the year ended December 31, 1998, indicating there is substantial doubt regarding the Company's ability to continue as a going concern. Although the Company generated a profit before income taxes in 1997, the profit was derived from the arbitration in the Keebler litigation. There can be no assurance that the Company will be profitable in the future. Furthermore, future revenues and profits, if any, will be dependent on many factors, including, but not limited to, the Company's ability to expand its operations in a timely manner to meet demand, need for additional financing, competition from other makers of low fat or fat-free products and market acceptance of the Company's products. If the Company is not able to significantly improve its operating results, it may be required to cease or substantially curtail its operations.

Need for Additional Financing

     The Company's capital requirements associated with the introduction and development of new products and the marketing of existing products have been and will continue to be substantial. The Company anticipates (based on management's internal forecasts and assumptions related to operations) that its existing capital resources may not be sufficient to permit it to develop or acquire new products and complete the marketing thereof, as well as the marketing of existing products. The Company is, therefore, likely to require additional financing to execute its business plan. However, no assurance is given that the Company would be able to obtain additional financing when needed, or that, if available, such financing would be on terms acceptable to the Company. In any such financing, the interests of the Company's existing security holders, including purchasers of shares offered hereby, could be substantially diluted.

Working Capital Shortages

     During the latter portion of 1996 and the first two quarters of 1997, the Company's operations were curtailed as a result of working capital shortages. The Company has experienced working capital shortages from time to time in the past. While the Company's working capital position was greatly improved by the receipt of the proceeds of the Keebler arbitration and from the Barbara's settlement, the likelihood that a working capital shortage will occur in the future is high based on the present level operating results. The Company continued to suffer working capital shortages during 1998 and continues to suffer working capital shortages in 1999, which may, if the shortages continue, adversely impact the Company's ability to meet its obligations.

Need for Market Acceptance and Dependence on a Limited Number of Products

     Consumer preferences for snack foods in general, and for fat-free and low-fat foods in particular, are continually changing and are extremely difficult to predict. In 1998, the Company derived approximately 35% of its revenues from the sale of the Auburn Farms and Natures Warehouse lines of products and approximately 65% of its revenues from the sale of marshmallows and other Wizard of Oz products introduced during 1998. In August 1999, the Company introduced its line of "Peanut Squeeze" into several major grocery chains and leading retailers. There can be no assurance that the Company's products will a) achieve a significant degree of market acceptance; b) will be sustained for any significant period; or c) that the product life cycles will be sufficient to permit the Company to recover start-up and other associated costs. Failure of the Company's products to achieve or sustain market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Certain of the Company's products, particularly Fudgets and Caketts, had their market acceptance materially adversely affected by the mold problem, principally associated with Keebler.

Competition

     The market for snacks is large and highly competitive. Competitive factors in the snack industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion and variety of snacks offered. The Company's fat-free and low-fat products are priced higher than traditional snacks. As a result, price erosion due to competitive factors could have a material adverse effect on the Company.

     The Company also competes with a number of manufacturers in the fat-free and low-fat portion of the industry, including Health Valley Foods, Nabisco (Snackwell's) and Pepperidge Farms (Greenfield). Additional competitors include regional and private label snack companies. Potential entrants in the fat-free and low-fat snack food market segment include the national competitors and private label competitors.

Dependence on Key Executive Officers and Other Qualified Personnel

     The Company is highly dependent on certain key personnel, including Mark Beychok, its President and Chief Executive Officer. Another key employee is John Coppolino, Executive Vice President. The loss of one or more key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has key man life insurance on Mr. Beychok. The recruitment, retention and motivation of skilled executives, sales and technical personnel and other employees are important to the Company's operations. Although the Company has not experienced significant problems in recruiting and retaining qualified personnel, there can be no assurance that it will not encounter such problems in the future.

Availability of Shelf Space

     The majority of the Company's sales are made through supermarkets, and the Company expects supermarket sales to constitute a significant portion of its future sales. Such sales are affected by access to shelf space, which is limited. Food retailers typically seek concessions, allowances or other discounts from food manufacturers and suppliers, such as the Company and its distributors, in return for shelf space. The Company believes that it may have to incur such expenditures in the future in order to obtain or retain shelf space for its products. Should the Company be unable, financially, to incur such costs, it could be limited in its ability to increase sales volume. Such expenditures, if significant, could adversely affect the Company's business, financial condition and results of operations.

Past Disputes with Contract Manufacturers

     In order to achieve economies of scale and production flexibility the Company has entered into contract manufacturing agreements with established food manufacturers, which have the facilities for the production of its products. The Company does not, itself, own or operate any production facilities. In the event of a contract dispute between the Company and any of these contract manufacturers, or if any contract manufacturer experiences an interruption in its business as a result of labor disputes, acts of God or a similar occurrence over which the Company has no control, such an event could materially and adversely affect the Company's business. Past financial restraints have hampered the Company's ability to respond to production manufacturers financial requirements on a timely basis, resulting in significant problems receiving production quantities timely. In addition, the Company has experienced quality control problems at certain of its past contract manufacturers, particularly the Keebler Company, which may continue to adversely effect its goodwill. No assurance can be given that the Company will not, in the future, have its results again adversely affected by disputes with its contract manufacturers.

Pendency of Legal Proceedings

     As set forth under the heading "Legal Proceedings," the Company is engaged in several legal proceedings. An adverse finding in certain of these proceedings could have a material adverse effect on the Company. See Note 14 to the consolidated financial statements for the year ended December 31, 1998 and Note 8 to the consolidated financial statements for the nine months ended September 30, 1999 for additional information concerning all legal proceedings.

Management of Possible Growth

     The Company intends to expand its operations during 2000 and thereafter, through the expansion of its sales and marketing capacity, the addition of new products and the expansion and addition of distribution channels. There can be no assurance that the Company will have sufficient financial and management resources necessary to support the capital outlays and logistical difficulties posed by such growth as they may occur.

Coordination of Product Supply and Distribution

     If the Company is to be successful, it must match its production capacity to the demand for its products in a timely manner and maintain its distribution system. The Company has no long-term contracts with its distributors. The Company has previously experienced problems both with a slowing of demand and resulting excess capacity, as well as with sharp increases in demand and resulting shortages of capacity. Efforts by the Company to increase production rapidly in order to meet sharp increases in demand have sometimes resulted, and could in the future result, in additional expenses that materially increase the cost of goods sold and reduce profitability. The occurrence of any of these events would likely have a material adverse effect on the Company's business, financial condition and results of operations, as well as on its distribution relationship and prospects.

Limited Product Shelf Life

     Because the Company's fat-free products have a limited shelf life, the Company cannot produce significant inventories for later sale. As a result, manufacture, distribution and marketing of these products require a high degree of coordination. Should the Company be unsuccessful in coordinating such functions, the Company could be adversely affected by reduced sales volume.

Need for Improved Operating Controls

     To improve its results, the Company must continue to implement and improve its financial, accounting and management information systems and to hire, train, motivate and manage its employees. A failure to improve management controls would have a material adverse effect on the Company's business, financial condition and results of operations, and on its ability to execute its business strategy successfully.

Lack of Patents, Dependence on Trademarks and Proprietary Rights

     The Company's success is dependent to some degree on its ability to preserve its trademarks and operate without infringing upon the proprietary rights of third parties. The Company has registered various trademarks in the United States. No assurance can be given as to the degree of protection the trademarks will afford or the Company's ability to avoid violating or infringing upon any trademarks issued to others. Defense and prosecution of trademark objections can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties or require the Company to cease any related product development activities or sales. The Company is seeking to determine whether its various formulas and procedures are patentable in the United States. No assurance can be given, however, that such steps will adequately protect the Company. Should there be an adverse outcome resulting from a dispute, the outcome could impede the Company's ability to continue to operate.

     The Company's success is also dependent upon the skills, knowledge and experience (none of which is patentable) of its technical personnel. To help protect its rights, the Company requires all employees to enter into confidentiality agreements that prohibit the disclosure of confidential information to anyone outside the Company. There is no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. While the loss of any member of the technical staff could impede development in the short term, the greater concern is the lack of protection afforded the Company.

Possible Impact of Government Regulation

     The packaged food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation, labeling and marketing of food products. The Company is particularly affected by the recently enacted Nutrition Labeling and Education Act ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. In addition, the NLEA, which is administered by the Food and Drug Administration ("FDA"), strictly regulates the standards that must be met to make a claim that a product is "fat-free" or "low-fat." In addition, the FDA standards could conceivably be lowered further or reduced to zero. Changes in fat content could adversely affect the taste and texture of the Company's products and their acceptability to consumers, which could adversely affect the Company's sales and results of operations. Labeling standards imposed by certain other countries may vary from those in the United States. Were the Company to be found to have violated any regulations applicable to it, such finding could materially adversely affect its ongoing operations and curtail its business significantly.

Effect of Penny Stock Rules

     The Common Stock of the Company currently trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "NASD"). Under the Securities Enforcement and Penny Stock Reform Act of 1990, the Common Stock is defined as a "penny stock" because its market price is below $5.00. Additional disclosures are required related to the market for penny stocks and for broker-dealers to effect trades in a penny stock. In the absence of the Company's obtaining NASDAQ listing, the Common Stock and the liquidity of an investment in the Common Stock will be impaired. The Common Stock could not be included in NASDAQ unless, among other things, the price of the Common Stock came to exceed $3.00 per share. Accordingly, no assurance can be given that the Common Stock will be included in NASDAQ in the foreseeable future. Furthermore, even if the Common Stock were to be included in NASDAQ in the future, no assurance can be given that the Company will be able to comply with the criteria for continued listing which include, among other things, stockholders' equity in excess of $1,000,000 and assets in excess of $2,000,000. Consequently, the effect of these rules may restrict the ability of broker-dealers to sell the Common Stock and may affect the ability of holders of Common Stock to sell their shares in the secondary market.

Possible Illiquidity of Shares

     The market for the Company's Common Stock on the OTC Bulletin Board has at times been limited and sporadic. The OTC market is smaller than other securities markets, and prices for OTC securities are not generally published in the news media. Information about the Company and transactions in the Company's shares may be more limited on the OTC market. The limitations of the trading market for the Company's Common Stock and of the OTC Bulletin Board may materially adversely affect the liquidity of the market for the Company's Common Stock.

Lack of Dividends

     The Company has never paid any dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. Any future dividends on the Common Stock will be dependent on the earnings of the Company, if any, and its financial requirements as well as the dividend priorities of the outstanding Series of Preferred Stock.

                                USE OF PROCEEDS

     The Company will realize no proceeds on the sale of Common Stock by the Selling Stockholders. Proceeds from the exercise of the Options covered herein, if any, will be added to the Company's working capital to be used for future sales and marketing efforts and for potential acquisitions, if any.

                             SELLING STOCKHOLDERS

Relationship of Selling Shareholders with the Company

     None of the Selling Shareholders currently has, or within the past three years has had, any position, office, or other material relationship with the Company or any predecessor or affiliate of the Company.

Sales of the Outstanding Shares by Selling Shareholders

     None of the Selling Shareholders have advised the Company, and the Company is unable to predict, if, when, and the extent to which they intend to sell the Shares being registered hereunder for their respective accounts. Notwithstanding the foregoing, for purposes of the following Selling Shareholders Table, all of the Shares are deemed to be offered hereby by the Selling Shareholders for sale to the public (for purposes of the Selling Shareholders Table, the "Offering"). Based upon the foregoing assumption, the following Table sets forth as of November 30, 1999: (i) the number of shares of Common Stock owned by each Selling Shareholder prior to the Offering (as of the date of this prospectus);
(ii) the number of Shares which it is deemed are being offered for the account of each Selling Shareholder; (iii) the number of shares of Common Stock to be owned by each Selling Shareholder after the completion of the Offering (assuming that all of the Shares are offered and sold in the Offering); and (iv) based upon the foregoing assumptions, the percentage of the Company's common stock to be owned by each Selling Shareholder after completion of the Offering. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.


                                         Number of            Number of         Number of        Percentage of
                                        Shares Owned         Shares to be     Shares Owned       Common Stock
                                        Prior to the         Sold in the        After the      to be Owned After
Name of Selling Stockholder               Offering             Offering         Offering         the Offering
---------------------------               --------             --------         --------         ------------
1/st/ Net Technologies, Inc.                     0              300,000 (1)            0                    0
Buckley Friedman                                 0              200,000 (1)            0                    0
Business Law Group, P.C.                         0               25,000                0                    0
Hall, Douglas                                    0               20,000 (2)            0                    0
Hariton, Frank J.                           27,700              250,000 (1)       27,700                    0
Hawk, Dennis J.                                  0                5,000 (1)            0                    0
Krishel, Daniel L.                               0              200,000 (1)            0                    0
LJD Consulting                                   0              250,000 (1)            0                    0
Network Design, LLC                              0              200,000 (1)            0                    0
Newport Capital Consultants, Inc.                0              300,000 (1)            0                    0
Perlman, Dana                                    0                5,000 (1)            0                    0
Professional Container Corporation               0              150,000 (1)            0                    0
Talk Stock With Me, Inc.                         0               40,000 (1)            0                    0
Terra Healthy Living, Ltd.               7,103,000            1,369,257 (3)    5,733,743
Thompson, John                                   0              150,000 (1)            0                    0
Williams, Wayne                            300,000              300,000                0                    0
Zackler, Allan                                   0              100,000 (1)            0                    0
                                                             ----------
                                                              3,864,257
                                                             ==========



     (1) Issuable upon exercise of options with an exercise price of $.25 per share.
     (2) Issuable upon exercise of options with an exercise price of $.48 per share.
     (3) Includes 133,400 shares underlying a currently exercisable option with an exercise price of $.30 per share; and 1,235,857 shares issuable upon conversion of debt.

                             PLAN OF DISTRIBUTION

     As at the date hereof, none of the Selling Security Holders have advised the Company if, when, and to what extent they intend to sell any of their Shares. In addition, none of the holders of the securities which may be exercised for, or converted into, the Shares have advised the Company if, when, and to what extent they intend to acquire the Shares and, if they do so, their intentions respecting the offer and resale of such Shares to the public. For purposes of this discussion, the Shares held or which may be acquired by the Selling Security Holders upon the exercise of options or the conversion of preferred shares are sometimes referred to hereinafter, collectively, as the "Shares."

     Commencing as at the date of this Prospectus, all of the Shares may be offered and sold by the Selling Shareholders. None of the proceeds from any sales of the Shares will be received by the Company. If any Shares issuable upon the exercise of options are sold, the Company will have received the exercise price of the options prior to such sale. The Selling Shareholders may make such sales or resales from time to time as market conditions permit in transactions that may take place in the over-the-counter market, including block trades, ordinary brokers' transactions, privately negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with sales or resales of Shares pursuant to the Registration Statement of which this Prospectus is a part, a Selling shareholder offering such Shares and brokers and dealers who participate in the offer and sale of the shares may be deemed "underwriters" as such term is defined in the Securities Act. In addition, persons using this Prospectus in the offer and sale of the Shares will be deemed to be engaged in a "distribution" of the Shares as such term is defined in Regulation M under the Exchange Act, and will be required to comply with Regulation M with respect to contemporaneous market activity and other provisions of such Regulation.

     As at the date of this Prospectus, none of the Selling Shareholders intends to utilize the services of an underwriter in any distribution of the Shares, should such distribution occur, except insofar as any securities dealer executing a sell order for any of them may be deemed an underwriter as that term is defined in the Securities Act. Further, it is intended that if and when any of the Shares are sold through a dealer, no more than the ordinary and customary brokerage commission will be paid. Shares purchased by dealers for their own accounts may be re-offered from time to time at prices obtainable and satisfactory to such dealers. The names of any participating brokers or dealers, any applicable commissions or discounts and the net proceeds to the Selling Shareholders from such sale will be set forth in an applicable Prospectus Supplement, as required.

     The registration statement, of which this Prospectus forms a part, must be current at any time during which a Selling Shareholder sells any of the Shares. Any material changes which the Company, in its sole discretion, determines should be disclosed prior to the sale of any of the Shares will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Company will bear all expenses (other than underwriting discounts and selling commissions, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Shares.

     The Company has agreed to bear the costs of registering the shares of Common Stock offered hereby under the Securities Act of 1933, as amended.

     Each Selling Shareholder will deliver a Prospectus in connection with the sale of shares of Common Stock offered hereby.

     On or prior to the effective date, each of the Selling Stockholders as a condition to the inclusion of his shares herein shall be required to represent and warrant to, and agree with the Company that, during such time as he or she may be engaged in a distribution of the shares of Common Stock offered hereunder, such Selling Stockholder will, among other things, (a) not engage in any stabilization activity in connection with the Company's securities, (b) furnish each broker or dealer through whom or which he offers securities copies of the Prospectus, as may be required, (c) inform such broker or dealer as to the number of shares of Common Stock he is selling, that such securities are part of a distribution and that he is subject to the provisions of Regulation M of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), (d) report weekly to the Company all sales, pledges and other dispositions of the shares of Common Stock covered hereby if any such shall have occurred, and (e) not bid for, or purchase, any Company securities other than as permitted under the Exchange Act.

     Each of the Selling Stockholders has been advised by the Company that he or she may not, during any period during which the shares of Common Stock are being offered, use or disseminate information concerning the Company other than this Prospectus. In addition, each of the Selling Stockholders has confirmed that he has no material adverse information with regard to the current and prospective operations of the Company except as may be disclosed in this Prospectus, and that the reason prompting the sale of any securities by any Selling Stockholder is to realize cash from time to time for investment, business or personal reasons.

     The Company has agreed that it will furnish the Selling Stockholders a reasonable number of copies of this Prospectus.


                    MARKET FOR THE COMPANY'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

     The Company's common stock, redeemable warrants (each of which entitles the holder to purchase one-twentieth of one share of common stock at a price of $2.375 or $47.50 per share through the close of business on October 31, 1997, or an earlier redemption date) and units (each of which is comprised of three shares pre-reverse split and .15 shares post reverse split of common stock and two redeemable warrants) traded on the National Association of Securities Dealers, Inc., Automatic Quotation System ("NASDAQ") from December 19, 1989, the effective date of the Company's Registration Statement on Form S-18, until August 27, 1992. At that time, the Company fell below the net asset requirement for continued listing and was subsequently disqualified. Since such date, the Company's securities have traded on the Electronic Bulletin Board maintained by NASDAQ. Prior to December 19, 1989, there was no market for the Company's securities. The table below sets forth the high and low closing bid prices for the common stock, redeemable warrants and units during the period January 1, 1995 to December 31, 1996, as reported on the Electronic Bulletin Board; and, as adjusted to take into effect a one-for-twenty reverse stock split effected on October 4, 1996. The Company's redeemable warrants and units expired on October 31, 1998 and there were no quotations for the warrants or units after such date. The quotations represent inter-dealer quotations without adjustment for retail mark-ups, mark-downs or commissions and may not represent actual transactions:

Period                        Common Stock                   Warrants                       Units
                          High           Low             High          Low            High          Low
1st Quarter 1996         $14.063        $5.938         $  0.050       $0.010         $1.625         $0.250

2nd Quarter 1996         $ 7.188        $4.688         $  0.010       $0.010         $1.000         $1.000

3rd Quarter 1996         $ 6.250        $2.813         $  0.010       $0.010         $1.000         $0.500

4th Quarter 1996         $ 4.063        $0.875         $  0.010       $0.010         $0.500         $0.500

1st Quarter 1997         $ 2.297        $0.875         $  0.010       $0.010         $0.500         $0.500

2nd Quarter 1997         $ 1.625        $0.625         $  0.010       $0.010         $0.500         $0.500

3rd Quarter 1997         $ 1.844        $0.813         $  0.010       $0.010         $0.500         $0.500

4th Quarter 1997         $ 1.750        $0.750         $  0.010            *         $0.500         $0.500

1st Quarter 1998         $ 1.468        $0.687         $  0.010            *         $0.500         $0.500

2nd Quarter 1998         $ 1.437        $0.828         $  0.010            *         $0.500         $0.500

3rd Quarter 1998         $ 1.000        $0.250         $  0.010            *         $0.500         $0.500

4th Quarter 1998         $ 0.250        $0.080         $0.000**            *             **             **

1st Quarter 1999         $  0.90        $ 0.34         $0.000**            *             **             **

2nd Quarter 1999         $  0.53        $ 0.33         $0.000**            *             **             **

3rd Quarter 1999         $  0.59        $ 0.33         $0.000**            *             **             **

*       Less than $ 0.010

**    The Company's redeemable warrants expired on October 31, 1998 and there were no quotations for the warrants after such date. There were no quotations for the units in the fourth quarter of 1998.

The above amounts have been retroactively adjusted for a 1 for 20 reverse stock split, which occurred on October 4, 1996.

     On November 30, 1999, the closing bid price for the common stock, as reported by the Over The Counter Electronic Bulletin Board, was $.39.

     At the close of business on November 30, 1999, there were approximately 512 holders of record of the common stock.

     The Company has not paid any dividends on the common stock since inception and intends to retain any future earnings for the development of its business. Future dividends on the common stock, if any, will be dependent upon the Company's earnings, financial condition, the dividend priority of any preferred shares and other relevant factors as determined by its Board of Directors.

     No dividends were paid on Series B Convertible Preferred Stock during 1996 or 1997. Cumulative unpaid dividends on the Series B Convertible Preferred Stock as of December 31, 1997 totaled $25,000. During August 1996, the holder of 500 of the then 1,500 issued and outstanding shares of Series B Convertible Preferred Stock converted his shares and all accrued dividends thereon into 2,500 shares of Common Stock (as adjusted for the reverse stock split effected in October 1996). The conversion of the Series B Preferred Shares was in accordance with the formula set forth in the Certificate of Designation for such security and the accrued dividends were converted at the market price for the Common Stock at the date of the conversion. In March 1996, the 672.5 shares of Series D Convertible Preferred Stock and all accrued dividends thereon were converted to Common Stock at $.375 per share ($7.50 as adjusted for the reverse stock split). All unpaid dividends on the preferred stock must be paid before dividends can be paid on the Common Stock.


                            SELECTED FINANCIAL DATA

     The following selected financial data for each of the periods presented for the two years in the period ended December 31, 1997 and 1998 are derived from, and should be read in conjunction with the Company's audited financial statements, and the Company's unaudited financial statements, including the notes thereto, for the nine month period ended September 30, 1999 and 1998, included elsewhere in this Prospectus.

Statement of Operations
                                                     Years Ended                      Nine Months Ended
                                                     December 31,                       September 30,
                                                     ------------                       -------------
                                                 1998            1997               1999               1998
                                                 ----            ----               ----               ----
Net sales                                $  2,861,392     $ 1,995,317        $ 1,851,685        $ 1,555,505

Gross profit (loss)                           985,073          98,907            690,032            604,098

Net income (loss)                          (4,258,005)        473,031            704,548         (3,338,990)

Net income (loss) allocable to common    $ (4,887,153)    $   167,282            704,548         (3,968,138)
 shareholders

Net income (loss) per share              $       (.66)    $       .03        $      (.05)       $      (.55)

Weighted average common shares              7,348,093       5,831,404         14,785,893          7,178,791


Consolidated Balance Sheet Data:
                                                       December 31,              September 30,
                                                   1998            1997              1999
  Working capital (deficit)                  $   (615,028)     $ 1,503,938       $ (296,151)
  Total assets                                  3,387,530        3,912,263        3,965,508
  Total liabilities                             3,026,795        1,634,266        3,377,117
  Stockholders' equity (deficit)               (1,704,265)       2,277,997          404,725

                MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

 Cautionary Statement for Purposes of "Safe Harbor Provisions" of the Private
                   Securities Litigation Reform Act of 1995.

Except for historical facts, all matters discussed in this prospectus, which are forward looking, involve a high degree of risk and uncertainty. Potential risks and uncertainties include, but are not limited to, competitive pressures from other food companies and within the grocery industry, the impact of quality problems experienced in 1996, difficulties encountered with the acquisition of Auburn Farms and Nature's Warehouse brands in 1996, the lack of adequate capital to fund continuing operations, economic conditions in the Company's primary markets and other uncertainties detailed from time-to-time in the Company's Securities and Exchange Commission filings.

YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

RESULTS OF OPERATIONS

     The past year has seen many exciting developments from Vitafort. Hollywood Partners, the Company's wholly owned subsidiary formed in late 1997, agreed to terms with Warner Bros. for the licensing rights to "The Wizard of Oz" for marshmallows, gummy candy, lollipops and collectors tins. The Company continued the development of "Peanut Squeeze," the first product in the category to be dispensed from a squeeze bottle. The Company's manufacturing partner in this endeavor is Haarmann & Reimer, a wholly owned subsidiary of Bayer AG. The direct distribution infrastructure has been improved dramatically from 1997, as new tier-one brokers have been appointed to represent the Company's products throughout the country. However, the most encouraging news of the year was the actual orders shipped to leading retailers such as: Wal-Mart, Sam's Club, Vons, Albertsons, Winn-Dixie, A&P and others. Management has focused throughout the year on establishing goodwill in the marketplace and the shipment of new products in 1998 to retailers across the country certainly helped validate the success of these efforts. Another important development this past year was the acquisition of Global International Sourcing, Inc. ("Global"). Global would be responsible for product sourcing and development. This would allow the balance of the management team to focus on the sales and marketing of these new products.

     After discontinuing both Fudgets and Caketts, the two brands that had provided the majority of the Company's sales over the prior two years, it became apparent that the first half of 1998 would be one of product development. Significant losses were incurred during this period, but three product lines were being prepared for launch in the second half of 1998 and the first half of 1999. The first rollout, "The Wizard of Oz" marshmallows shipped initial orders in late June. These fruit flavored marshmallows were the top selling product line of the Company in 1998 and hold great promise in 1999, as Hollywood Partners added white marshmallows to the mix. In the fourth quarter, Wal-Mart placed a $425,000 purchase order for "The Wizard of Oz" gummy candy and lollipop collectors' tins. These tins were presented for distribution in the third and fourth quarter of 1999. The Company test marketed "Juliette's Private Collection" cookies in the fourth quarter and looks to roll out additional distribution in 1999.

     The most significant product development of the year was the final stages of the development process for "Peanut Squeeze," the Company's entree into the peanut butter section. Management feels that this product launch has a tremendous opportunity to gain market share in this one billion-dollar category. "Peanut Squeeze" was introduced in the second quarter of 1999 at the FMI trade show in Chicago. Buckley/Friedman, a leading advertising agency, will handle the advertising, public relations and packaging design for the product. They will also assist management in the overall marketing direction of the product launch. Buckley/Friedman established itself as a leader in the field by initiating the marketing direction of Balance Bar that led to sales increases from 1.5 million to 80 million units.

     The manufacturing and product development aspects of the Company have been greatly improved over the past year with the relationships established in Mexico. These manufacturers have provided the

Company with innovative great tasting products that have resulted in new distribution and strong margins. Haarmann & Reimer will also play a significant role in the upcoming year as "Peanut Squeeze" is introduced and additional new items are developed. The Company will continue to source additional suppliers and products from around the world in the upcoming year to increase quality, lower costs and increase revenue. However, management feels the immediate opportunities in the marshmallow and peanut butter categories should provide the momentum needed to achieve critical mass.

NET SALES

     In 1998 the net sales of the Company were $2,861,392 compared to $1,995,317 in 1997. This increase of 43.4% was primarily due to the new product introductions of "The Wizard of Oz" brands products in the second half of 1998. "The Wizard of Oz" marshmallow line accounted for $1,320,624 and the "The Wizard of Oz" collectors' tins accounted for $422,275. Toast `N Jammers sales were $773,920 in 1998, an increase of 12.1% over the prior year. Caketts and Fudgets combined for 1997 revenues of $754,408, but, both brands were discontinued in 1998 due to the recurring quality control problems of the past and the damage done to both brands.

GROSS PROFIT

     Gross profit in 1998 was $985,073 or 34.4% of sales, compared to a gross profit of $98,907 in 1997 or 5.0% of sales. This increase of $886,166 was due to two significant factors. The gross profit margin of the new "The Wizard of Oz" brand products manufactured in Mexico provides a higher profit margin than the product mix from 1997 and the returns and allowances caused by the quality control problems associated with Keebler's manufacturing were greatly reduced from 1997 to 1998.

OPERATING EXPENSES

Research and Development

     In 1998, product development expenses were $362,770 compared to $337,806 in 1997, an increase of $24,964, or 7.4%.

Sales and Marketing

     The Company experienced an increase in sales and marketing expenses from $1,239,460 in 1997 to $2,035,125 in 1998. Part of this 64.2% increase was due to the additional sales and marketing costs associated with the acquisition of Global International in 1998, which accounted for $576,706 of the total cost. Additional cost increases included the commission and royalties paid to Warner Bros. for the licensing rights to "The Wizard of Oz" and the broker commission for selling these products. These licensing and commission expenses were $132,299 in 1998. There was also a 43% increase in promotional expenses from $116,393 in 1997 to $184,792 in 1998; this was due primarily to the off-invoice promotions of "The Wizard of Oz" marshmallows.

General and Administrative

     General and Administrative costs in 1997 were $2,672,946, compared to costs in 1998 of $2,557,890. This 4.3% decrease is primarily due to a reduction in consulting and professional services.

INCOME TAXES

    As of December 31, 1998, the Company had unused Federal and California net operating loss carryforwards of approximately $24,300,000 and $11,100,000, respectively, available to offset future Federal taxable income and future California taxable income. The unused net operating loss and credit carryforwards expire in various amounts through the year 2013. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2003.

    Net deferred tax assets of approximately $ 8,600,000 resulting from net operating losses have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be realized.

     Due to restrictions imposed by the Internal Revenue Code regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.

INTEREST INCOME AND EXPENSE

     Interest income was $39,591 in 1998 and $78,070 in 1997. The proceeds from the Keebler arbitration have been invested in short term government securities, which do not carry high interest rates, but are almost risk free. These proceeds have been used to fund the Company's operations in 1998.

     Interest expense was $221,547 in 1998 compared to $214,690 in 1997. In 1998, the amount of $143,549 was paid to Coast Business Bank as per the lending agreement. The initial agreement has been amended so that the minimum amount of monthly interest charged is based on a minimum borrowing base of $1,000,000 and an interest rate of 3% over the Bank of America NT-rate. The current agreement has been extended to April 1999, and the Company plans to negotiate new terms for the lending agreement. The balance of interest of $ 113,016 paid in 1998 relates to the cost of purchase order financing and various other notes given to suppliers.

LIQUIDITY AND CAPITAL RESOURCES                          December 31,
                                                       1998          1997
                                                       ----          ----
     Net Cash Provided By (Used In) Operations    $ (3,569,962)  $ 1,790,893
     Net Cash Used in Investing Activities            (282,164)     (214,095)
     Net Cash Provided By Financing Activities       2,556,739       433,371
     Working Capital (Deficit)                        (615,028)    1,503,758

     At December 31, 1998 the Company had cash of $903,649. This reflects a significant decrease from the prior year cash balance of $2,199,036. This decrease is due to the $4,258,005 operating loss suffered by the Company in 1998. This loss was financed by borrowings of approximately $2,100,000, proceeds of $499,000 from issuance of preferred shares, and approximately $750,000 realized from the issuance of common stock in exchange for services and in repayment of liabilities.

     The Company is continuing to improve its relationships with its brokers and customers (distributors), but the effort must be focused in accelerating the sales process to the Company to a break-even position. Although the vendor relationships are more stable, the Company may again jeopardize this area should the liquidity problem continue.

     The Company has suffered recurring losses from operations as of December 31, 1998. Although the Company has raised additional capital at the end of 1998 (see Note 15 to the Consolidated Financial Statements), it has not generated sufficient revenue-producing activity to sustain its operations. The Company's independent certified public accountants have included a modification to their opinion, which indicates there is substantial doubt about the Company's ability to continue as a going concern. See Note 2 to the Consolidated Financial Statements for additional information. The Company is attempting to raise additional capital to meet future working capital requirements, but may not be able to do so. Should the Company not be able to raise additional capital, it may have to severely curtail operations.

Three Months and Nine Months Ended September 30, 1999 and 1998
--------------------------------------------------------------

Results of Operations:

     In the third quarter, management achieved the objective that it had set in the second quarter as critical issues to resolve in order to establish a sound base for the launch of its new products. First, the network of food brokers was significantly improved with the appointment of Crossmark Sales and Marketing in several markets in the Midwest, Southeast and Southwest regions. As such, the Company increased its broker representation to over 85% of U.S. markets. At the beginning of the quarter, the broker coverage for Vitafort's products was less than 35%. Crossmark is one of the leading brokerage companies in the food industry and will provide the Vitafort sales team with the support needed to execute the upcoming distribution initiatives of the new product introductions.

     During the third quarter, the Company introduced its new "Peanut Squeeze" line, as well as the repackaged "The Wizard of Oz" marshmallows and a new white marshmallow, to ten major grocery and leading retail chains across the country. The initial reception of the product in the market place has been positive and reorders have already been received from Wal-Mart and other wholesalers.

     The new sales force is aggressively continuing its presentations of "Peanut Squeeze" and the repackaged marshmallows to supermarket chain buyers and is generating new distribution. The initial response to both the new package design and the while marshmallow has been very positive, as the Company recently shipped its initial orders to Albertsons and Save-mart. Management feels the Company has a tremendous opportunity in this category due to certain competitive advantages and market conditions, superior tasting white marshmallow, unique shapes and flavors, "The Wizard of Oz" branded strategy. Management notes that the category leader recently filed for bankruptcy protection under Chapter 11.

     Management believes that, with the combined rollout of "Peanut Squeeze" and "The Wizard of Oz," the Company will enjoy additional leverage and attention from both its brokers and retailers.

     Management believes that with the settlement of the Barbara's litigation, the increased logistics efficiencies, the improved broker representation and the continued rollout of the Company's two key product lines (Peanut Squeeze and The Wizard of Oz), the Company will experience significant increase in revenue in the upcoming months. However, no assurance can be given that difficulties will not be encountered and increases will in fact occur.

Net Revenues:

     For the three months ended September 30, 1999, net sales were $738,437 compared to $805,511 for the same period in 1998, a decrease of $67,074, or approximately 8%. This decrease in revenue was due to delay in the redesigning of the packaging for "The Wizard of Oz" marshmallows.

     For the nine months ended September 30, 1999, net sales were $1,851,685 compared to $1,555,505 for the same period in 1998, an increase of $296,180 or 19%. This was due primarily to sales of "Peanut Squeeze," the Companys' new product line.

Gross Profit:

     Gross profit decreased from $402,419 for the three months ended September 30, 1998 to $213,760 for the three months ended September 30, 1999, a decrease of $188,659 or 47%. Gross profit was 29% of net revenues for the quarter ended September 30, 1999, compared to 50% for the same period of 1998. This is due to start-up costs incurred as a result of the launch of "Peanut Squeeze."

     Gross profit increased from $604,098 for the nine months ended September 30, 1998 to $690,032 for the nine months ended September 30, 1999, an increase of $85,934 or 14%. The increase is due to the favorable mix of selling marshmallows and "Peanut Squeeze" which have lower cost of goods ratios.

Operating Expenses:

     Research and Development - Total expenses for product development in the three months ended September 30, 1999 were $34,159 compared to $140,667 for the same period in 1998, a decrease of $106,508 or 76%. This is in line with the Company's on-going strategy to source from existing manufacturers and use their internal research and technical staff to develop the new products.

     Research and Development - Total expenses for product development in the nine months ended September 30, 1999 were $56,315 compared to $280,251 for the same period in 1998, a decrease of $223,936 or 80%. This is in line with the Company's on-going strategy to source from existing manufacturers and use their internal research and technical staff to develop the new products.

Sales and Marketing:

     Total sales and marketing expenses for the three months ended September 30, 1999 were $496,873 compared to $621,708 for the three months ended September 30, 1998, a decrease of $124,835 or 20%. This decrease in expenses was primarily due to lower staffing costs and consultant expenses.

     Total sales and marketing expenses for the nine months ended September 30, 1999 were $1,279,950 compared to $1,368,052 for the nine months ended September 30, 1998, a decrease of $88,102 or 6%. This decrease in expenses was primarily due to lower staffing costs and consultant expenses.

General and Administrative:

     For the three months ended September 30, 1999, total general and administrative expenses were $520,616 compared to $647,295 for the same quarter ended September 30, 1998, a decrease of $126,679 or 20%. Significant cost reductions were primarily achieved in the following areas: wages, $74,000 due to reduction of staff; consultants, $50,000; legal and accounting, $15,000.

     For the nine months ended September 30, 1999, total general and administrative expenses were $1,394,384 compared to $2,121,027 for the same period ended September 30, 1998, a decrease of $726,743. Significant cost reductions were primarily achieved in the following areas: legal, $468,691, due to off balance sheet financing of a litigation; consultants, $290,810, as part of the cost reduction program.

Other Income (Expense):

     The interest expenses decreased from $50,911 for the same period in 1998 to $36,871 in the three months ended September 30, 1999, due to the forgiveness of interest accrued on a note payable to Terra Healthy Living, Ltd. ("Terra").

     Interest expenses increased from $149,202 for the same period in 1998 to $253,723 for the nine months ended September 30, 1999. This increase is due to higher costs of lines of credit required to fund the Company's working capital needs.

     Other income was $1,636,147 for the three months ended September 30, 1999, compared to $3,219 for the three months ended September 30, 1998. The increase of $1,632,928 is due to a partial forgiveness of debt by Terra Healthy Living, Ltd. of $1,521,225 of a note payable in the amount of $2,065,000 and to additional forgiveness of payables to vendors.

     Other income was $3,110,196 for the nine months ended September 30, 1999 is due primarily to a litigation recovery from Barbara's Bakery of $1,260,632 and the forgiveness of debt by vendors and consultants in the amount of $315,827. As of September 29, 1999, Terra forgave debt in the amount of $1,521,225 due to it by the Company. Although forgiveness of debt is normally presented as an extra-ordinary item, since Terra is a related party, generally accepted accounting principles requires the forgiveness to be recorded as a contribution to capital.

Liquidity and Capital Resources:

                                                               Nine Months Ended
                                                                   September 30,
                                                              1999               1998
                                                              ----               ----
Net Cash Used for Operations                           $     629,503       $  (2,938,595)
Net Cash Provided by Investing Activities                    104,058            (252,783)
Net Cash Provided by (Used in) Financing Activities          948,829           1,219,726
Working Capital (Deficit)                                   (296,151)           (615,028)

     The Company has introduced its new line of "Peanut Squeeze" as well as the repackaged "The Wizard of Oz" marshmallows. The initial reaction to these products has been favorable, as new distribution is being achieved and reorders have been received from existing customers. However, there is no guarantee that these products, once introduced in the market, will achieve the anticipated level of sales forecast by the Company nor reach the gross profit margin targeted by the Company for each of the products. In addition, while the Company's financial condition has improved over the past twelve months, there is no guarantee that new co-packers will provide the Company with credit terms. Nor is there any assurance that the Company will be able to meet its future cash obligations without additional external funding and improved sales. Neither additional financing nor improved sales can be guaranteed to occur in the future. While the Company has made significant improvement in rebuilding customer relationships, the process has been slow and costly, and there is no guarantee that these customers will purchase products from the Company with the same enthusiasm that they have in the past.

     The Company continues to suffer recurring losses from operations as of September 30, 1999 and has not generated sufficient revenue-producing activity to sustain its operations. The Company's independent certified public accountants have included a modification to their opinion, which indicates there is substantial doubt about the Company's ability to continue as a going concern. See "Note 5" to the consolidated financial statements for additional information. The Company is attempting to raise additional capital to meet future working capital requirements and launch new products, but may not be able to do so. Should the Company not be able to raise additional capital, it may have to curtail operations.

CREDIT FACILITY

     In August 1996, the Company entered into a revolving credit facility with Coast Business Credit, which provides a credit line of up to $4,000,000 subject to certain covenants. Advances made to the Company under the facility are based on a certain percentage of eligible accounts receivable, as defined, and a certain percentage of eligible inventory, as defined. The amount of inventory advances under the facility cannot exceed $500,000. The initial term of the facility ended August 1998, and has been extended to April 30, 1999. Advances under the facility bear an interest rate at prime at the Bank of America NT (7-3/4% at December 31, 1998) plus 3%, and are secured by a first priority lien on all of the Company's assets. Minimum interest charges are currently based on a minimum-borrowing base of $1,000,000 at the same interest rate per month.

     In June 1999, the Company paid off its line of credit, but the assets are still collateralized.

IMPACT OF INFLATION

     The Company believes that inflation has not had a material impact on its operations. However, substantial increases in material costs could adversely affect the operations of the Company for future periods.

YEAR 2000

     The Company's accounting software currently does not utilize a four-digit year field; however, the Company has been assured by the software manufacturer and independent consultants that all necessary modifications for the year 2000 have been or will be made and tested timely. The Company has been advised by a consultant that the hardware will be modified timely. The Company does not expect the cost of these modifications will have a material effect on its financial position or results of operations. The Company currently does not interact electronically with either customers, suppliers or other entities that could be impacted by Year 2000 issues. Should any of the Company's internal systems fail to achieve Year 2000 compliance, the Company's business and results of operations could be adversely impacted.

     The Company is in the process of contacting its key suppliers and other important parties with whom business occurs with respect to their year 2000 compliance. If inquiries of these key suppliers indicate they may have significant year 2000 issues, the Company will need to develop a contingency plan for obtaining supplies should those sources be interrupted. If year 2000 issues prevent these key suppliers from timely filling the Company's needs, and if alternative sources of such supplies or services are not readily available, the Company may be forced to curtail its operations. An extended interruption in the Company's operations would have a material adverse impact.

RECENT NEW ACCOUNTING STANDARDS

Disclosure of Information About Capital Structure

     Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," ("SFAS 129") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superceded by SFAS No. 128. The Company adopted SFAS No. 129 on December 15, 1997 and it did not have any effect on its financial position or results of operations.

Reporting Comprehensive Income

     Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS 130 on January 1, 1998 and it did not have any effect on its financial position or results of operations.

Disclosures About Segments Of An Enterprise And Related Information

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company adopted SFAS 131 on January 1, 1998, and it did not have any effect on its financial position or results of operations as the Company operates in one business segment. The Company is providing the other footnote disclosures required by SFAS 131.

DESCRIPTION OF THE BUSINESS.

GENERAL

     Vitafort International Corporation (the "Company" or "Vitafort" or "Registrant") was formed as a California corporation in 1986, and reincorporated as a Delaware corporation in 1989. Prior to May of 1993, Vitafort was in the business of formulating and developing value-added foods and beverages for third parties. In addition, the Company was also marketing branded seafood. In May of 1993, these businesses were discontinued due to lack of revenues and profit and later in the year the Company disposed of them. In the fall of 1993, the Company installed new management, who selected a new direction for the Company. Vitafort began developing fat free and low fat bakery snacks that would be marketed under Company owned trademarks.

     In the spring of 1994, Vitafort introduced its first branded product called Fudgets(TM), a single-serve fat free brownie with icing. Four flavors of Fudgets were marketed throughout 1994 and 1995. In the spring of 1995, the Company introduced double chocolate, cappuccino and peanut flavor Fudgets in a multi-pack of five individually wrapped 1.4 oz., packages. In the latter part of 1995, Vitafort signed a co-packing agreement with The Keebler Company ("Keebler") and began the marketing introduction of four flavors of fat free cakes called Caketts(TM) In the fourth quarter of 1995, as the Company was completing the final stages of its financing, the Company put in place the distribution infrastructure that would support the roll out of these seven new flavors of Fudgets and Caketts. In addition, the Company began the manufacture of Fudgets at Michel's Bakery.

     During the second quarter of 1996, the Company made a strategic acquisition of the intangibles of Auburn Farms, a successful national food distributor. These intangibles included the right to market successful breakfast pastry, fig bars and healthy cookie products. During the same quarter, the Company experienced mold on Caketts made at Keebler and the Fudgets at Michel's Bakery.

     In 1996, Vitafort sought to promote the brands acquired from Auburn Farms both because they were historically successful and because its distribution network required good quality product. The quality problems experienced with product produced by Keebler made it imperative that Vitafort successfully introduce the Auburn Farms products to sustain its distribution network. Unfortunately, the Company's efforts to do so were impeded by the refusal of Auburn Farms' contract manufacturer (New Life Bakery) to produce that product pursuant to contract, and by the conduct of Barbara's Bakery. The Company believes that Barbara's and New Life entered into an illegal agreement whereby New Life illegally made the Auburn Farms' products for Barbara's and Barbara's misrepresented the source and origin of this product to distributors by falsely claiming exclusive distribution rights. The Company believes that Barbara's marketed the imitation products in a confusingly similar manner.

     During the third quarter of 1996, the Company shipped orders of Caketts and Fudgets produced by its new co-packer. However, complaints from retailers about mold on products produced by Keebler (Caketts) and Michel's (Fudgets) continued. By December the Company learned that the damage to the consumer acceptance of these brands caused by the defective product already shipped was greater than previously realized. As a result, fourth quarter sales were significantly adversely affected and costs relating to this problem were much greater than previously anticipated.

     By early 1998, it had become apparent that the severe damage done to both Caketts and Fudgets was irreversible and both lines would have to be discontinued. The acquisition of the Auburn Farms and Nature's Warehouse brands in 1996 did provide the sales team with products to sell and market in 1998. However, these brands had also been damaged due to the disruption of business created by Barbara's Bakery.

     The Company now believes that the conduct of Barbara's and New Life described above not only foreclosed it from successfully distributing the Auburn Farms product, but also caused Vitafort to suffer the loss of most of its distributor network. The Company believes that this network would have survived the mold problems with products produced at Keebler had Vitafort been able to offer a viable alternative, i.e., the Auburn Farms products, without the market confusion and apparently illegal sales by Barbara's of imitation products.

     The Company filed an arbitration proceeding against Keebler related to the mold and a lawsuit against Barbara's Bakery and New Life in federal court related to the unfair competition. In 1997, the Company was awarded and received approximately $6,750,000 from Keebler in that arbitration proceeding. These damages did not include lost profits and lost business opportunities related to the Auburn Farms products. The Auburn Farms case is set for a jury trial in May 2000. The Company expects that it will request an award of approximately $10 million in compensatory damages and significantly more in punitive and other damages. See Legal Proceedings for further discussion.

     The need for new products led the Company to the acquisition of Global International Sourcing and the formation of Hollywood Partners in 1998. The mission of Hollywood Partners was to develop unique snacks that could utilize the brand equity of intellectual property rights of established licenses. Global's mission was to source new innovative products from around the world and negotiate favorable co-packing agreements for the Company. The first products sourced through Global were the Company's line of fruit flavor marshmallows, which the Company markets under "The Wizard of Oz" brand. This license was secured by Hollywood Partners through Warner Bros. and introduced at the All Candy Expo in Chicago in late June. In addition, Hollywood Partners has also secured the rights for "The Wizard of Oz" brand for collectors tins filled with both gummy candy and lollipops. This product was introduced in the fourth quarter at Wal-Mart, with a $425,000 purchase order.

     Throughout the year the sales team continued to re-build the infrastructure that would support the rollout of these products. New brokers were hired to represent the Company to retailers across the country. However, there was still considerable damage to repair, especially among the distributors that had handled both Auburn Farms and Vitafort products. Management decided to focus the resources of the sales team towards gaining distribution of marshmallows, which is a category that sells directly to the retailer, rather than through a distributor. This allowed for immediate distribution of "The Wizard of Oz" brand marshmallows into thousands of stores in the third and fourth quarter of 1998. These chains included; Vons, Bi-Lo, H.E. Butt, Albertsons, Winn Dixie, A&P, Super Fresh, Walbaums, Pamida, Fleming, Wakefern, Big Y and many others.

     Although management believes that the Company's products are unique and are superior in taste to competitively available products, the food industry is characterized by the continual development of new products employing various new technologies and processes. Additionally, the Company must overcome the negative goodwill associated with the defective products produced by its former co-packers. Accordingly, no assurance can be given that new products will not be developed and marketed, which are superior to the Company's products in taste, texture and feel and or that the Company's products will achieve or maintain reasonable levels of market acceptance.

GOVERNMENTAL REGULATION

     In general, production, packaging, processing and labeling of food and beverage products are subject to various federal and state regulations. The Company relies upon the experience and expertise of its co-packers to assure compliance with applicable federal and state regulations. The Company believes that it is in compliance with all applicable governmental regulations.

RESEARCH AND DEVELOPMENT

     The Company has modified its research and development strategies from prior years. In the past, the Company retained highly trained technical support professionals to independently develop formulations and work with contract manufacturers to bring the products to market readiness. The strategy moving forward in 1999 and beyond is to work with manufacturers from the outset and utilize their internal research and technical staff to develop new products. In addition, the Company will also work closely with ingredient suppliers such as Haarmann & Reimer to develop new innovative products, especially in the value-added neutraceutical category. This strategy will reduce research and development costs in the future and allow the Company to focus its resources on the sales and marketing of new products. Research and development expenses were $362,770 in 1998 and $337,806 in 1997.

COMPETITION

     The Company is engaged in the highly competitive health food marketplace. There are numerous companies with financial and business resources far greater than Vitafort who are currently marketing competitive products. The Company seeks to compete based on the unique taste, texture and quality of its products and by obtaining recognition for its trademarks and licenses.

     The Vitafort brands compete within different categories and with different products depending upon the class of trade and placement within retail outlets. The chart below details the Company's product lines and identifies the competitors within the classes of trade.

------------------------------------------------------------------------------------------------------------
VITAFORT BRAND               CLASS OF TRADE         PRINCIPAL COMPETITION              MARKET NICHE
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Juliette's Private       Natural foods and        There is no known direct    Appeal to those consumers who
   Collection            grocery stores.          competition for boxed low   are not willing to sacrifice
Chocolate Truffles                                fat chocolate cream         the taste of real chocolates,
                                                  candies.                    but demand a nutritional
                                                                              profile that provides lower
                                                                              fat than traditional
                                                                              chocolates.
------------------------------------------------------------------------------------------------------------
Juliette's Private       Natural foods and        Westbrae,                   Appeal to consumers who want
  Collection             grocery stores.          Pepperidge Farms,           a premium cookie with great
Super Premium Cookies                             Barbara's,                  taste and just the right
                                                  Pamela's                    amount of fat to ensure great
                                                                              taste.
------------------------------------------------------------------------------------------------------------
Toast `N Jammers Low     Natural food stores,     Health Valley Healthy       Toast `N Jammers may have a
 Fat Toaster Pastries    grocery stores and       Tarts, and Natures'         competitive edge in taste and
                         club stores.             Choice Toaster Pastries     all natural ingredients, but
                                                                              has been injured by unfair
                                                                              competition.
------------------------------------------------------------------------------------------------------------
Jammers Fat Free         Natural foods and        Health Valley Cookies,      The brand has been injured by
Cookies and Brownies     grocery stores.          Westbrae Cookies,           unfair competition.
                                                  Heaven Scent Cookies,
                                                  Barbara's Cookies,
                                                  Pamela's Cookies,
                                                  Frookies Cookies & Brownies,
                                                  Greenfield's Brownies
------------------------------------------------------------------------------------------------------------
The Wizard of Oz         Grocery, mass            None flavored               Flavored marshmallow snack to
Marshmallows             merchants, club and                                  be used as an ingredient or
                         discount drug stores                                 everyday snack.
------------------------------------------------------------------------------------------------------------
The Wizard of Oz         Grocery, mass            Exclusive license, other    Presenting for sales in the
Gummy Candies            merchants, club and      candy tins available        3rd and 4/th/ quarter tied to
                         discount drug stores     during the holidays.        Fall video release and 60/th/
                                                                              anniversary.
------------------------------------------------------------------------------------------------------------
The Wizard of Oz         Grocery, mass            Exclusive license, other    Presenting for sales in the
Lollipops                merchants, club and      candy tins available        3rd and 4/th/ quarter tied to
                         discount drug stores     during the holidays.        Fall video release and 60/th/
                                                                              anniversary
------------------------------------------------------------------------------------------------------------

ENVIRONMENTAL REGULATION AND SEASONALITY

     Management believes that the costs associated with compliance with environmental regulations do not at this time impose a significant burden upon the Company's operations. Any change in that burden, however, could adversely impact the Company. Management does not believe that the Company's business is seasonal to any significant extent.

EMPLOYEES

     As of November 30, 1999, the Company had 10 employees of whom 3 were executive officers, 1 was engaged in sales and marketing, and 6 were clerical and administrative.

DESCRIPTION OF PROPERTY

     The Company's principal executive office consists of 3,921 rentable square feet located at 1800 Avenue of the Stars, Los Angeles, California, which was leased pursuant to a three-year lease which expired August 31, 1997. The Company entered into an Assignment and Assumption of Lease with Hollywood Partners, Inc. and a two-year 1st Amendment and Lease Extension Agreement with the landlord changing the name of the new tenant to Hollywood Partners. The base rent under said lease extension is $87,000 for the first year of the term; and $88,800 for the second year of the term. The Company is now sharing the space with Hollywood Partners.com and sub-leasing half of the space at a base monthly rate of $3,625 per month. The Company believes that it could find adequate space at similar cost were it required to do so. The Company believes its current facilities are suitable for its needs.


LEGAL PROCEEDINGS

     In December 1994, Lloyd Gauntt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants were the Company and its then Chief Executive Officer, Steve Westlund. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and associated persons must be submitted to arbitration. The Plaintiff appealed that ruling and the appellate court affirmed the lower court ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action in the event the plaintiff seeks to pursue the arbitration. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff `s losses might be as little as $15,000.

     In April, 1997, the Company agreed in principle with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender"), in which Donald Wohl, a Director of the Company at the time, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection with the Company's arbitration against The Keebler Company. The loan was evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company did not realize any net proceeds from the arbitration, the Loan would be canceled and the Lender would receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan was repaid through the application of the net proceeds of the arbitration, the Lender would receive warrants for the purchase of 200,000 shares of Common Stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds, but not less than $100,000; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders. A second proposal, from another source, contained terms which would have required the Company to pay $2,050,000 in fees based on the actual award, repay the $300,000 advance, and be granted a warrant for 1,000,000 shares of the Company's common stock at an exercise price of $1.00. The loan amount of $300,000 was repaid upon settlement of the litigation in June 1997 and receipt of funds in July 1997, plus $1,236,883 in conformity with the agreed upon formula, plus a warrant for 200,000 shares of the Company's common stock at a $0.01 per share.

     In connection with the acquisition of assets of Auburn Farms, Inc., ("AFI") in 1996, the Company acquired the intellectual property and certain claims of AFI. In May 1996, the Company filed an action in federal court alleging Lanham Act violations, misappropriation of trade secrets, unfair competition, conspiracy and related claims arising out of misappropriation of Auburn Farms' principal products by Auburn Farms co-packer, New Life Bakery ("New Life") and a principal competitor, Barbara's Bakery ("Barbara's").

     On August 3, 1999, the Company entered into litigation settlement agreements with Barbara's Bakery, Inc. ("Barbara's Bakery"), New Life Bakery, Inc. ("New Life"), Gil Pritchard, David Marson, James Marson, and Kim Walters (collectively the "Defendants") and resolved the Company's disputes with its insurers over coverage for Defendants' counterclaims against the Company and Mark Beychok. The lawsuit alleged that Barbara's Bakery had violated the Federal Lanham Act, and the California Unfair Competition Act, by improperly marketing toaster pastries, fruit juice sweetened cookies, and fig bars, and that New Life Bakery had breached an agreement with Auburn Farms, Inc., whose claims Vitafort purchased in 1996. Barbara's Bakery further agreed to withdraw from the toaster pastry business by discontinuing its Nature's Choice Toaster Pastry line by no later than November 30, 1999. Vitafort had secured up to $800,000 in off balance sheet financing for the litigation against New Life and Barbara's Bakery, including $600,000 from an investment partnership, Auburn Farms Vindication Partners, LLC, for the purpose of paying the legal fees and expenses of the pending litigation. The fee arrangement included a limited, partial contingency arrangement with the Chicago-based law firm of Jenner & Block. After paying attorneys' fees and making payments to outside investors who funded the litigation, the Company has received approximately $1,200,000. Each party to the litigation denies all liability and wrongdoing in connection with the claims asserted in the pending litigation. The Company intends to use the proceeds of the settlement towards its working capital requirements.

     In addition to the items discussed in this note, the Company is a party to legal proceedings (which generally relate to disputes between the Company and its suppliers or customers regarding payment for products sold or supplied) are typical for a company of its size and scope and financial condition, and that none of these proceedings are believed to be material to its financial condition or results of operations.


SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of shareholders during 1998.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH
SECTION 16(a) OF THE EXCHANGE ACT

     The directors and executive officers of the Company are as follows:

Name                         Age                Positions Held
-------------------------    ---    ---------------------------------------
Mark Beychok                  42    President, CEO, CFO and a Director
Benjamin Tabatchnick          46    Director
John Coppolino                39    Executive Vice President and a Director
Valerie A. Broadbent          60    Secretary

     Mark Beychok was elected President and a Director of the Company in
     ------------
September of 1993, and has been Chief Executive Officer since February 1995. Mr. Beychok is a private investor with fifteen years experience in the food industry as an owner and operator of various food manufacturing, marketing and distribution companies. Mr. Beychok graduated in 1979 from the Haas Business School at the University of California (Berkeley).

     Benjamin Tabatchnick was elected a Director of the Company in
     --------------------
February 1997. Since January 1990, Mr. Tabatchnick has owned and operated Tabatchnick's Fine Foods (and predecessors), a privately held concern, which manufactures and distributes its own trademarked line of frozen soups, and manufactures frozen and refrigerated foods for others on a contract basis.

     John Coppolino was elected a Director in February 1999.  Mr. Coppolino
     --------------
began as Director of Sales in 1994 and became Executive Vice President during September 1997. Mr. Coppolino has over ten years experience in the food industry, including experience as a food broker and in product manufacture. Mr. Coppolino graduated from the Pennsylvania State University School of Business in 1983 with a degree in Business Logistics.

     Valerie A. Broadbent was elected as Secretary of the Company in
     --------------------
February 1999. Ms. Broadbent began as Assistant to the COO/CFO in October 1997 and became Executive Administrator in February 1999. Ms. Broadbent has over twenty-five years experience working in corporate administration and as executive assistant to senior management for both public and private companies.



EXECUTIVE COMPENSATION

     On December 1, 1993, the Company entered into a three-year employment agreement with Mark Beychok which provided for an annual base salary of $150,000, the grant of an option to purchase 100,000 shares of common stock at $5.00 per share (as adjusted for the reverse stock split effected in 1996), and $1,000,000 of life insurance, the proceeds of which will be split equally between the employee's beneficiary and the Company. In December 1995, in recognition of Mr. Beychok's deferral of his compensation during 1995 and his assuming additional responsibilities within the Company, Mr. Beychok's employment agreement was amended to grant him an additional 62,500 five-year options with an exercise price of $3.00 (as adjusted for the reverse stock split effected in 1996), a price equal to the offering price in the Company's then on-going private placement. In November 1995, Mr. Beychok agreed to convert his accrued salary to stock and options on the same terms as the Company's on-going equity bridge financing. The Company's Board of Directors approved this transaction in December 1995. In such connection, Mr. Beychok converted $45,821 of accrued salary into 19,092 shares; 9,547 options with an exercise price of $4.50; and 9,547 options with an exercise price of $6.00. In September 1997, Mr. Beychok entered into a new employment agreement ("Agreement") with the Company for three years. Under the Agreement, Mr. Beychok receives an annual base salary of $150,000 and was granted options for 450,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, March 3, 1999, September 3, 1999, and March 3, 2000. In May 1997 the price of all options other than those related to the private placement were repriced to $0.91. In November 1998 the price of all options other than those related to the private placement were repriced to $0.10. In September 1997 Mr. Beychok was given a successful litigation reward of $51,535 plus 100,000 shares of common stock at fair market value of $1.00.

     In August 1996, the Company entered into an employment agreement with John Coppolino, which was dated January 1, 1996. Under his agreement, which is for a one year term, with two one year renewal terms at the option of the Company, Mr. Coppolino received an initial salary of $102,000; and, is entitled to annual increases of 5-6% based on increases in the cost of living.
Mr. Coppolino's employment agreement provided for the grant of 225,000 options, expiring December 31, 2000 for the purchase of common stock at $3.00 (as adjusted for the reverse stock split effected in October 1996). Of these options: (i) 56,250 have vested (ii) 56,250 have lapsed and (iii) 56,250 will vest on each of January 1, 1998 and January 1, 1999, subject to the Company meeting certain performance criteria. In May 1997 the Board of Directors reduced the option price of all unlapsed options to $0.91 and removed the vesting requirement. In September 1997, Mr. Coppolino entered into a new employment agreement ("Agreement") with the Company for two years. Under the Agreement, Mr. Coppolino receives an annual base salary of $120,000, and was granted options for 300,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, and March 3, 1999. In November 1998 the price of all options were repriced to $0.10. In September 1997, Mr. Coppolino was given a successful litigation reward of $25,000, forgiveness of debt of $25,000, plus 25,000 shares of common stock at $1.00, being the fair market value at the date of the award.

     The following table sets forth certain information with respect to the compensation paid by the Company to Messrs. Beychok and Coppolino (the "named individuals") during 1998, 1997 and 1996:


                           SUMMARY COMPENSATION TABLE
                           --------------------------

Principal Position                                          All Other Annual
& Name                      Year   Salary       Other        Compensation
CEO / President
Mark Beychok                1998   $150,000    $      -        $ 28,317 (1)
                            1997    150,000      12,500  (2)   $102,467 (3)
                            1996    137,500      12,500  (4)      8,864 (5)

Executive Vice President
John Coppolino              1998   $120,000    $      -        $ 19,003 (6)
                            1997    120,000      20,750  (7)     59,000 (8)
                            1996     87,500      14,500  (9)      9,000 (10)

(1)  Comprised of $15,600 car allowance and accrued vacation of $12,717.
(2)  A portion of Mr. Beychok's salary was deferred in 1996 and paid in 1997.
(3) Comprised of $9,584 car allowance, accrued vacation of $41,348, plus $51,535 as a successful litigation reward.
(4)  A portion of Mr. Beychok's salary was deferred in 1995 and paid in 1996.
(5)  Comprised of $8,204 car allowance and $660 in medical insurance benefits.
(6)  Comprised of $9,000 car allowance and accrued vacation of $10,003.
(7) A portion of Mr. Coppolino's salary, $15,500, and car allowance, $5,250, were deferred in 1996 and paid in 1997.
(8) Comprised of $9,000 car allowance and $50,000 as a successful litigation reward.
(9) Mr. Coppolino deferred a portion of his salary and exercised stock options in 1996.
(10) Comprised of $9,000 car allowance.


STOCK OPTION PLAN

     The Company adopted its 1989 Stock Option Plan (the "1989 Plan") pursuant to which 12,500 shares of common stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. Options granted under the 1989 Plan may, at the discretion of the Board, be incentive stock options ("ISO's") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), or non-incentive stock options. In June 1991, the Board of Directors approved an increase in the number of options available for grant under the 1989 Plan to 50,000 (as adjusted for the reverse stock split effected in 1996). No options are outstanding under this plan.

     In 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") pursuant to which 2,000,000 shares of Common Stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. The 1995 Plan is similar to the 1989 Plan in many respects and in the discussion below, each is referred to as a "Plan" and they are collectively referred to as the "Plans".

     Under the terms of the Plans, all directors, officers and key employees of, and consultants to, the Company and all its subsidiaries are eligible for option grants. The Board determines, at its discretion, which persons will receive option grants, the number of shares subject to each option, the exercise price, which may not be less than the par value of the shares subject to the option, except that in the case of ISO's, the exercise price must be at least one hundred percent (100%) of the fair market value of the optioned shares on the date of grant, or one hundred and ten percent (110%) of such fair market value if the optionee is the owner of more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Company (a "10% Holder"), and the term (which may not be more than ten (10) years from the date of grant, or five (5) years in the case of an ISO granted to a 10% holder) thereof. The Plans permit options granted thereunder to be exercised by the tender of shares of common stock having a fair market value equal to the exercise price of such option.

     Options granted under the Plans may, at the discretion of the Board, be exercisable upon the tender of cash equal in amount to the aggregate par value of the shares covered by such options, together with a one-year note bearing interest at the "applicable federal rate" (as defined in the Code) and providing for a required prepayment upon any disposition of the acquired shares. Presently, the Board does not have a stock option committee.

     During 1995 Mr. Beychok was granted an aggregate of 687,500 options under the 1995 Plan with an exercise price of $3.00 (as adjusted for the reverse stock split effected in October 1996). The exercise price of these options was reduced to $0.91 in May 1997. In November 1998, the Company reduced the exercise price of all outstanding options held by officers and directors to $.10, the then market price of the Company's common stock.

     The following chart sets forth the options granted to directors and officers in 1998:

-----------------------------------------------------------------------------------------------------------------
                                            Percent of                                  Potential realized value
                            Number of           total                                   at assumed annual rate of
                             securities     options/SARs      Exercise                   appreciation for option
                            underlying       granted to        of base                             term
                             options/       employees in        price      Expiration
Name                        SARs granted      fiscal year      ($/Share)       Date                5%      10%
-----------------------------------------------------------------------------------------------------------------
Benjamin Tabatchnick              50,000              5.6%       $ 0.10      02/17/02           823         1,735
-----------------------------------------------------------------------------------------------------------------
Paul Cowen *                      50,000              5.6%       $ 0.10      01/29/03         1,103         2,381
-----------------------------------------------------------------------------------------------------------------
Paul Cowen *                     150,000             17.1%       $ 0.10      04/30/01         1,814         3,749
-----------------------------------------------------------------------------------------------------------------
Valerie Broadbent                 21,000              2.4%       $0.085      01/29/03           394           850
-----------------------------------------------------------------------------------------------------------------
Valerie Broadbent                 54,000              6.1%       $0.085      10/29/03         1,013         2,186
-----------------------------------------------------------------------------------------------------------------

* Mr. Cowen was a director of the Company from January 1998 until June 30, 1999.

     The following chart sets forth certain information with respect to options/warrants outstanding at December 31, 1998 to the named individuals:

------------------------------------------------------------------------------------------------------
                                                       Number of  Securities     Value of Unexercised
                                                       Underlying                In-the-Money
                                                       Unexercised               Options/SAR's at
                            Shares                     Options/SARs at           FY-End
                            Acquired on      Value     FY-End Exercisable/       Exercisable/
Name                        Exercise         Realized  Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------
Mark Beychok                  -0-            $ -0-       1,155,625/225,000       $ 346,688 / $  67,500
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John Coppolino                -0-            $ -0-          493,750/75,000       $ 139,125 / $  22,500
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Benjamin Tabatchnick          -0-            $ -0-         150,000/100,000       $  45,000 / $  30,000
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Paul Cowen *                  -0-            $ -0-         100,000/100,000       $  30,000 / $  30,000
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Valerie Broadbent             -0-            $ -0-           50,000/25,000       $ 15,750 /  $   7,875
------------------------------------------------------------------------------------------------------

* Mr. Cowen was a director of the Company from January 1998 until June 30, 1999.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the ownership of the common stock by each director and by entities or persons known to the Company to own beneficially in excess of 5% of such stock and by all officers and directors as a group, as of December 31, 1998. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws.

Name and Address                           Number of Shares    Percentage of
of Beneficial Owner                         of Common Stock      Beneficial
Identity of Group                         Beneficially Owned     Ownership
------------------                        ------------------     ---------
Mark Beychok (1)                                1,555,625 (2)        5.9%

Benjamin Tabatchnick (1)                          100,000 (3)         .5%

John Coppolino (1)                                493,750 (4)        2.5%

Valerie A. Broadbent (1)                           50,000 (5)         .2%

Terra Healthy Living, Ltd.                      5,733,743 (6)       29.2%

All directors and officers as a group.
(4 persons) (2)(3)(4) and (5)                   2,199,375            9.1%

(1) The address of these persons is 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067.

(2) Includes (i) 62,500 shares underlying a currently exercisable option with an exercise price of $0.10 per share, which expires on December 16, 2000; (ii) 15,000 shares underlying a currently exercisable option with an exercise price of $0.10 per share which expires on September 29, 1999; (iii) 100,000 shares underlying a currently exercisable option with an exercise price of $0.10 per share which expires on November 15, 1999; (iv) 150,000 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.10 per share; (v) 403,125 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.10 per share; (vi) 100,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on June 16, 2002; (vii) 100,000 shares underlying a currently exercisable option with an exercise price of $.10 which expires on December 31, 2002; and (viii) 225,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires September 1, 2002 and does not include 225,000 shares underlying options which are not currently exercisable with an exercise price of $0.10 expiring September 1, 2002.

(3) Mr. Tabatchnick holds a currently exercisable option for the purchase of 50,000 shares at $0.10 granted in 1998. Mr. Tabatchnick holds a currently exercisable option for an additional 50,000 shares at $0.10 granted in 1997, and has entered into a consulting agreement which provides for the issuance of 50,000 shares, subject to forfeiture if certain performance standards relating to sales into certain markets are not met.

(4) Includes (i) 168,750 shares underlying a currently exercisable option with an exercise price of $0.10 per share, which expires on December 16, 2000; (ii) 70,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on June 16, 2002; (iii) 225,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on September 1, 2002; and does not include (iv) 75,000 shares with an exercise price of $0.10 which are not currently exercisable expiring September 1, 2002.

(5) Includes (i) 21,000 shares underlying a currently exercisable option with an exercise price of $0.085 per share, which expire on January 29, 2003; (ii) 4,000 shares underlying a currently exercisable option with an exercise price of $0.085 which expire on October 29, 2003; (iii) 25,000 shares with a currently exercisable price of $0.085 which expire on October 29, 2003. It does not include 25,000 shares with an exercise price of $.085, which are not currently exercisable, expiring October 29, 2003.

(6) Includes 500,000 shares underlying an option with an exercise price of $.25 per share which expires in December 2004. Includes 2,000,000 shares which are subject to redemption by the Company pursuant to an agreement. See "Certain Relationships and Related Transactions." The foregoing is based upon a report on
Schedule 13D filed by Terra Healthy Living, Ltd. on February 8, 1999.

     The following table sets forth the ownership of the Series B Preferred Stock by each director and by each entity or person known to the Company to own beneficially in excess of 5% of such class of stock and by all officers and directors as a group. To the Company's knowledge, all stockholders have sole voting and investment power with respect to the shares listed as owned by them, subject to applicable community property laws.

------------------------------------------------------------------------------------------------------
Title of Class                 Name and Address of                       Number of        Percentage
                               Beneficial Owner                          Shares Owned       Of Class
------------------------------------------------------------------------------------------------------
                               Thomas Von Ledersteger
Series B Preferred Stock       23 Chemin des Meandres                        500             50%
                               CH-1287 Laconnex/GE, Switzerland
------------------------------------------------------------------------------------------------------
                               Pictet et CIE
Series B. Preferred Stock      29 Boulevard Georges Favon                    500             50%
                               CH-1211 Geneva, Switzerland
------------------------------------------------------------------------------------------------------
                               All officers and directors as a group
Series B Preferred Stock       (5 persons)                                     0              0%
------------------------------------------------------------------------------------------------------
1997 Series A                  All officers and directors as a group
Preferred Stock                (5persons)                                      0              0%
------------------------------------------------------------------------------------------------------


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has employment agreements with Mark Beychok and John Coppolino, and had employment agreements, consulting agreements and settlement agreements with certain of its former officers. See "Management - Executive Compensation."

     In April, 1997, the Company agreed in principle with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender), in which Donald Wohl, a Director of the Company at the time, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection with the Company's arbitration against The Keebler Company. The loan was evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company did not realize any net proceeds from the arbitration, the Loan would be canceled and the Lender would receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan was repaid through the application of the net proceeds of the arbitration, the Lender would receive warrants for the purchase of 200,000 shares of Common Stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds, but not less than $100,000; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders. A second proposal, from another source, contained terms which would have required the Company to pay $2,050,000 in fees based on the actual award, repay the $300,000 advance, and be granted a warrant for 1,000,000 shares of the Company's common stock at an exercise price of $1.00. The loan amount of $300,000 was repaid upon settlement of the litigation in June 1997 and receipt of funds in July 1997, plus $1,236,883 in conformity with the agreed upon formula, plus a warrant for 200,000 shares of the Company's common stock at a $0.01 per share. See Note 16 to the Consolidated Financial Statements for the recording of the entire transaction.

     The Company entered into a one year consulting agreement with Benjamin Tabatchnick, a Director of the Company, on April 1, 1997. Mr. Tabatchnick, in exchange for 50,000 shares of the Company's common stock plus 2% of the new sales endeavors in the school and food service business areas, agreed to assist the Company in developing programs, formulations, marketing and sales in the above mentioned business areas.

     The Company granted options in 1997 for 50,000 shares to Paul S. Hermis who was then a Director of the Company. Mr. Hermis resigned as a Director on February 21, 1998.

     On January 22, 1999, the Company completed the Closing under a series of agreements including a Common Stock Purchase Agreement (the "CSPA"), dated as of December 30, 1998, by and among the Company; Terra Healthy Living, Ltd, a B.V.I. corporation ("Terra"); Sovereign Partners, a Connecticut limited partnership ("Sov"); and Dominion Capital Fund, Ltd., a Bahamian corporation ("Dom"). All of the transactions contemplated by the CSPA were deemed to have occurred on December 31, 1998. Pursuant to the CSPA:

     Terra acquired 2,712,843 shares of the Company's common stock from Sov and Dom for $235,000. Such shares were issued upon the conversion by Sov and Dom of an aggregate of 235 shares of the Company's 1997 Series A Convertible Preferred Stock ("Series A Preferred").

     The Company borrowed $2,065,000 from Terra pursuant to a Promissory Note With Warrant and Registration Rights (the "Terra Note"). The Terra Note is a five year note bearing interest at 6% per annum. Interest on the Terra Note is payable annually. The Terra Note provided for the issuance to Terra of a five year warrant (the "Terra Warrant") for the purchase of 500,000 shares of the Company's common stock at $.25 per share. The Terra Note further provides that the first year's interest on the Terra Note shall be applied to the partial exercise of the Terra Warrant. The Company and Terra have entered into a Registration Rights Agreement requiring the registration under the Securities Act of 1933, as amended (the "Act") of the securities issuable upon exercise of the Terra Warrant.

     The Company applied the $2,065,000 proceeds of the Terra Note to redeem all 1,351 remaining shares of Series A Preferred held by Sov and Dom as well as a convertible debenture in the amount of $548,352 held by Dom pursuant to an Agreement and Consent to Redeem Series A Preferred Stock and Debentures (the "Redemption Agreement").

     The aggregate of $2,300,000 paid by Terra in connection with its purchase of the 2,712,843 shares of the Company's common stock from Sov and Dom and in connection with the Terra Note was satisfied through the delivery to Sov and Dom of marketable securities having a value of $2,300,000. Under the CSPA, Terra made certain assurances to Sov and Dom and assumed certain obligations to assure that Sov and Dom would realize $2,300,000 on the sale of the marketable securities including the delivery of additional securities to them.

     The Company borrowed $300,000 from each of Sov and Dom pursuant to a non-negotiable nine month promissory note bearing interest at 8% per annum (the "Sov Note" and the "Dom Note"). These notes provide for their repayment, at the option of the Company, in free trading registered common stock which shall be valued at the then market for such stock. The Sov Note and the Dom Note provide for the issuance to each of Sov and Dom of 60,000 warrants which expire on December 31, 2003, half of which are exercisable at $.40 and half of which are exercisable at $.25. If the Company repays the Sov Note or the Dom Note with common stock, then the exercise price of the $.25 warrant is reduced to $.01. The Company entered into a Registration Rights Agreement with Sov and Dom.

     The CSPA granted the Company the right to redeem up to 2,000,000 of the shares of its common stock acquired by Terra through June 30, 2000 based upon a formula related to the market price of the common stock at the time of conversion.

     The Company issued 571,232 shares of its common stock to Sov in connection with the prior conversion of 40 shares of Series A Preferred Stock.

     In December 1998, the Company sold 1,000,000 shares to Terra Healthy Living, Ltd., a principal stockholder, for $250,000 (or $.25 per share) which was paid by delivery to the Company of marketable securities. The Company believes that the price paid for such shares was no less favorable to the Company than that which would have been paid by an unaffiliated purchaser.

DESCRIPTION OF SECURITIES

General

     The authorized capital stock of the Company currently consists of (i) 30,000,000 shares of Common Stock, par value $.0001 per share, of which 7,500,350 were issued and outstanding on June 23, 1997, and (ii) 500,000 shares of Preferred Stock, par value $.01 per share, of which on June 2, 1997 (a) 1,000 shares of Series B 10% Cumulative Convertible Preferred Stock were issued and outstanding; (b) 50 shares of Series C Convertible Preferred Stock were issued and outstanding; and (c) 1,701 shares of 1997 Series A Preferred Stock were issued and outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they chose to do so, and in such event, the holders of the remaining shares will not be able to elect any persons to the Board of Directors. The holders of Common Stock have no preemptive or other subscription or conversion rights with respect to any stock issued by the Company, The Common Stock is not subject to redemption, and the holders thereof are not liable for further calls or assessments. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and to share pro-rata in any distributions to the holders of Common Stock.

Preferred Stock

     The Preferred Stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by the Board of Directors without further action by the holders of Common Stock or Preferred Stock. The Board of Directors could, without stockholder approval, issue Preferred Stock with voting and conversion rights, which could dilute the voting power of the holders of the Common Stock. The issuance of shares of Preferred Stock by the Board of Directors could bee utilized, under certain circumstances, as a method of preventing a takeover of the Company. As of the date of this Memorandum, the Board of Directors as not authorized any series of Preferred Stock except as set forth below. Except for the shares of Preferred Stock to be issued in this offering, there are no agreements or understanding for the issuance of any shares of Preferred Stock.

Series B 10% Cumulative Convertible Preferred Stock ("Series B Preferred")

     The Company is authorized to issue 110,000 shares of Series B Preferred, 1,000 of which are issued and outstanding. The holders of each share of Series B Preferred are entitled to receive annual cash dividends of $5.00 per share on the first day of December in each year and to receive a preference on liquidation of the Company of $50.00 per share plus accrued dividends. The aggregate dividend preference of the 1,000 shares if Series B Preferred is $5,000 per annum and the liquidation preference thereof is $50,000 plus accrued dividends. Each share of the Series B Preferred is convertible into Common Stock on a 1.667 for one basis (an effective conversion price of $30.00 based on the $50.00 sale price of such shares). The Company has the right to redeem the Series B Preferred at the price of $50.00 per share plus any accrued dividends payable in cash and, in the event the "market price" of the Common Stock, as defined in the Certificate of Designation of the Series B Preferred, exceeds $60.00. In the event that the Company fails to declare the annual dividends on the Series B Preferred, then the holders of the Series B Preferred shall have the right, voting as a class, to elect two members to the Company's board of directors. While the holders of the Series B may presently have such right, they have not sought to exercise the same. Other than in such event, except where required by Delaware Law, the holders of Series B Preferred do not have any voting rights. The Company does not intend to issue any additional shares of Series B Preferred Stock, has had discussions with the holders with respect to their conversion of the same, and, if the remaining shares of Series B Preferred stock were converted, the Company would eliminate the Series B Preferred Stock.

Series C Convertible Preferred Stock ("Series C Preferred")

     The Company is authorized to issue 450 shares of Series C Preferred of which 50 shares are issued and outstanding. The holders of Series C Preferred do not have any rights to dividends, but are entitled to a preference of $1,000.00 per share upon the liquidation of the Company before any payments are made to holders of junior stock. Each share of Series C Preferred is convertible into one hundred shares of Common Stock subject to adjustment in accordance with the anti-dilution provisions of the Series C Preferred. At the time of the issue of the Series C Preferred, the holders thereof were also entitled to receive a warrant for the purchase of 100 shares of Common Stock on conversion. However, the warrant to be issued to holders of Series C Preferred has expired. The outstanding shares of Series C Preferred were held by an Italian bank which ceased operations. The Company does not know the identity of the holder of the Series C Preferred Stock. If the remaining shares of Series C Preferred Stock were converted, the Company would eliminate the Series C Preferred Stock.

1997 Series A Convertible Preferred Stock ("1997 Series A Preferred")

     As of December 31, 1997, the Company was authorized to issue 750 shares of 1997 Series A Preferred, all of which were issued and outstanding. The holders 1997 Series A Preferred are entitled to annual dividends at the rate of $60.00 per annum payable on January 2 of each year to holders of record on December 31 in cash or in Common Stock at the then market price (as defined in the designation for the 1997 Series A Preferred). Each share of the 1997 Series A Preferred Stock has a liquidation preference equal to $1,000 plus accrued dividends and is convertible into common stock in an amount equal to the greater of (i) 800 shares or (ii) $1,000 divided by 70% of the current market price (as defined in the designation for the 1997 Series A Preferred Stock) at the time of conversion. For example, if the market price of the Common Stock were $1.125 on the date of conversion, each share of 1997 Series A Preferred Stock would be convertible into 1,270 shares of Common Stock. The Company has the right to convert the outstanding shares of 1997 Series A Preferred Stock into Common Stock at any time that the average market price of the Common Stock exceeds 200% of the average market price of the Series A Preferred Stock on its issue date for a five day period. Upon conversion by the Company, the holders of the 1997 Series A Preferred Stock were entitled to receive two-year options equal in number to 15% of the number of shares of Common Stock issued to them upon such conversion with an exercise price equal to 130% of the market price at the time of the conversion.

     In March 1998, the Company amended the 1997 Series A Preferred to issue 1,701 shares of 1997 Series A Preferred, all of which are issued and outstanding. The holders of 1997 Series A Preferred are entitled to annual dividends at the rate of $60.00 per share per annum payable on January 2 of each year to holders of record on December 31 in cash or in Common Stock at the then market price (as defined in the designation for the 1997 Series A Preferred). Each share of the 1997 Series A Preferred has a liquidation preference equal to $1,000 plus accrued dividends and is convertible into Common Stock on the following basis: (i) in the event that the market price of the Common Stock is $.6875 or less, then at 78.5% of the market price of the Common Stock; and (ii) if the market price of the Common Stock at the time of the conversion is in excess of $.6875, then at the market price of the Common Stock at the time of conversion with the holder also receiving warrants ("Conversion Warrants") for each share converted so that the holder's potential profit n the sale of the Common Stock received on the conversion plus the Common Stock receivable on exercise of the Conversion Warrants is 27.5% of the liquidation preference of the 1997 Series A Preferred at the time of conversion. For example: (i) if the market price of the Common Stock were $1.00 at the time of conversion and there were no accrued unpaid dividends at the date of conversion, then each share of 1997 Series A Preferred would convert into 1,000 shares of Common Stock and 880 Conversion Warrants; and (ii) if the market price of the Common Stock were $2.00 at the time of conversion and there were no accrued unpaid dividends at the date of conversion, then each share of 1997

Series A Preferred would convert into 500 shares of Common Stock and 210 Conversion Warrants. The holders of the 1997 Series A Preferred Stock have no voting rights except as is required under Delaware Law. The resales of the Preferred Stock have no voting rights except as is required under Delaware Law. The resale of the Common Stock issuable upon conversion of the 1997 Series A Preferred Stock and the exercise of the Conversion Warrants is included in the Registration Statement of which this prospectus forms a part.

     In October 1998, the Company, at the request of the holders of the 1997 Series A Preferred Stock, further amended the Certificate of Designation for the 1997 Series A Preferred to provide that a holder may not convert where such conversion would result in the holder and its affiliates holding more than 9.9% of the Company's Common Stock. However, the Amended Certificate of Designation for the 1997 Series A Preferred Stock provides that this limitation is not applicable in connection with any conversion of the 1997 Preferred Stock, or in the event that the Company is in default of any agreement with the holder and the holder has declared such default.

     In September 1998, 75 shares of 1997 Series A Preferred Stock were converted into 237,500 shares of Common Stock and 1,626 shares of 1997 Series A Preferred Stock remain outstanding.

     These securities were redeemed as of December 31, 1998. See "Certain Relationships and Related Transactions."

Redeemable Warrants

     The Company issued Redeemable Common Stock Purchase Warrants in its initial public offering which, as extended, expired on October 31, 1998. There were 1,680,000 Redeemable Common Stock Purchase Warrants outstanding which each entitles the holder thereof to purchase one twentieth of a share of Common Stock at an exercise price of $2.375. No Redeemable Common Stock Purchase Warrants were exercised.


Transfer Agent

     Continental Stock Transfer & Trust Company, Two Broadway, New York, NY 10004 is Transfer agent for the Common Stock.

Convertible Debenture

     On August 24, 1998, the Company issued a $548,352 principal amount debenture (the "Debenture") to an investor. The Debenture bears interest at the rate or 6% per annum which payments, at the Company's option, may be made in the Company's common stock payable at the time of conversion. The debentures are convertible, commencing 120 calendar days after their issue; (to wit, December 22, 1998); at a price equal to 75% of the 5-day average closing bid price of the Company's Common Stock as reported in the Electronic Bulletin Board. The Debentures provide that, upon any conversion, the certificates representing the Common Stock issuable upon conversion shall be delivered to the holder within six business days or the holder shall be entitled for 1% of the face amount of the Debenture converted, in cash, for each business day that the delivery of the Common Stock is late plus additional damages. The Holder is also entitled to additional penalties if the Company does not have sufficient authorized shares available for any conversion at the rate of 24% per annum, accruing daily. Based upon the closing prices of the Company's Common Stock during the week of November 2, 1998, the $548,352 principal amount of Debenture would convert into approximately 6,360,000 of the Common Stock and, if the entire Debenture were converted, the Holder would hold approximately 41% of the Company's outstanding shares of Common Stock. The Debentures provide that the Holder may not convert where such conversion would result in the Holder and its affiliates holding more than 9.9% of the Company's Common Stock. However, this limitation provision is not applicable in connection with any conversion of the Debenture or in the event the Company is in default of any agreement it has with the Holder and the Holder has declared such default.

Notwithstanding their being a more than 5% beneficial holder of the Company, the sole holder of the Debenture has failed to file a Form 13D with the Company and the Securities and Exchange Commission or any other report with respect to their beneficial ownership of the Company's Common Stock. See "Principal Security Holders."

     These securities were redeemed as of December 31, 1998. See "Certain Relationships and Related Transactions."


LEGAL OPINION

     The validity of the Common Stock offered hereby is being passed upon for the Company by Frank J. Hariton, Esq., New York, New York. Frank J. Hariton, Esq. owns: (i) 7,977 shares of Common Stock; and (ii) 30,000 options with an exercise price of $.10.

EXPERTS

     The consolidated financial statements of Vitafort International Corporation for the years ended December 31, 1998 and 1997, included in this Registration Statement on Form SB-2 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


STATEMENT OF INDEMNIFICATION

     The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminates or limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Certified Public Accountants             F-2


Consolidated Balance Sheets - December 31, 1998 and 1997       F-3


Consolidated Statements of Operations -
     Years Ended December 31, 1998 and 1997                    F-5


Consolidated Statements of Stockholders' Equity (Deficit) -
     Years Ended December 31, 1998 and 1997                    F-6


Consolidated Statements of Cash Flows -
     Years Ended December 31, 1998 and 1997                    F-7


Summary of Accounting Policies                                 F-9


Notes to Consolidated Financial Statements                     F-13

              Report of Independent Certified Public Accountants



     Board of Directors and Stockholders
     VITAFORT INTERNATIONAL CORPORATION
     Los Angeles, California

     We have audited the accompanying consolidated balance sheets of Vitafort International Corporation and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vitafort International Corporation and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, including a loss from operations of $3,970,712 for the year ended December 31, 1998. The Company also has a negative working capital of $615,028 and a stockholders' deficit of $1,704,265 as of December 31, 1998. These and other factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



     Los Angeles, California
     April 15, 1999                           /s/    BDO SEIDMAN, LLP

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS



                                                    December 31,  December 31,
                                                       1998           1997
                                                       ----           ----

Assets (Note 6)

Current assets:
 Cash and cash equivalents                          $  903,649    $  2,199,036
 Marketable securities (Note 17)                       250,000               -
 Accounts receivable, net of allowance for
  doubtful accounts of $41,775 and $25,743 as of
  December 31, 1998 and 1997, respectively             929,006         412,289
 Inventory (Notes 3 and 6)                             196,603         247,611
 Notes receivable - related party (Note 15)                  -          10,000
 Prepaid expenses and other current assets             132,509         269,268
                                                    ----------    ------------
        Total current assets                         2,411,767       3,138,204
                                                    ----------    ------------

Equipment (Note 7):
 Manufacturing equipment                                19,881         290,912
 Furniture and office equipment                        105,160         105,160
 Computer equipment                                    209,574         193,571
                                                    ----------    ------------
                                                       334,615         589,643

 Less accumulated depreciation                        (271,411)       (347,493)
                                                    ----------    ------------
        Net equipment                                   63,204         242,150
                                                    ----------    ------------

Other Assets:
 Advances to Global International Sourcing (Note 8)          -         193,818
 Intangible assets, net (Note 4)                       911,684         338,091
 Other assets                                              875               -
                                                    ----------    ------------
                                                       912,559         531,909
                                                    ----------    ------------

        Total other assets                          $3,387,530    $  3,912,263
                                                    ==========    ============



   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


 Liabilities and Stockholders' Equity (Deficit)
                                                                               December 31,        December 31,
                                                                                   1998                1997
                                                                                   ----                ----
Current liabilities:
  Note payable - bank (Note 6)                                               $    283,689          $     60,757
  Notes payable - other (Note 6)                                                  958,724               283,898
  Convertible notes payable (Note 6)                                              600,000                     -
  Accounts payable                                                              1,054,079               909,315
  Accrued expenses (Note 5)                                                       130,303               342,437
  Current maturities of long-term debt                                                  -                37,859
                                                                             ------------          ------------
         Total current liabilities                                              3,026,795             1,634,266
                                                                             ------------          ------------

Long-term debt due to stockholder (Note 7)                                      2,065,000                     -
                                                                             ------------          ------------

Commitments and contingencies (Notes 11 and 13)

Stockholders' equity (deficit) (Notes 10, 11 and 16):
  Series A, 6% Cumulative Convertible Preferred Stock,
    $0.01 par value; 750 shares authorized;
    0 shares issued and outstanding at December 31,
    1998 and 750 at December 31, 1997; aggregate
    liquidation preference of $750,000 at
    December 31, 1997                                                                   -                     8
  Series B, 10% Cumulative Convertible Preferred Stock,
    $.01 par value; authorized 110,000 shares; issued
    and outstanding 1,000 shares; aggregate liquidation
    preference of $50,000                                                              10                    10
  Series C, Convertible Preferred Stock, $.01 par value;
    authorized 450 shares; issued and outstanding
    50 shares; aggregate liquidation preference of $50,000                              1                     1

  Common stock, $.0001 par value, authorized 30,000,000 shares;
    issued and outstanding 12,056,428 and 6,683,853 shares                          1,206                   668

  Additional paid-in capital                                                   24,064,868            23,160,507
  Accumulated deficit                                                         (25,770,350)          (20,883,197)
                                                                             ------------          ------------
          Total stockholders' equity (deficit)                                 (1,704,265)            2,277,997
                                                                             ------------          ------------

                                                                             $  3,387,530          $  3,912,263
                                                                             ============          ============



   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                             December 31,
                                                          1998           1997
                                                          ----           ----
Net sales                                            $  2,861,392   $ 1,995,317

Cost of sales                                           1,876,319     1,896,410
                                                     ------------   -----------
          Gross profit                                    985,073        98,907
                                                     ------------   -----------

Operating expenses:
  Research and development                                362,770       337,806
  Sales and marketing                                   2,035,125     1,239,460
  General and administrative                            2,557,890     2,672,946
                                                     ------------   -----------

         Total operating expenses                       4,955,785     4,250,212
                                                     ------------   -----------

         Loss from operations                          (3,970,712)   (4,151,305)

Other income (expense):
  Interest income                                          39,591        78,070
  Interest expense                                       (221,547)     (214,690)
  Other income (expense)                                  (59,684)       15,210
  Loss on disposal of assets                              (42,246)            -
  Litigation recovery, net of costs (Note 18)                   -     4,748,946
                                                     ------------   -----------

      Total other income (expense)                       (283,886)    4,627,536

      (Loss) income before income taxes                (4,254,598)      476,231

State income taxes (Note 8)                                 3,407         3,200
                                                     ------------   -----------

          Net (loss) income                            (4,258,005)      473,031

Deemed dividends to preferred shareholders               (629,148)     (305,749)
                                                     ------------   -----------

Net (loss) income allocable to common shareholders   $ (4,887,153)  $   167,282
                                                     ============   ===========

Basic net (loss) income per common share             $      (0.66)  $      0.03
                                                     ============   ===========

Diluted net (loss) income per common share           $      (0.66)  $      0.03
                                                     ============   ===========

Basic weighted average shares of common stock           7,348,093     5,831,404
                                                     ============   ===========

Diluted weighted average shares of common stock         7,348,093     6,343,397
                                                     ============   ===========


   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    Years Ended December 31, 1998 and 1997

                                                           Series A            Series B
                                                          Cumulative          Cumulative        Series C
                                                          Convertible        Convertible       Convertible
                                                        Preferred Stock    Preferred Stock   Preferred Stock      Common Stock
                                                        ---------------    ---------------   ---------------   -------------------
                                                        Shares   Amount    Shares   Amount   Shares   Amount     Shares      Amount
                                                        ------   ------    ------   ------   ------   ------   ----------    ------
Balance, January 1, 1997                                     -   $    -     1,000   $   10       50   $    1    4,908,664    $  491

Common stock issued in private placement                                                                          500,000        50
Common stock issued as settlement of disputes                                                                      70,000         7
Series A Preferred issued in private placement             750        8
Payment of accounts payable obligations with stock                                                                662,589        66
Exercise of warrants                                                                                              200,000        20
Exercise of stock options                                                                                         342,600        34
Preferred stock dividends
Net income
                                                        ------   ------    ------   ------   ------   ------   ----------    ------
Balance, December 31, 1997                                 750        8     1,000       10       50        1    6,683,853       668

Series A Preferred issued in connection with
  a private placement, net of expenses                     500        5
Stock issued as settlement of contract disputes                                                                   115,000        12
Exercise of stock options                                                                                         239,500        24
Stock issued for acquisition of marketing contract                                                                 60,000         6
Stock issued for services                                                                                         436,500        44
Issuance of common stock in private placement                                                                   1,000,000       100
Conversion of Series A Preferred Stock                    (350)      (4)                                        3,521,575       352
Redemption of Series A Preferred Stock                  (1,351)     (13)
Issuance of warrants
Preferred stock dividends                                  451        4
Net loss
                                                        ------   ------    ------   ------   ------   ------   ----------    ------
Balance, December 31, 1998                                   0   $    -     1,000   $   10       50   $    1   12,056,428    $1,206
                                                        ======   ======    ======   ======   ======   ======   ==========    ======

                                                          Additional
                                                           Paid-In        Accumulated
                                                           Capital          Deficit            Total
                                                         -----------     -------------      -----------
Balance, January 1, 1997                                 $20,556,148      ($21,050,479)       ($493,829)

Common stock issued in private placement                     449,950                            450,000
Common stock issued as settlement of disputes                 78,743                             78,750
Series A Preferred issued in private placement               672,992                            673,000
Payment of accounts payable obligations with stock           638,297                            638,363
Exercise of warrants                                         139,980                            140,000
Exercise of stock options                                    318,648                            318,682
Preferred stock dividends                                    305,749          (305,749)               -
Net income                                                                     473,031          473,031
                                                         -----------     -------------      -----------
Balance, December 31, 1997                                23,160,507       (20,883,197)       2,277,997

Series A Preferred issued in connection with
  a private placement, net of expenses                       498,995                            499,000
Stock issued as settlement of contract disputes               94,176                             94,188
Exercise of stock options                                    213,634                            213,658
Stock issued for acquisition of marketing contract            43,118                             43,124
Stock issued for services                                    402,149                            402,193
Issuance of common stock in private placement                249,900                            250,000
Conversion of Series A Preferred Stock                          (348)                                 -
Redemption of Series A Preferred Stock                    (1,505,007)                        (1,505,020)
Issuance of warrants                                         278,600                            278,600
Preferred stock dividends                                    629,144          (629,148)               -
Net loss                                                                    (4,258,005)      (4,258,005)
                                                         -----------     -------------      -----------
Balance, December 31, 1998                               $24,064,868     $ (25,770,350)     $(1,704,265)
                                                         ===========     =============      ===========

         See accompanying notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows

                                                                                        December 31,
Increase (Decrease) in Cash and Cash Equivalents                                    1998            1997
                                                                                    ----            ----
Cash flows from operating activities:
 Net (loss) income                                                            $  (4,258,005)     $   473,031
Adjustments to reconcile net (loss) income to net cash
 and cash equivalents provided by (used in) operating activities:
  Depreciation and amortization                                                     237,410          163,503
  Allowance for doubtful accounts                                                    16,032          (54,251)
  Write-off of related party receivables                                            104,290                -
  Loss on disposal of assets                                                         42,559                -
  Warrants issued for services (Note 10)                                                  -          138,000
  Stock issued for services (Note 16)                                               261,706                -
  Other                                                                             (37,859)               -
  Change in operating assets and liabilities:
   (Increase) decrease in:
    Accounts receivable                                                            (210,204)        (127,249)
    Inventories                                                                      56,008          113,585
    Prepaid expenses and other current assets                                       152,618            2,463
    Notes receivable                                                                      -           46,000
    Other receivables                                                                     -            4,464
    Other assets                                                                       (875)               -
   Increase (decrease) in:
    Accounts payable and accrued expenses                                            66,358        1,031,347
                                                                              -------------      -----------
     Cash and cash equivalents used in operating activities                      (3,569,962)       1,790,893
                                                                              -------------      -----------

Cash flows from investing activities:
 Proceeds from disposal of equipment                                                 73,516                -
 Purchase of equipment                                                              (35,884)         (20,277)
 Advances to Global International Sourcing                                         (285,386)        (193,818)
 Customer acquisition costs                                                        (109,872)               -
 Cash acquired through acquisition of Global International Sourcing                  75,462                -
                                                                              -------------      -----------
    Cash and cash equivalents provided by (used in) investing activities           (282,164)        (214,095)
                                                                              -------------      -----------

Cash flows from financing activities:
 Proceeds from convertible notes payable                                            600,000                -
 Proceeds from notes payable, other                                               1,047,262          307,871
 Repayment of notes payable, other                                                 (372,435)        (625,695)
 Proceeds from issuance of stock                                                    499,000        1,123,000
 Exercise of stock options and warrants                                                   -            7,460
 Redemption of Preferred Series A stock                                          (1,505,020)               -
 Proceeds from long-term debt                                                     2,065,000                -
 Proceeds from notes payable - bank                                               2,025,818          838,426
 Repayments of notes payable - bank                                              (1,802,886)      (1,217,691)
                                                                              -------------      -----------

     Cash and cash equivalents provided by financing activities                   2,556,739          433,371
                                                                              -------------      -----------

     Increase (decrease) in cash and cash equivalents                            (1,295,387)       2,010,169

 Cash and cash equivalents at beginning of year                                   2,199,036          188,867
                                                                              -------------      -----------

 Cash and cash equivalents at end of year                                     $     903,649      $ 2,199,036
                                                                              =============      ===========

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    December 31,
                                                                  1998        1997
                                                                ---------  ----------
 Supplemental disclosure of cash flow information:
 Cash paid during the year for:
  Interest                                                       $175,079  $  215,126
  Income taxes                                                      3,407       3,200

Supplemental disclosure of non-cash operating, investing and financing activities
  Conversion of accounts payable to equity                       $      -   1,030,335
  Conversion of accounts payable to notes payable                       -     601,723
  Stock issued for accounts and notes payable                     132,988           -
  Stock issued for prepaid consulting services                      7,500           -
  Stock issued upon cashless exercise of options                  213,658           -
  Stock issued as settlement of contract dispute                   94,188           -
  Conversion of Series A Preferred Stock to common stock
   (350 shares of preferred stock for 3,521,575 shares of
   common stock                                                         -           -
  Stock issued in exchange for marketable securities
   (1,000,000 shares of common stock issued)                      250,000           -
  Stock issued for acquisition of marketing contract               43,124           -
  Acquisition of Global International Sourcing:
   Assets acquired, net of cash                                   535,786           -
   Liabilities assumed, including $522,328 due to Vitafort        829,461           -

    See accompanying summary of accounting policies and notes to financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                        SUMMARY OF ACCOUNTING POLICIES


BASIS OF CONSOLIDATION

     The accompanying consolidated financial statements of Vitafort International Corporation (the "Company") include the accounts of the Company and its subsidiaries: Hollywood Partners, Inc. (formerly Vitafort Distributors, Inc.); Global International Sourcing, Inc. (Global); Nutrifish Corporation (90.5% owned; and Crystal Clear Farms. Nutrifish Corporation and Crystal Clear Farms are inactive subsidiaries. All material intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION AND PRESENTATION

     Certain 1997 amounts have been reclassified to conform to the 1998 presentation.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are investments with original maturities of three months or less and short-term, highly liquid investments that are both readily convertible to known amounts of cash and are so near their maturity that they present insignificant risk of changes in value because of changes in interest rates.

MARKETABLE SECURITIES

     The Company has classified its entire investment portfolio as available-for-sale in accordance with the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Available-for-sale securities are stated at fair value with unrealized gains and losses included in shareholders' equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses are included in other income (expense). The cost of securities sold is based on the specific identification method.

INVENTORY

     Inventory consists of merchandise available for sale, packaging supplies and raw materials, and are stated at the lower of cost (first-in, first-out) or market.

EQUIPMENT

     Equipment is comprised of manufacturing equipment, furniture, office equipment and computer equipment and is recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful life not in excess of five years.

ADVERTISING

     General costs are expenses as incurred or prepaid until the advertisement is published, at which time the related costs are expensed.

OTHER INTANGIBLE ASSETS

     Intangible assets are composed of acquisition costs of Auburn Farms and Natures Warehouse trademarks, debt issuance costs and customer acquisition costs and are recorded at cost. The acquisition costs associated with trademarks are being amortized on a straight-line basis over twenty years. All other intangible assets are being amortized on a straight-line basis over periods not exceeding five years.

     These costs are reviewed by management periodically and written down to the value of the future benefit expected to be derived.

REVENUE

     Product sales and related costs are recognized when the Company's products are shipped from the commercial warehouse used by the Company or the contract manufacturer to the customer.

IMPAIRMENT OF LONG-LIVED ASSETS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121") establishes guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company periodically reviews such assets for possible impairment and expected losses, if any, are recorded currently.

INCOME (LOSS) PER SHARE

     Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") issued by the Financial Accounting Standards Board ("FASB") is effective for financial statements with fiscal years and interim periods ending after December 15, 1997. SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible debentures. The Company adopted SFAS 128 on December 15, 1997 and it had no effect on income (loss) per share.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when management cannot determine whether or not it is more likely that the net deferred tax asset will be realized. The effect on deferred tax assets and liabilities of a change in the rates is recognized in income in the period that includes the enactment date.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has cash and cash equivalents, receivables and accounts payable for which the carrying value approximates the fair value due to the short-term nature of these instruments.

     The fair value of long-term debt due to shareholder cannot be estimated due to its related party nature.

     The fair value of the Company's debt instruments is based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

STOCK COMPENSATION

     As of January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), but requires pro forma disclosures of net earnings and earnings per share as if the fair-valued-based method of accounting had been applied. In accordance with FASB 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

REPORTING COMPREHENSIVE INCOME

     Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS 130 and it did not have any effect on its financial position or results of operations.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company adopted SFAS 131 on January 1, 1998, and it did not have any effect on its financial position or results of operations as the Company operates in one business segment. The Company is providing the other footnote disclosures required by SFAS 131.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY

     Vitafort International Corporation (the "Company") was incorporated on September 28, 1989 in the State of Delaware to succeed to the business of a California corporation of the same name which was organized on February 7, 1986. The Company is presently engaged in sourcing, developing and formulating products that it sells and markets under brands for healthy products, for licensed products and for low-priced sourced products.

NOTE 2 - LIQUIDITY AND GOING CONCERN

     For the past several years, the Company has suffered recurring losses from operations, including $3,970,712 for the year ended December 31, 1998 and has a negative working capital of $615,028 and a stockholders deficit of $1,704,265 at December 31, 1998. The Company's long-term credit facility expires April 30, 1999. Furthermore, the Company has been delinquent or slow in payments to noteholders and suppliers. Although the Company raised additional capital in 1998 (see Note 10), it has not generated sufficient revenue-producing activity to sustain its operations. Accordingly, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company is attempting to raise additional capital to meet future financial obligations, but may not be able to do so. Should the Company not be able to raise additional capital, it may have to severely curtail operations. The financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

     The Company has reduced its cost of sales by sourcing a significant amount of its products from Mexico at lower rates than with existing manufacturers. The Company has also introduced both new and reformulated products in 1998 and plans to introduce new products in 1999. These steps, coupled with improvements in subcontract manufacturing quality control and quality assurance, monitoring improvements in Company internal control and communications with respect to product returns and deductions, should improve the Company's prospects to achieve profitability.

NOTE 3 - INVENTORY

     Inventory is stated at the lower of cost (first in, first out) or market. Inventory consists of the following:

                                        December 31,
                                      1998       1997
                                      ----       ----

     Finished goods                $ 118,524   $  30,188
     Packaging and raw material       78,079     217,423
                                   ---------   ---------
                                   $ 196,603   $ 247,611
                                   =========   =========

NOTE 4 -- INTANGIBLE ASSETS, NET

   Intangible assets, net, consists of the following:
                                                            December 31,
                                                        1998           1997
                                                        ----           ----
 Auburn Farms trademarks                              $311,254       $311,254
 Customer acquisition costs                             76,167              -
 Deferred financing costs                              278,600        100,000
 Distribution rights                                    93,686              -
 Goodwill                                              218,213              -
                                                      --------       --------

                                                       977,920        411,254
 Less accumulated amortization
                                                        66,236         73,163
                                                      --------       --------
                                                             -
  Total intangible assets                             $911,684       $338,091
                                                      ========       ========

NOTE 5 -- ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                             December 31,
                                                         1998          1997
                                                         -----         ----

 Accrued compensation                                  $ 32,709       $156,764
 Accrued interest payable                                46,468              -
 Accrued legal fees                                           -         40,112
 Accrued consulting fees                                      -          4,919
 Accrued royalties                                       51,126              -
 Other accrued expenses                                       -        140,642
                                                       --------       --------

 Total accrued expenses                                $130,303       $342,437
                                                       ========       ========


NOTE 6 -- NOTES PAYABLE

     Bank
     ----

     In August 1996, the Company entered into a revolving credit facility with Coast Business Credit ("Bank") that provided a credit line of up to $4,000,000 subject to certain covenants. Advances made to the Company under the facility were based on a certain percentage of eligible accounts receivable, as defined, and a certain percentage of eligible inventory, as defined. The amount of inventory advances under the facility cannot exceed $500,000. Advances under the facility bear interest at the Bank of America NT prime (7.75% at December 31, 1998) plus 3%, and are secured by a first priority lien on all of the Company's assets. Minimum interest charges were $15,000 per month through August, 1998.

     On June 26, 1998, the Bank notified the Company that the credit line was expiring on August 31, 1998. As of December 31, 1998, the Company was in violation of the tangible net worth covenant in that it had fallen below the $1,500,000 requirement and the working capital covenant in that it had fallen below the $1,000,000 requirement. In addition, the facility which expired on August 31, 1998 has not been renewed, although the lender has extended the term until April 30, 1999. As of December 31, 1998, the amount due under this credit facility was $283,690. The Bank agreed to eliminate from its collateral the inventory to be used for the Purchase Order Financing discussed below. The Company is in negotiations with the Bank and other potential lenders to receive more favorable terms than under the previous agreement. Should the Company be unable to secure a replacement lender, it could severely jeopardize the future ability of the Company to fund operations.

     Other
     -----

     In June 1998 and throughout the rest of the year, the Company entered into purchase order financing agreements with accredited investors which provided the Company with $995,000 to purchase inventory. These advances bear interest at 3% per month and are due as the related receivables are collected. In addition, several lenders received options to purchase 410,000 shares of the Company's common stock at $1.00 per share, which was fair market value at the time. The exercise price was later reduced to $0.10 and $0.085 reflecting a subsequent decline in the fair market value of the Company's common stock. The Company has pledged its inventory as collateral for these advances. At December 31, 1998, $795,000 of these advances were outstanding.

     Notes payable -- other, at December 31, 1997 represents the current balance of the original conversion of $601,723 of trade accounts payable. These notes are unsecured and payable in various monthly installments (including interest at various rates). The notes have various maturity dates through December 1998. At December 31, 1998, $111,462 was still outstanding under these notes. The Company is delinquent on payment of these notes.

     Also included in notes payable at December 31, 1998 is an insurance contract payable for $52,262.

     Convertible Notes Payable
     -------------------------

     The convertible notes payable consists of two notes in the amount of $300,000 each to previous holders of the Company's Series A Preferred Stock. The notes are due October 20, 1999 and bear interest at 8%. The Company may repay these notes and accrued interest through the issuance of common stock, based upon the market price of the shares at that time.

     Under the terms of these notes, the Company issued five-year warrants to the holders of these notes to purchase 60,000 shares of common stock at $0.40 per share and 60,000 shares of common stock at $0.25 per share. If the notes and accrued interest are repaid in cash, the warrants for 60,000 shares at $0.25 will be cancelled. Otherwise, to the extent any portion of the notes and accrued interest is paid with stock, the exercise price of a proportionate number of the 60,000 shares will be adjusted to $0.01 per share. The warrants were valued at the fair value as of the date issued, which resulted in non-cash financing cost of $58,262. This non-cash financing cost is being amortized as interest expense over the term of the debt.

     On August 24, 1998, the Company issued a convertible debenture due August 24, 2000 and received proceeds in the amount of $548,352. Interest was payable at 6% per annum. Repayments could be made in cash or stock at the option of the Company. On December 30, 1998, this note and accrued interest of $11,629 were repaid in full from the proceeds of a long-term promissory note (Note 7).

NOTE 7 -- LONG-TERM DEBT

    The Company's long term debt consists of a $2,065,000 five year promissory note payable issued to a principal shareholder on December 30, 1998. The note is due January 22, 2004 and bears interest at 6%. Interest is payable annually. The note provides for the first year's interest on the note to be applied to the partial exercise of the warrants. Under the terms of the note, the Company issued warrants to the note holder to purchase 500,000 shares of common stock at $0.25 per share. These warrants were valued at the fair value as at that date, which resulted in non-cash financing cost of $220,267. This non-cash financing cost is being amortized as interest expense over the term of the debt.

     The proceeds from this note were used to retire 1,351 shares of Series A Preferred Stock and repay a $548,352 note payable to a shareholder along with accrued interest thereon of $11,628 (Notes 7,10 and 19).


NOTE 8 -- ACQUISITION OF GLOBAL INTERNATIONAL SOURCING, INC.

     As of March 31, 1998, the Company acquired 100% of the outstanding stock of Global International Sourcing, Inc. (Global) for $25. The acquisition was accounted for as a purchase and the operations of Global are included herein commencing April 1, 1998. The assets and liabilities of Global were recorded at fair value and resulted in goodwill of $218,213. Had the Company consolidated its operating performance with Global for the entire year ended December 31, 1998, the unaudited proforma results would have been as follows:

     Net Sales                                        $  3,332,369
     Gross Profit                                        1,037,128
     Net Loss                                           (4,364,431)
     Net Loss Allocable to Common Shareholders          (4,993,579)
     Net Loss Per Share                                       (.67)

     Global was formed in October 1997 and its financial position and results of operations are not material compared to the Company's financial position at December 31, 1997 or its results of operations for the year ended December 31, 1997.


NOTE 9 -- INCOME TAXES

     As the Company has incurred significant operating losses since inception, its current tax provision has been limited to minimum California tax payments.

     As of December 31, 1998, the Company had unused Federal and California net operating loss carryforwards of approximately $24,300,000 and $11,100,000, respectively, available to offset against future Federal taxable income and future California taxable income. The unused net operating loss and credit carryforwards expire in various amounts through the year 2013. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2003.


     Net deferred tax assets of approximately $8,600,000 resulting from net operating losses have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be realized.

     Due to restrictions imposed by the Internal Revenue Code regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.

NOTE 10 -- STOCKHOLDERS' EQUITY

Convertible Preferred Stock

     The Company entered into two subscription agreements totaling $750,000 in 1997 with two unrelated investors for 750 shares of 1997 Series A Preferred Stock. The preferred stock has a cumulative dividend rate of 6% with no voting rights. The conversion price is the lower of $1.25 per share or a 30% discount to the market price at the time of conversion. The preferred stock is convertible at any time. For accounting purposes, the original issue discount of $305,749 is being treated as a deemed dividend. The facilitators received a 10% fee from the proceeds, as well as warrants to purchase 52,500 shares of common stock at an exercise price of $1.00 per share. Cumulative unpaid dividends amounted to $32,500 at December 31, 1998.

     The Company entered into a subscription agreement in March 1998 with an unrelated investor for $500,000 for 500 shares of 1997 Series A Preferred Stock. The preferred stock has a cumulative dividend of 6% with no voting rights. The preferred stock is convertible beginning August 10, 1998 at a 21.5% discount if the fair market value of the stock on the date of conversion is $0.6875 per share or less. If the fair market value of the stock on the date of conversion is more than $0.6875 per share, the preferred stock is convertible at fair market value. However, if the preferred shares are converted at fair market value, the preferred shareholder will receive sufficient warrants upon conversion to purchase common stock at $0.6875 per share to generate a $275 profit per share of preferred stock converted.

     As part of the above transaction, the Company also issued 451 shares of preferred stock, as well as warrants to purchase 282,422 shares of common stock at $0.6875 per share to the holders of the 1997 Series A Preferred Stock in exchange for the preferred stockholders accepting an adjustment in the terms of the 1997 Series A Preferred Stock. The warrants may be exercised over a five year period beginning August 10, 1998.

     For accounting purposes, the issuance of the warrants to the 1997 Series A Preferred stockholders resulted in a deemed dividend of $147,381.

     The modified terms of the 1,701 total shares of 1997 Series A Preferred Stock outstanding resulted in an issuance of 787,563 warrants to purchase shares of common stock. The value of these potential warrants issued is reflected as an original issued discount of $411,128 at the time of the transaction. This original issue discount is being treated as a deemed dividend.

     During the last quarter of 1998, the holders of 350 shares of the 1997 Series A Preferred Stock elected to convert said shares into 3,251,575 shares of common stock under the terms of the subscription agreement.

     The Company repurchased the remaining 1,351 shares of the 1997 Series A Preferred Stock for $1,505,020 from the proceeds of a promissory note (Note 7).

     Each share of Series B 10% Cumulative Convertible Preferred stock is convertible into 1.667 shares of common stock, and cumulative convertible dividends of 10% per annum are payable annually commencing October 1992. The Series B 10% Cumulative Preferred stock has a liquidation preference of $50 per share plus all accrued and unpaid dividends. It is subject to optional redemption by the Company at any time at $50 per share plus accrued and unpaid dividends. Cumulative unpaid dividends amounted to $39,000 and $25,000 at December 31, 1998 and 1997, respectively.

     Each share of Series C Convertible Preferred Stock is convertible into 100 shares of common stock and 100 warrants. Series C Convertible Preferred Stock does not carry any dividend rights. The warrants expired in June 1994. Additionally, the Series C Convertible Stock has a dilutive conversion factor. The Series C Convertible Preferred Stock has a liquidation preference of $1,000 per share after Series B Cumulative Convertible Preferred Stock, and to holders of common stock.

     The shares of Series B and Series C Preferred stock are not currently registered under the Securities Exchange Act of 1934.


Common Stock

     In January 1998, the Company issued 85,000 shares of common stock at a value of $1.00 per share as settlement for contract disputes previously recorded as a liability.

     In February 1998, the Company issued 30,000 shares of common stock at a value of $.30625 per share as settlement of a contract dispute related to consulting services previously recorded as a liability.

     In February 1998, the Company issued 60,000 shares of common stock at a value of $.71875 per share and forgave a $25,000 note receivable from an unrelated company in exchange for its distribution rights with respect to marshmallow products in North America. The Company also received $5,000 of sample inventory and $15,000 of furniture and equipment as part of this transaction.

     In February 1998, the Company issued 100,000 shares of common stock at a value of $0.74 per share upon the exercise of an option granted a consultant in exchange for future consulting services.

     In March 1998, the Company issued 15,000 shares of common stock at a value of $1.00 per share upon the exercise of an option granted a consultant in exchange for services rendered previously recorded as a liability.

     In April and July 1998, the Company issued a total of 87,000 shares of common stock at a value of $1.00 per share upon the exercise of options granted to a consultant in exchange for consulting services.

     In May 1998, the Company issued 37,500 shares of common stock at a value of $1.004 per share upon the exercise of an option granted a previous employee as part of a litigation settlement.

     In June 1998, the Company issued 174,500 shares of common stock at a value of $1.00 per share under an S-8 filing as payment for services rendered and to be rendered.

     In July 1998, the Company issued an additional 60,500 shares at values averaging $.80 per share under the S-8 filing as payment for services rendered and to be rendered.

     During 1998, the Company issued 29,500 shares of common stock at a value of $1.00 per share to various consultants and professional firms for previous services rendered.

     In July 1998, the Company issued 20,000 shares of common stock at a value of $.94 per share to a consultant in payment of services rendered.

     In August 1998, the Company issued 125,000 shares of common stock to officers at a value of $1.00 per share in payment of accrued bonuses.

     In August 1998, the Company issued 7,000 shares of common stock at a value of $.86 per share to a consultant in payment of services rendered.

     In December 1998, the Company issued 352,575 shares of common stock upon the conversion of 350 shares of 1997 Series A Preferred Stock.

     In December 1998, the Company sold 1,000,000 shares of common stock to Terra Healthy Living, a principal shareholder, for $250,000 (or $.25 per share) which was paid by delivery to the Company of marketable Swiss securities. The Company believes that the price paid for such shares was no less favorable to the Company than that which would have been paid by an unaffiliated purchaser.

     The Company entered into a subscription agreement in February 1997 with an investor who purchased 500,000 shares of common stock at $1.00 per share. At funding, a 10% fee was paid to a facilitator and warrants were given to that same facilitator to purchase 125,000 shares of common stock at a price of $1.375 per share which was later reduced to $1.00.

     The Company issued 70,000 shares at a value of $1.125 per share as settlement for a contract dispute.

     The Company issued 126,000 shares of common stock in March 1997 and 350,589 shares of common stock in August 1997 under an S-8 filing as payment for services rendered by various consultants and employees. The shares of common stock were valued at the amount received by the consultants and employees upon sale of these shares. As a result, the Company reduced the amount owed to these consultants and employees by $461,782.

     In August 1997, the Company issued 100,000 shares of common stock at $.93 per share to a professional firm for previous services rendered.

      The Company issued 61,000 shares of common stock at $.96 per share in September 1997 under an S-8 filing and 25,000 shares of restricted common stock at $1.00 per share in November 1997 as payment for $83,581 of services rendered by various employees and consultants.

     The Company issued 20,000 shares at a value of $1.125 per share and 10,000 shares at a value of $1.06 per share upon the exercise of options granted to a former employee as compensation for consulting services and past unpaid accrued vacation.

     The Company issued 176,600 shares at $.875 per share and 6,000 shares at $.91 per share upon the exercise of options granted under the Non-Incentive Stock Option Plan. Non-officers of the Company paid the exercise price of such options through the application of accrued payroll and other various expenses.

      During 1997, a consultant exercised options for 60,000 shares of common stock at $.93 per share and 40,000 shares of common stock at $1.00 per share as payment for services rendered. No cash was received by the Company.

     In July 1997, another consultant exercised options for 30,000 shares of common stock at $1.00 per share as payment for services rendered. No cash was received by the Company.


NOTE 11 -- STOCK OPTIONS

     The 1989 Stock Option Plan, as amended (the "Plan") reserved 50,000 shares of common stock (as adjusted for the reverse split effected in 1996) to grant either nonqualified or incentive stock options. All directors, officers, key employees and consultants to the Company or its subsidiaries are eligible under the terms of the Plan. Such options may not be granted at less than 100% of the fair market value at the date of grant (110% for an owner of 10% or more of the outstanding stock). Upon termination of service, the options, which an individual was entitled to exercise at the date of termination may be exercised at any time within six months of such termination. If an employee is terminated with cause, the options are canceled upon termination. As of December 31, 1998, no options are outstanding under this plan.

     In 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") pursuant to which 2,000,000 shares of Common Stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. The 1995 Plan is similar to the 1989 Plan in many respects and in the discussion below, each is referred to as a "Plan" and they are collectively referred to as the "Plans".

     The Company has also granted stock options outside the Plans to other individuals, such as employees and consultants, in consideration for services performed. The options were granted at fair market value and at various terms and vesting periods. The following table on the next page summarizes all option activity for the years ended December 31, 1998 and 1997:

                       Number of Common     Stock Options    Weighted
                          1995 Stock          Other Stock     Average
                         Option Plan            Options        Price
                         -----------            -------        -----
Outstanding as of
 January 1, 1997           1,545,000             711,232      $  3.54
Granted                      185,600           3,343,500         0.93
Exercised                   (182,600)           (160,000)        1.24
Canceled                    (316,292)             (8,750)        2.02
                          ----------          ----------
Outstanding as of
 December 31, 1997         1,231,708           3,885,982      $  1.55
Granted and repriced               -           6,755,528          .48
Exercised                          -            (239,500)         .89
Canceled                           -          (2,328,970)        2.01
                          ----------          ----------      -------

Outstanding as of
  December 31, 1998        1,231,708           8,073,040      $   .66
                          ==========          ==========      =======
Exercisable as of
  December 31, 1998        1,231,708           6,839,320      $   .60
                          ==========          ==========      =======

    FASB Statement 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option, using the Black-Scholes method, at the weighted-average assumption used for grants in fiscal 1998 and 1997 dividend yield of zero percent; expected volatility of 28 percent and 36 percent; risk-free interest rate of eight percent; and expected lives of 5. 0 and 5.0 years, respectively.

   The weighted average fair value of options granted during 1998 and 1997 was $.41 and $.39, respectively.

   Under the accounting provisions of FASB Statement 123, the Company's net income (loss) and income (loss) per share for 1998 and 1997 would have been reduced to the pro forma amounts indicated below:

               Net Income (Loss)                      1998          1997
               ------------------------------------------------------------
                As reported                        $(4,887,153)   $167,282
                Pro forma                          $(4,904,346)   $(68,466)

               Basic income (loss) per share
               -----------------------------

                As reported                        $      (.66)   $   0.03
                Pro forma                          $      (.66)   $  (0.01)

               Diluted income (loss) per share
               -------------------------------

                As reported                        $      (.66)   $   0.03
                Pro forma                          $      (.66)   $  (0.01)

     Due to the fact that the Company's stock option programs vest over many years and additionally awards may be made each year, the above pro forma numbers are not indicative of the financial impact had the disclosure provisions of FASB 123 been applicable to all years of previous grants. The numbers above do not include the effect of options granted prior to 1995 that vested in 1996 and 1997.

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                       Options                         Options Exercisable
                                     Outstanding                       -------------------
                        Number     Weighted-Average                      Number        Weighted
    Range of          Outstanding     Remaining      Weighted-Average  Exercisable     Average
Exercisable Prices    At 12/31/98  Contractual Life   Exercise Price   at 12/31/98  Exercise Price
--------------------  -----------  ----------------  ----------------  -----------  --------------
----------------------------------------------------------------------------------------------------------------
$   0.875 - $.75           4,932,250                1.8             $ 0.11          4,518,750             $ 0.11
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
$ 0.875 -  $2.80           4,044,373                2.1               1.05          3,324,153               1.05
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

$3.00 - $7.50                295,375                1.9               2.76            195,375               2.50
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

$10.00 - $20.00               32,750               8.93              12.14             32,750              12.14
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

            Totals         9,304,748                2.0             $ 0.66          8,071,028             $ 0.60
                  ==============================================================================================

----------------------------------------------------------------------------------------------------------------

NOTE 12 -- COMMITMENTS

Lease Agreement

     The Company was obligated under a lease agreement for its executive offices through August 1997. From September 1997 forward, the Company is renting the offices on a month-to-month basis at a rate of $7,250 per month.

     Rent expense for the years ended December 31, 1998 and 1997 including parking, included in selling, general and administrative expenses, was $138,627 and $98,538, respectively.

Employment Agreements

          On December 1, 1993, the Company entered into a three-year employment agreement with Mark Beychok which provided for an annual base salary of $150,000, the grant of an option to purchase 100,000 shares of common stock at $5.00 per share (as adjusted for the reverse stock split effected in 1996), and $1,000,000 of life insurance, the proceeds of which will be split equally between the employee's beneficiary and the Company. In December 1995, in recognition of Mr. Beychok's deferral of his compensation during 1995 and his assuming additional responsibilities within the Company, Mr. Beychok's employment agreement was amended to grant him an additional 62,500 five-year options with an exercise price of $3.00 (as adjusted for the reverse stock split effected in 1996), a price equal to the offering price in the Company's then on-going private placement. In November 1995, Mr. Beychok agreed to convert his accrued salary to stock and options on the same terms as the Company's on-going equity bridge financing. The Company's Board of Directors approved this transaction in December 1995. In such connection, Mr. Beychok converted $45,821 of accrued salary into 19,092 shares; 9,547 options with an exercise price of $4.50; and 9,547 options with an exercise price of $6.00. In September 1997, Mr. Beychok entered into a new employment agreement ("Agreement") with the Company for three years. Under the Agreement, Mr. Beychok receives an annual base salary of $150,000 and was granted options for 450,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, March 3, 1999, September 3, 1999, and March 3, 2000. In May 1997 the price of all options other than those related to the private placement were repriced to $0.91. In September 1997 Mr. Beychok was given a successful litigation reward of $51,535 plus 100,000 shares of common stock at fair market value of $1.00.

     In August 1996, the Company entered into an employment agreement with John Coppolino, which was dated January 1, 1996. Under his agreement, which is for a one year term, with two one year renewal terms at the option of the Company, Mr. Coppolino received an initial salary of $102,000; and, is entitled to annual increases of 5-6% based on increases in the cost of living. Mr. Coppolino's employment agreement provided for the grant of 225,000 options, expiring December 31, 2000 for the purchase of common stock at $3.00 (as adjusted for the reverse stock split effected in October 1996). Of these options: (i) 56,250 have vested (ii) 56,250 have lapsed and (iii) 56,250 will vest on each of January 1, 1998 and January 1, 1999, subject to the Company meeting certain performance criteria. In May 1997 the Board of Directors reduced the option price of all unlapsed options to $0.91 and removed the vesting requirement. In September 1997, Mr. Coppolino entered into a new employment agreement ("Agreement") with the Company for two years. Under the Agreement, Mr. Coppolino receives an annual base salary of $120,000, and was granted options for 300,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, and March 3, 1999. In September 1997, Mr. Coppolino was given a successful litigation reward of $25,000, forgiveness of debt of $25,000, plus 25,000 shares of common stock at $1.00, being the fair market value at the date of the award.

Auburn Farms Trademark Acquisition

     The Company entered into a purchase agreement in 1996 whereby it acquired the Auburn Farms trademark and other related trademarks. Deferred payments, which will be accounted for as royalties under the agreement, amount to 3-1/2% of gross sales of products sold using these trademarks during the 30 months beginning May 1, 1996, with gradually reducing percentages over the next successive three thirty-month periods. Deferred payments under the agreement made in 1996 were $45,612 and in 1997 were $18,801 and were expensed as royalties during the year.

    In 1996, Auburn Farms entered Chapter 7 bankruptcy. In connection with the Auburn Farms bankruptcy, the Company entered into an agreement with Sacramento Bank the priority secured creditor in the Auburn Farms bankruptcy, by which the Company assumed the bank's position as the priority secured creditor in the bankruptcy. Under independent counsel's advice, the Company believes, as a consequence of the agreement with the bank, that it is no longer liable for royalty payments subsequent to 1997.

NOTE 13 -- MAJOR CUSTOMERS

     The Company derived the following revenue from major customers, each of which provided 10% or more of total revenues during the year ended December 31, 1998 and 1997:

                                1998        1997
                             -----------  ---------

  Wal-Mart                    $  585,813          -
  A-1 International, Inc.        532,422    320,235
                              ----------   --------

   Total                      $1,118,235   $320,235
                              ==========   ========

NOTE 14 -- LITIGATION

     The Company is subject to pending claims and litigation, the most significant of which are discussed below.

     In December 1994, Lloyd Gauntt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants was the Company and its then Chief Executive Officer, Steve Westlund. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court has dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage
firms and associated persons must be submitted to arbitration.   The Plaintiff
has appealed that ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff `s losses might be as little as $15,000.

     In April, 1997, the Company agreed in principle with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender), in which Donald Wohl, a Director of the Company at the time, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection
with the Company's arbitration against The Keebler Company.   The loan was
evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company did not realize any net proceeds from the arbitration, the Loan would be canceled and the Lender would receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan was repaid through the application of the net proceeds of the arbitration, the Lender would receive warrants for the purchase of 200,000 shares of Common Stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds, but not less than $100,000; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders. A second proposal, from another source, contained terms which would have required the Company to pay $2,050,000 in fees based on the actual award, repay the $300,000 advance, and be granted a warrant for 1,000,000 shares of the Company's common stock at an exercise price of $1.00. The loan amount of $300,000 was repaid upon settlement of the litigation in June 1997 and receipt of funds in July 1997, plus $1,236,883 in conformity with the agreed upon formula, plus a warrant for 200,000 shares of the Company's common stock at a $0.01 per share. See Note 16 to the Consolidated Financial Statements for the recording of the entire transaction.

     In connection with the acquisition of assets of Auburn Farms, Inc., ("AFI") in 1996, the Company acquired the intellectual property and certain claims of AFI. In May 1996, the Company filed an action in federal court alleging Lanham Act violations, misappropriation of trade secrets, unfair competition, conspiracy and related claims arising out of misappropriation of Auburn Farms' principal products by Auburn Farms co-packer, New Life Bakery ("New Life") and a principal competitor, Barbara's Bakery ("Barbara's"). The lawsuit was filed in the United States District Court for the Eastern District of California which is scheduled for trial in May 2000. Vitafort is seeking in excess of $10 million in damages based on claims of unfair competition, breach of contract, fraud among other claims. These claims arise from New Life's abrupt termination of production for Auburn Farms and its alleged conspiracy with Barbara's Bakery to make and distribute to natural food stores and other retailers products to which Auburn Farms (and Vitafort as successor) had contractual rights to distribute exclusively. It is also based on Barbara's Bakery's representations to brokers, distributors and consumers that it had the right to distribute these same food products. The Company has been advised by outside litigation counsel that evidence produced in discovery may support a request for punitive damages. The defendants have filed counterclaims against Vitafort and its Chief Executive Officer seeking $5 million in damages.

     Vitafort has secured up to $800,000 in off balance sheet financing for the litigation against New Life and Barbara's Bakery, including $600,000 from a newly formed investment partnership, Auburn Farms Vindication Partners, LLC, for the purpose of paying the legal fees and expenses of the pending litigation. The fee arrangement includes a limited, partial contingency arrangement with Jenner & Block, one of the nation's leading trial firms. Jenner & Block also represented Vitafort in the 1997 arbitration against The Keebler Company that resulted in Vitafort receiving $6.75 million in damages and attorneys' fees. Under the fee arrangements, the first proceeds received from the litigation, if any, will go to repay the advancements of legal fees and expenses, including those made by the Company. Between 25% to 35% of any additional amounts may be paid to the investment partnership. Additionally, the investment group may collectively receive as much as $180,000 as additional compensation from a successful resolution in the litigation. These fee arrangements may materially decrease the value of any recovery to the Company.

     On March 25, 1998, New Life and Barbara's purported to purchase from AFI's bankruptcy estate certain claims against Barbara's and New Life for $300,000. The purchased claims do not include any of the claims previously acquired by the Company. In a subsequent transaction, Vitafort acquired Sacramento Commercial Bank's interest in the litigation proceeds. The Company may be obligated to pay a portion of any recovery to the Company against New Life to AFI's bankruptcy estate and/or its creditors, as well as a portion of any recovery against any defendant to the Auburn Farms Vindication Limited Partners, LLP which is committed to funding a significant part of the litigation expense. The Company intends to pursue this litigation vigorously. There is no assurance given that the Company will receive any recovery. The Company believes that the distribution of the Auburn Farms products was substantially injured by unfair competition from Barbara's Bakery and New Life.

     On September 29, 1998, a complaint was filed in Superior Court, the County of Los Angeles, in an action entitled "Kirtland & Packard LLP, a California Limited Liability Partnership vs. Vitafort, Inc., a Delaware Corporation; and Does 1-25 inclusive." The complaint alleges Breach of Contract, Fraud, Negligent Misrepresentation, Common Counts, Breach of Implied Covenant of Good Faith and Fair Dealing, Negligent Performance of Contract, and Declaratory Relief, arising out of a contract for legal services. The Complaint seeks damages in the amount of $85,000 plus interest and attorneys fees, and for such
other and further relief as the Court deems just and proper.   The Company is
vigorously defending the suit.

     In addition to the items discussed in this note, the Company is a party to legal proceedings (which generally relate to disputes between the Company and its suppliers or customers regarding payment for products sold or supplied) are typical for a company of its size and scope and financial condition, and that none of these proceedings are believed to be material to its financial condition or results of operations.


NOTE 15 - RELATED PARTY TRANSACTIONS

     The Company has entered into related party transactions during 1997 and 1998. See Notes 10, 11, 12, 18 and 19 for further detailed information.


NOTE 16 - EARNINGS PER SHARE

     The following table reconciles the numerators and denominators of the basic and diluted (loss) earnings per share computation:

                                                                       December 31,
                                                                   1998          1997
                                                                   ----          ----
Basic (loss) earnings per share
   Net (loss) income                                           $(4,258,005)  $   473,031
 Deemed dividends                                                 (629,148)     (305,749)
                                                               -----------   -----------

 (Loss) income available to common stockholders (numerator)    $(4,887,153)  $   167,282
                                                               ===========   ===========

 Weighted average common shares outstanding (denominator)        7,348,093     5,831,404
                                                               ===========   ===========

 Basic (loss) earnings per share                               $      (.66)  $      0.03
                                                               ===========   ===========

Diluted (loss) earnings per share
 (Loss) income available to common shareholders (numerator)                  $   167,282
                                                                             ===========

 Weighted average common shares outstanding                                    5,831,404
 Weighted average options outstanding                                          2,511,516
 Weighted average convertible preferred stock                                      6,667
 Stock acquired with proceeds                                                 (2,006,190)
                                                                             -----------
 Weighted average common shares and
   assumed conversions outstanding (denominator)                               6,343,397
                                                                             ===========

Diluted earnings (loss) per share                                            $      0.03
                                                                             ===========

     Options and warrants to purchase 8,751,028 shares of common stock and 958,565 shares of common stock at various prices per share, at December 31, 1998 and 1997, respectively, as well as 1,463,415 shares reflecting conversion of the convertible note payable assuming it was converted at December 31, 1998, were not included in the computation of diluted earnings (loss) per share because the effect would be antidilutive.

     The diluted earnings (loss) per share has not been calculated for 1998 because the Company incurred a loss and all potentially dilutive securities are antidilutive. The diluted loss per share for 1998 is the same as the basic loss per share.


NOTE 17 - MARKETABLE SECURITIES

     The marketable securities carrying amount and fair value (based on quoted market prices) of securities available for sale at December 31, 1998, is $250,000.


NOTE 18 - LITIGATION RECOVERY, NET OF COSTS

     On June 20, 1997, the Company received notice of the interim award under the arbitration with the Keebler Company. The award was for $5,983,923 as well as compensation for all legal fees and costs associated with the arbitration proceedings. Based on the agreement with ATCOLP INVESTMENT PARTNERS (the "Lender"), in which Donald Wohl, a Director of the Company, is the general partner, the Company agreed to pay the Lender a sliding percentage of the proceeds from the settlement in exchange for advancing $300,000 to the Company to meet the litigation expenses. The Board of Directors, with Mr. Wohl abstaining, considered two bids and found his to be the more reasonable of the two.

     On July 15, 1997, the Company received $6,750,000 in full and final settlement. Of that amount, $1,055,608 was paid for legal fees and costs, plus $1,236,885 to ATCOLP INVESTMENT PARTNERS under the existing agreement and $300,000 to repay the loan. Also, the Company issued a warrant for 200,000 shares of common stock to ATCOLP INVESTMENT PARTNERS as additional consideration. The Company recorded $138,000 as additional fees to ATCOLP for the warrant, that amount being the estimated fair value of non-registered securities on that day. Additionally, the Company was able to cancel $140,829 in debt due to the Keebler Company. The amount of the award, $5,983,000, has been reported as income, under the heading litigation, net of costs, while the difference between the $6,750,000 award and the $5,983,000 recovery, or $767,000, has been treated as a reimbursement of expenses in the general and administrative expenses for the year ended December 31, 1997.


NOTE 19 - RECENT FINANCING AGREEMENTS

     Effective December 30, 1998, the Company completed the Closing under a series of agreements including a Common Stock Purchase Agreement (the "CSPA"), dated as of December 30, 1998, by and among the Company; Terra Healthy Living, Ltd., a B.V.I. corporation ("Terra"); Sovereign Partners Limited Partnership, a Connecticut limited partnership ("Sov"); and Dominion Capital Fund, Ltd., a Bahamian corporation ("Dom"). Pursuant to the CSPA and the related documents:

     Terra acquired 2,712,843 shares of the Company's common stock from Sov and Dom for $235,000. Such shares were issued by the Company upon the conversion by Sov and Dom of an aggregate of 235 shares of the Company's 1997 Series A Convertible Preferred Stock ("Series A Preferred").

     The Company borrowed $2,065,000 from Terra pursuant to a Promissory Note With Warrant and Registration Rights (the "Terra Note"). The Terra Note is a five year note bearing interest at 6% per annum. Interest on the Terra Note is payable annually. The Terra Note provides for the issuance to Terra of a five year warrant (the "Terra Warrant") for the purchase of 500,000 shares of the Company's common stock at $.25 per share. The Terra Note further provides that the first year's interest on the Terra Note shall be applied to the partial exercise of the Terra Warrant.

     The Company applied the $2,065,000 proceeds of the Terra Note to redeem all 1,351 remaining shares of Series A Preferred held by Sov and Dom, as well as a convertible debenture in the amount of $548,352 held by Dom.

     The aggregate of $2,300,00 paid by Terra in connection with its purchase of the 2,712,843 shares of the Company's common stock from Sov and Dom and in connection with the Terra Note was satisfied through the delivery to Sov and Dom of marketable securities having a value of $2,300,000. Under the CSPA, Terra made certain assurances to Sov and Dom and assumed certain obligations to assure that Sov and Dom would realize $2,300,000 on the sale of the marketable securities.

     The Company borrowed $300,000 from each of Sov and Dom pursuant to a non-negotiable nine month promissory note bearing interest at 8% per annum (the "Sov Note" and the "Dom Note"). These notes provide for their repayment, at the option of the Company, in registered common stock of the Company which shall be valued at the then market for such stock. The Sov Note and the Dom Note provide for the issuance to each of Sov and Dom of 60,000 warrants which expire on December 31, 2003, half of which are exercisable at $.40 and half of which are exercisable at $.25. If the Company repays the Sov Note or the Dom Note with common stock, as provided in such notes, then the exercise price of the $.25 warrant is reduced to $.01.

     The CSPA granted the Company the right to redeem up to 2,000,000 of the shares of its common stock acquired by Terra through June 30, 2000, based upon a formula related to the market price of the common stock at the time of the redemption.

     In addition, the Company issued 571,232 shares of its common stock to Sov in connection with Sov's prior conversion of 40 shares of Series A Preferred Stock.

                      VITAFORT INTERNATIONAL CORPORATION

                               TABLE OF CONTENTS
                               -----------------


PART 1 - FINANCIAL INFORMATION

--------------------------------------------------------------------------------

Consolidated Financial Statements:

   Balance Sheets - September 30, 1999 (unaudited) and December 31, 1998.....F-29-F-30

   Statements of Operations -

   Nine Month Period Ended September 30, 1999 and 1998 (unaudited)...........F-31

   Statements of Cash Flows -

   Nine Month Periods Ended September 30, 1999 and 1998 (unaudited)..........F-32

   Statement of Stockholders' Equity  --

   Nine Month Period Ended September 30, 1999 (unaudited)....................F-33

   Notes to the Financial Statements (unaudited).............................F-34

               VITAFORT INTERNATIONAL CORPORATION & SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                As of September 30, 1999 and December 31, 1998

                                    ASSETS
                                    ------

                                                                  September 30,
                                                                      1999              December 31,
                                                                   (Unaudited)             1998
                                                                  -------------         ------------
Current assets
  Cash and cash equivalents                                       $   1,327,033         $    903,649
  Marketable securities                                                  55,000         $    250,000
  Accounts receivable, less allowance
    for doubtful accounts of $82,106 and $41,775                        538,441              929,006
  Other Receivables                                                      96,659                    -
  Inventories                                                           519,749              196,603
  Prepaid expenses and other current assets                             544,084              132,509
                                                                  -------------         ------------
    Total Current Assets                                              3,080,966            2,411,767
                                                                  -------------         ------------

Equipment
  Manufacturing equipment                                               110,824               19,881
  Furniture and equipment                                               105,160              105,160
  Computer equipment                                                    209,574              209,574
                                                                  -------------         ------------
                                                                        425,558              334,615
  Less accumulated depreciation                                        (323,039)            (271,411)
                                                                  -------------         ------------
    Net Equipment                                                       102,519               63,204
                                                                  -------------         ------------

Other Assets
  Intangible assets, net of accumulated amortization
   of $121,224 and $66,236                                              781,148              911,684
  Other assets                                                              875                  875
                                                                  -------------         ------------
    Total Other Assets                                                  782,023              912,559
                                                                  -------------         ------------

                                                                  $   3,965,508         $  3,387,530
                                                                  =============         ============



          See accompanying notes to consolidated financial statements

               VITAFORT INTERNATIONAL CORPORATION & SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                As of  September 30, 1999 and December 31, 1998

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                                   September 30,
                                                                        1999              December 31,
                                                                    (Unaudited)               1998
                                                                   -------------          ------------
Current liabilities
  Notes payable - bank                                             $          -           $    283,689
  Notes payable - other                                               1,790,493                958,724
  Convertible notes payable                                             375,000                600,000
  Accounts payable                                                      825,868              1,054,079
  Accrued expenses                                                      385,756                130,303
                                                                   ------------           ------------
    Total Current Liabilities                                         3,377,117              3,026,795
                                                                   ------------           ------------

Long-term debt                                                                -              2,065,000
                                                                   ------------           ------------

Minority Interest                                                       183,666                      -
                                                                   ------------           ------------

Stockholders' equity (deficit)
  Series B, 10% Cumulative Convertible Preferred Stock,
   $.01 par value; authorized 110,000 shares; issued and
   outstanding 1,000 shares, aggregate liquidation preference
   of $50,000                                                                10                     10
  Series C, Convertible Preferred Stock, $.01 par value;
   authorized 450 shares; issued and outstanding 50 shares,                   1                      1
   aggregate liquidation preference of $50,000

  Common stock, $.0001 par value; authorized 30,000,000
   shares; issued and outstanding 17,517,288 and 12,056,428               1,752                  1,206
   shares

  Additional paid-in-capital                                         26,877,859             24,064,868
  Accumulated deficit                                               (26,474,897)           (25,770,350)
                                                                   ------------           ------------
    Total Stockholders' Equity (Deficit)                                404,725             (1,704,265)
                                                                   ------------           ------------

                                                                   $  3,965,508           $  3,387,530
                                                                   ============           ============


          See accompanying notes to consolidated financial statements

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                                                        Nine Months Ended
                                                                                           September 30,
                                                                                  1999                    1998
                                                                              -----------             -----------
Net revenues                                                                  $ 1,851,685             $ 1,555,505

Cost of sales                                                                   1,161,653                 951,407
                                                                              -----------             -----------

      Gross profit                                                                690,032                 604,098
                                                                              -----------             -----------

Operating expenses
  Research and development                                                         56,315                 280,251
  Sales and marketing                                                           1,279,950               1,368,052
  General and administrative                                                    1,394,384               2,121,027
                                                                              -----------             -----------
    Total operating expenses                                                    2,730,649               3,769,330
                                                                              -----------             -----------

    Loss from operations                                                       (2,040,617)             (3,165,232)

Other income (expense)
  Interest income                                                                   6,498                  38,851
  Litigation recovery, net of costs                                             1,260,632                 (60,000)
  Minority interest in net loss of consolidated subsidiary                          6,835                       -
  Interest expense                                                               (253,723)               (149,202)
                                                                              -----------             -----------
    Total other income (expense)                                                1,020,242                (170,351)
                                                                              -----------             -----------

    Income (loss) before income tax expense                                    (1,020,375)             (3,335,583)

State income tax expense                                                                -                   3,407
                                                                              -----------             -----------

Net loss after tax, before extraordinary item                                  (1,020,375)             (3,338,990)
Extraordinary item                                                                315,828                       -
                                                                              -----------             -----------

Net income (loss)                                                                (704,547)             (3,338,990)
Deemed dividend to preferred shareholders                                               -                (629,148)
                                                                              -----------             -----------
Net income (loss) allocable to common shareholders                               (704,547)             (3,968,138)
                                                                              ===========             ===========

Basic and diluted net income (loss) per common share:
     Loss before extraordinary item                                                 (0.07)                  (0.55)
     Extraordinary gain on extinguishment of debt                                    0.02                       -
                                                                              -----------             -----------
Basic and diluted net income (loss) per common share                          $     (0.05)            $     (0.55)
                                                                              ===========             ===========

Basic and diluted  weighted average shares of common stock                     14,785,893               7,178,791
                                                                              ===========             ===========

          See accompanying notes to consolidated financial statements

                VITAFORT INTERATIONAL CORPORTION & SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                          Nine Months Ended September 30,
                                                                                               1999             1998
                                                                                          --------------    -------------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
    Net income(loss)                                                                         $  (704,547)       $ (3,338,990)
    Adjustments to reconcile net income to cash and cash equivalents provided by (used in) operating activities
    Extraordidnary item                                                                         (315,828)                  -
    Depreciation and amortization                                                                119,798             136,207
    Minority interest in net loss of consolidated subsidiary                                      (6,835)                  -
    Stock issued for services                                                                    206,878             214,706
    Changes in operating assets and liabilities:
      (Increase) decrease in:
        Accounts receivable,  net                                                                390,566             105,500
        Inventories                                                                             (323,147)           (332,522)
        Prepaid expenses and other current assets                                               (237,024)             57,983
        Other assets                                                                             (96,659)               (875)
       Increase (decrease) in:
        Accounts payable                                                                          54,344             503,584
        Accrued expenses                                                                         240,453            (284,188)
                                                                                             -----------        ------------
         Cash and cash equivalents used in operating activities                                 (672,001)         (2,938,595)
                                                                                             -----------        ------------

Cash flows from investing activities:
  Purchase of equipment                                                                          (90,942)            (42,392)
  Advances to related parties                                                                          -                (468)
  Advances to Global International                                                                     -            (285,385)
  Cash acquired through sale of marketable securities                                            195,000                   -
  Cash acquired through acquisition of Global International Sourcing                                   -              75,462
                                                                                             -----------        ------------
         Cash and cash equivalents provided by (used in) investing activities                    104,058            (252,783)
                                                                                             -----------        ------------
Cash flows from financing activities:
  Proceeds from issuance of stock                                                                125,000             499,000
  Proceeds from notes payable                                                                    607,517             720,726
  Contribution to equity of subsidiary by shareholders                                           500,000                   -
  Repayments of notes payable                                                                   (241,190)                  -
                                                                                             -----------        ------------
         Cash and cash equivalents provided by financing activities                              991,327           1,219,726
                                                                                             -----------        ------------

Increase (decrease) in cash and cash equivalents                                                 423,384          (1,971,652)
Cash and cash equivalents, beginning of period                                                   903,649           2,199,036
                                                                                             -----------        ------------
Cash and cash equivalents, end of period                                                     $ 1,327,033        $    227,384
                                                                                             ===========        ============

Supplemental  disclosure of cash flow information
  Cash paid during the period for:
    Interest                                                                                 $   253,723        $    149,202
    Income taxes                                                                             $         -        $      3,407

Supplemental disclosure of non-cash operating, investing, and financing activities
    Stock issued for accounts payable                                                        $   150,962        $    519,692
    Stock issued for prepaid consulting services                                             $    72,447        $    102,602
    Stock issued for repayment of debt                                                       $   543,775        $          -
    Stock issued for acquisition of marketing contract                                       $         -        $     43,125
    Debt transferred to capital                                                              $ 1,521,225        $          -
    Acquisition of Global International Sourcing:
         Assets acquired, net of cash                                                        $         -        $    535,786
         Liabilities assumed, including $522,328 due to Vitafort                             $         -        $    829,461
         Contribution to equity of subsidiary by shareholders allocated
                 to minority interest                                                        $   182,500        $          -

          See accompanying notes to consolidated financial statements

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     Nine Months Ended September 30, 1999
                                  (Unaudited)

                                          Series B         Series C
                                         Convertible      Convertible
                                      Preferred Stock   Preferred Stock    Common Stock      Additional
                                      ---------------  ----------------- ------------------   Paid-In     Accumulated
                                      Shares   Amount   Shares   Amount  Shares     Amount    Capital       Deficit       Total
                                      ------   ------  -------  -------- ---------- -------  -----------  ------------  -----------
Balance, January 1, 1999              1,000    $   10       50  $      1 12,056,428  $1,206  $24,064,868  $(25,770,350) $(1,704,265)

Exercise of stock options                                                 5,460,860     546  $   974,266                    974,812

Contribution to equity of Hollywood
    Partners.com  by shareholders                                                                317,500                    317,500

Contribution to paid in capital
    by shareholders                                                                            1,521,225                  1,521,225

Net Income                                                                                                    (704,547)     704,547
                                      ------   ------  -------  -------- ---------- -------  -----------  ------------  -----------

Balance, September 30, 1999           1,000    $   10       50  $      1 17,517,288  $1,752  $25,356,634  $(24,953,672) $   404,725
                                      ======   ======  =======  ======== ========== =======  ===========  ============  ===========

          See accompanying notes to consolidated financial statements

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - GENERAL

     The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation for each of the periods presented. The results of operations for interim periods are not necessarily indicative of results to be achieved for full fiscal years.

     As contemplated by the Securities and Exchange Commission (SEC) under item 310(b) of Regulation S-B, the accompanying consolidated financial statements and related footnotes do not contain certain information that will be included in the Company's annual consolidated financial statements and footnotes thereto. For further information, refer to the consolidated financial statements and related footnotes included in the fiscal 1998 filing.

     The Company is presently engaged in formulating, marketing and distributing fat-free, low fat and reduced fat foods.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (a) The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

     (b) Inventories are stated at the lower of cost (first-in, first-out basis) or market.

     (c) Prepaid assets include product introduction expenses (which are recorded at cost and amortized over the economic life thereof), but not in excess of twelve months, consulting and other prepaids.

     (d) Fixed assets are composed of manufacturing equipment, furniture, office equipment, and computer equipment and are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful life, generally five years or less.

     (e) Intangible assets, which are recorded at cost, are composed of debt issuance costs, acquisition costs of Auburn Farms and Natures Warehouse trademarks, and goodwill associated with the acquisition of Global International Sourcing, Inc. The acquisition costs associated with trademarks and goodwill are being amortized on a straight-line basis over twenty years. All other intangible assets are being amortized on a straight-line basis over periods not exceeding five years. These costs are reviewed by management periodically and written down to the value of the future benefit expected to be derived.

     (f) For the purpose of cash flow, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     (g) For the nine months ended September 30, 1999, basic loss per share has been computed using the weighted average number of common shares outstanding during the period. Dividends on cumulative preferred stock are not material.

NOTE 3 - INVENTORIES

     Inventories are stated at the lower of cost (first in, first out) or market. Inventory consists of the following:

                                        September 30, 1999    December 31, 1998
                                        ------------------    -----------------

     Finished goods                          $  320,457            $ 118,524
     Packaging and raw material                 199,292               78,079
                                             ----------            ---------
                                             $  519,749            $ 196,603
                                             ==========            =========


NOTE 4 - EXTRAORDINARY ITEM

     Extraordinary item reflects the forgiveness by vendors and consultants of $315,827. As of September 29, 1999, Terra forgave debt in the amount of $1,521,225 due to it by the Company. Although forgiveness of debt is normally presented as extraordinary item, since Terra is a related party, generally accepted accounting principles require the Forgiveness to be recorded as a contribution to capital.

NOTE 5- STOCKHOLDERS' EQUITY

     During the nine month period ended September 30, 1999, the holders of stock options which were granted in 1998 at a fair market value to purchase 5,460,860 shares of stock exercised these options as follows:

     (a) 1,550,316 shares at prices ranging from $0.085 to $1.00 in settlement of $150,962 of debts previously recorded as a liability.

     (b) 765,500 shares at prices ranging from $0.085 to $0.40 in exchange for $91,273 of services rendered.

     (c) 396,187 shares at prices ranging from $0.10 to $0.25 as prepayment for $72,447 of future services to be rendered to the Company.

     (d) 1,235,857 shares at $0.44 to convert the remaining convertible debt of $ 543,775 owed to Terra Healthy Living, Ltd.

     (e) The Company issued 1,013,000 shares at prices ranging from $0.085 to $0.667 as additional compensation of $ 115,605 to various employees.

     (f)  A shareholder exercised 500,00 options at a price of $0.25.


NOTE 6 - LINE OF CREDIT

     In June 1999, the Company paid off its line of credit, but the assets are still collateralized.


NOTE 7 - GOING CONCERN

     The Company has prepared the financial statements included herewith assuming that the Company will continue as a going concern. Although the Company raised additional capital in 1999, it has not generated sufficient revenue-producing activity to sustain its operations. Accordingly, the Company must realize a satisfactory level of profitability from its current and future operations in order to remain a viable entity. The Company's auditors have included an explanatory paragraph in their report for the year ended December 31, 1998 indicating there is substantial doubt regarding the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty.


NOTE 8 - LITIGATION

     The Company is subject to pending claims and litigation, the most significant of which are discussed below.

     In December 1994, Lloyd Gauntt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants were the Company and its then Chief Executive Officer, Steve Westlund. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and associated persons must be submitted to arbitration. The Plaintiff appealed that ruling and the appellate court affirmed the lower court ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action in the event the plaintiff seeks to pursue the arbitration. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff's losses might be as little as $15,000.

     In April, 1997, the Company agreed in principle with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender), in which Donald Wohl, a Director of the Company at the time, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection with the Company's arbitration against The Keebler Company. The loan was evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company did not realize any net proceeds from the arbitration, the Loan would be canceled and the Lender would receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan was repaid through the application of the net proceeds of the arbitration, the Lender would receive warrants for the purchase of 200,000 shares of Common Stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds, but not less than $100,000; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders. A second proposal, from another source, contained terms which would have required the Company to pay $2,050,000 in fees based on the actual award, repay the $300,000 advance, and be granted a warrant for 1,000,000 shares of the Company's common stock at an exercise price of $1.00. The loan amount of $300,000 was repaid upon settlement of the litigation in June 1997 and receipt of funds in July 1997, plus $1,236,883 in conformity with the agreed upon formula, plus a warrant for 200,000 shares of the Company's common stock at a $0.01 per share.

     In connection with the acquisition of assets of Auburn Farms, Inc., ("AFI") in 1996, the Company acquired the intellectual property and certain claims of AFI. In May 1996, the Company filed an action in federal court alleging Lanham Act violations, misappropriation of trade secrets, unfair competition, conspiracy and related claims arising out of misappropriation of Auburn Farms' principal products by Auburn Farms co-packer, New Life Bakery ("New Life") and a principal competitor, Barbara's Bakery ("Barbara's").

     On August 3, 1999, the Company entered into litigation settlement agreements with Barbara's Bakery, Inc. ("Barbara's Bakery"), New Life Bakery, Inc. ("New Life"), Gil Pritchard, David Marson, James Marson, and Kim Walters (collectively the "Defendants") and resolved the Company's disputes with its insurers over coverage for Defendants' counterclaims against the Company and Mark Beychok. The lawsuit alleged that Barbara's Bakery had violated the Federal Lanham Act, and the California Unfair Competition Act, by improperly marketing toaster pastries, fruit juice sweetened cookies, and fig bars, and that New Life Bakery had breached an agreement with Auburn Farms, Inc., whose claims Vitafort purchased in 1996. Barbara's Bakery further agreed to withdraw from the toaster pastry business by discontinuing its Nature's Choice Toaster Pastry line by no later than November 30, 1999. Vitafort had secured up to $800,000 in off balance sheet financing for the litigation against New Life and Barbara's Bakery, including $600,000 from an investment partnership, Auburn Farms Vindication Partners, LLC, for the purpose of paying the legal fees and expenses of the pending litigation. The fee arrangement included a limited, partial contingency arrangement with the Chicago-based law firm of Jenner & Block. After paying attorneys' fees and making payments to outside investors who funded the litigation, the Company has received approximately $1,260,000. Each party to the litigation denies all liability and wrongdoing in connection with the claims asserted in the pending litigation. The Company intends to use the proceeds of the settlement towards its working capital requirements.

     In addition to the items discussed in this note, the Company is a party to legal proceedings (which generally relate to disputes between the Company and its suppliers or customers regarding payment for products sold or supplied) are typical for a company of its size and scope and financial condition, and that none of these proceedings are believed to be material to its financial condition or results of operations.


NOTE 9 - SHARE EXCHANGE AND REORGANIZATION

     Effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, Vitafort exchanged all of the issued and outstanding shares of Hollywood Partners, Inc., a California corporation that previously operated as a wholly-owned subsidiary of the Company. In consideration, Vitafort received an aggregate of 5,000,000 shares of the common stock of Hollywood Partners and is now the majority stockholder of the new company with 62.5% of the company's issued and outstanding common stock. In connection with the transaction, Hollywood Partners, Inc. changed its name to Hollywood Partners.com, Inc.


NOTE 10 - SUBSEQUENT EVENTS

     On October 12, 1999, the Company retired a convertible note in the amount of $375,000 plus accrued interest of $6,512.50.

     During the months of October and November 1999, the Company received $1,500,000 from Terra Health Living, Ltd. One million-dollars was invested in Swiss securities.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

     SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents;
          Insurance.

               (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c)  To the extent that a director, officer,
          employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and

          (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d)  Any indemnification under subsections (a) and
          (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
          (b) of this section. Such determination shall be made
          (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f)  The indemnification and advancement of
          expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purpose of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 25.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee                   $313.13
National Association of Securities Dealers, Inc. filing fee     $618.61
Transfer Agent's and Registrar's Fees                           $     *
Legal fees and expenses                                         $     *
Accounting fees and expenses                                    $     *
Miscellaneous                                                   $     *
                                                                -------
Total                                                           $931.74

*  To be provided by amendment.

All amounts estimated except for Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fee.

As required by agreements between the Company and the Selling Stockholders, all of these expenses of issuance and distribution will be paid by the Company.

Item 26.  Recent Sales of Unregistered Securities.

     During February 1995, the Registrant issued $500,000 principal amount of its secured promissory notes and 450,000 options to purchase its common stock at a price of $.07 per share (22,500 options to purchase shares at $1.40 as adjusted for a reverse stock split effected October 4, 1997) in a private placement pursuant to Regulation D under the Securities Act to six accredited investors. The notes were sold for $500,000 and the options for $10,000. The Company paid a commission of 7% to a broker dealer in connection with such notes.

     During June 1995, the Registrant issued 107,486 shares of its common stock (5,374 shares as adjusted for the reverse stock split effected October 4, 1996) to a note holder in exchange for the accrued principal and interest on a note. The note had been issued for cash consideration equal to its face value. The conversion price was $.40 per share ($8.00 as adjusted for a reverse stock split
effected October 4, 1996).   The transaction was exempt from registration under
the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the note holder.

     During July 1995, the Registrant issued 90,000 shares of its common stock (2,250 shares as adjusted for the reverse stock split effected October 4, 1996) for $.07 per share ($1.40 per share as adjusted for the reverse stock split effected October 4, 1996) upon the exercise of an option granted in connection with the February 1995 private placement described above. The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the option holder. The Company did not pay any commission with respect to such exercise.

     During October 1995, the Registrant issued 4,320,000 shares of its common stock (216,000 shares as adjusted for a reverse stock split effected October 4, 1996) to a note holder upon conversion of a note. $500,000 principal amount of note and $40,000 of accrued interest were converted in such transaction. The conversion price was $.125 per share ($2.50 as adjusted for the reverse stock split effected October 4, 1996). The issuance of the note was exempt from registration by reason of Regulation S promulgated under the Securities Act. The sale was to a non-US person located outside the United States.

     During November 1995, the Registrant issued 5,208,333 shares of its common stock (260,417 shares as adjusted for the reverse stock split effected October 4, 1996) at $.125 per share ($2.50 as adjusted for the reverse stock split effected October 4, 1996) in a private placement pursuant to Regulation D under the Securities Act to accredited investors. The Registrant realized net proceeds of $563,960 from this private placement. For each share purchased in the private placement, the investors also received 1/2 warrant at $.225 ($4.50 as adjusted for the reverse split effected on October 4, 1996) and 1/2 warrant at $.30 ($6.00 as adjusted for the reverse stock split effected on October 4, 1996).

     During December 1995, the registrant issued 64,284 shares of its common stock (3,214 shares as adjusted for a reverse stock split effected on October 4, 1996) to an investor in exchange for 50 shares of its Series B Convertible Preferred Stock and all of the dividends thereon. The transaction was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof as a transaction with an existing security holder.

     During June and December 1995, the Registrant issued an aggregate of 475,680 shares of its common stock (18,410 shares as adjusted for a reverse stock split effected October 4, 1996) to note holders in exchange for the accrued principal and interest on a note. The note had been issued for cash consideration equal to its face value. The principal amount of the notes was $162,500. The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the note holder.

     During December 1995, the Registrant exchanged 300 shares of its Series D Preferred Stock for 896,000 shares of its common stock (44,800 shares as adjusted for a reverse stock split effected October 4, 1996) in a privately negotiated transaction which was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the shareholder.

     During January 1996, the Registrant issued 357,143 shares of its common stock (17,856 as adjusted for a reverse stock split effected October 4, 1996) to a consultant in connection with the exercise of an option with an exercise price of $.10 ($2.00 as adjusted for a reverse stock split effected October 4, 1996). The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the exercising option holder.

     During November 1995 to February 1996, the Registrant sold an aggregate of 22,433,334 shares of its common stock (1,201,667 shares as adjusted for the reverse stock split effected October 4, 1996) at $.15 per share ($3.00 as adjusted for the reverse stock split effected October 4, 1996) in a private placement pursuant to Regulation D under the Securities Act to accredited investors. The Registrant realized net proceeds of $3,028,500 from these private placement and paid the placement agent commissions of $336,500. For each share purchased in these private placements, the investors also received 1/2 warrant at $.225 ($4.50 as adjusted for the reverse split effected on October 4, 1996) and 1/2 warrant at $.30 ($6.00 as adjusted for the reverse stock split effected on October 4, 1996).

     During March 1996, the Registrant exchanged 1,112,533 shares of its common stock (55,627 shares as adjusted for the reverse stock split effected October 4, 1996) for 372.5 shares of its Series D Preferred Stock, including all accrued dividends thereon. The effective price of the exchange was $.375 per share ($7.50 as adjusted for the reverse stock split effected October 4, 1996). The transaction was exempt from the registration requirements of the Securities Act by reason of section 3(a)(9) thereof as a transaction with existing security holders.

     During March 1996, the Registrant issued 5,000,000 shares of its common stock (250,000 shares as adjusted for the reverse stock split effected October 4, 1996) pursuant to the exemption from registration afforded by Regulation S promulgated under the Securities Act for transactions with non-US persons, which transactions occur outside the United States. The Registrant received appropriate representations from the investor. Registrant realized net proceeds of $1,350,000 from this private placement and paid the placement agent a commission of $150,000.

     During April 1996, the Registrant issued 5,666,667 shares of its common stock (283,333 shares as adjusted for the reverse stock split effected October 4, 1996) pursuant to the exemption from registration afforded by Regulation S promulgated under the Securities Act for transactions with non-US persons, which transactions occur outside the United States. The Registrant received appropriate representations from the investor. Registrant realized net proceeds of $651,590 from these private placements and paid placement agents commissions of $118,410.

     During May 1996, in connection with the private placement in November 1995 to February 1996, the Company issued an aggregate of 4,733,332 shares of its common stock (236,667 shares as adjusted for a reverse stock split effected October 4, 1996) upon conversion of indebtedness of $710,000. The transaction was with accredited investors and was exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder. The Registrant obtained the required investment representations from the investors and otherwise complied with the requirements of Regulation D.

     During July 1996, the Registrant sold 30,000 shares of its common stock (1,500 shares as adjusted for the reverse stock split effected October 4, 1996) upon exercise of an option with an exercise price of $.07 ($1.40 as adjusted for the reverse stock split effected October 4, 1996) in a transaction exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof. The Registrant obtained representations with respect to investment intent from the exercising option holder.

     During August 1996, the registrant issued 49,998 shares of its common stock (2,500 shares as adjusted for a reverse stock split effected on October 4, 1996) to an investor in exchange for 50 shares of its

Series B Convertible Preferred Stock and all of the dividends thereon. The transaction was exempt from registration under the Securities Act by reason of
Section 3(a)(9) thereof as a transaction with an existing security holder.

     During October 1996, the Registrant issued 80,000 shares of its common stock at $5.00 per share to eight accredited investors in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.

     During February 1997, the Registrant sold 500,000 shares of its common stock to an accredited investor for $1.00 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

     During April 1997, the Registrant sold 500 shares of its 1997 Series A Preferred Stock to an accredited investor for $1,000 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

     During May 1997, the Registrant sold 250 shares of its 1997 Series A Preferred Stock to an accredited investor for $1,000 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

     During July 1997, the Registrant issued 30,000 shares upon the partial exercise of an option with an exercise price of $1.00 per share. The transaction was exempt from registration under the Securities Act by reason of
Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the exercising option holder.

     During September 1998, the Registrant sold $548,352 principal amount of its convertible debentures to an accredited investor at their face value. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

     In December 1998, the Registrant sold 1,000,000 shares of its common stock to an investor for $250,000, or $.25 per share, which was paid by delivery to the Registrant of marketable securities. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

Item 27.  Exhibits.

     (a)  The following exhibits are submitted herewith:

     3.l       Certificate of Incorporation of Registrant(i)
     3.2       By-laws of Registrant(i)
     3.3       Agreement and Plan of Merger between the Registrant and Vitafort
               International Corporation, a California corporation(i)
     3.4       Certificate of Designation - Series A Preferred Stock(v)
     3.5       Certificate of Designation - Series B Preferred Stock(v)
     3.6       Certificate of Amendment to the Certificate of Incorporation,
               November 1991(v)
     3.7       Certificate of Designation - Series C Preferred Stock(v)
     3.8       Certificate of Amendment to the Certificate of Incorporation,
               filed February 8, 1994 (vi)
     3.9       Certificate of Designation - Series D Preferred Stock(vi)
     3.10      Certificate of Amendment to the Registrant's Certificate of
               Incorporation, filed November, 1995. Incorporated by reference to
               Exhibit 4.10 filed with the Registrant's Registration Statement on Form S-8 filed January 25, 1996 File Number 33-300435 (the "
               January 1996 S-8").
     3.11      Certificate of Elimination - Series A Preferred Stock.
               Incorporated by reference to Exhibit 4.24 to the Registrant's
               Registration Statement on Form S-8 Filed May 22, 1996 File Number
               333-04271 (the "May 1996 S-8").
     3.12      Certificate of Elimination - Series D Preferred Stock.
               Incorporated by reference to Exhibit 4.25 to the May 1996 S-8.
     3.13      Certificate of Amendment to the Registrant's Certificate of
               Incorporation, filed October 4, 1996.  Incorporated by reference to Exhibit 4.29 to the Registrant's Registration Statement on
               Form S-8 Filed December 12, 1996, File Number 333-17763 (the
               "December 1996 S-8").
     3.14      Amended Certificate of Designation of the Registrant's 1997
               Series A Preferred Stock filed May 1997 (ix)
     3.15      Amended Certificate of Designation of the Registrant's 1997
               Series A Preferred Stock filed March 1998 (xii)
     3.16      Amended Certificate of Designation of the Registrant's 1997
               Series A Preferred Stock filed October 1998 (xiii)
     3.17      Convertible Debenture dated August 1998 (xiii)
     4.1       Specimen Stock Certificate. Incorporated by reference to Exhibit
               4.1 Filed with the Registrant's Annual Report on Form 10K-SB for the Year ended December 31, 1996 (the "1996 10K-SB")
     4.2       Specimen Redeemable Common Stock Purchase Warrant(i)
     4.3       Form of Warrant Agreement(i)
     4.4       Proposed form of Underwriters Warrant Agreement(i)
     4.5
     4.6       Warrant Extension Agreement, December 18, 1992(v)
     4.7       Warrant Extension Agreement, December 18, 1994(vi)
     4.8       Warrant Extension Agreement, January 18, 1995(vi)
     4.9       Warrant Extension Agreement, April 3, 1995(vi)
     4.10      Warrant Extension Agreement, May 3, 1995. Incorporated by
               reference to Exhibit 4.18 to the January 1996 S-8.
     4.11      Warrant Extension Agreement, June 15, 1995.  Incorporated by
               reference to Exhibit 4.19 to the January 1996 S-8.
     4.12      Warrant Extension Agreement, July 17, 1995.  Incorporated by
               reference to Exhibit 4.20 to the January 1996 S-8.
     4.13      Warrant Extension Agreement, August 16, 1995. Incorporated by
               reference to Exhibit 4.21 to the January 1996 S-8.

     4.14 Warrant Extension Agreement, December 31, 1995. Incorporated by reference to Exhibit 4.21 to the January 1996 S-8.
     4.15 Warrant Extension Agreement, April 30, 1996. Incorporated by reference to Exhibit 4.23 to the May 1996 S-8.
     4.16 Warrant Extension Agreement, July 31, 1996. Incorporated by reference to Exhibit 4.26 to the December 1996 S-8.
     4.17 Warrant Extension Agreement, September 30, 1996. Incorporated by reference to Exhibit 4.27 to the December 1996 S-8.
     4.18 Warrant Extension Agreement, November 11, 1996. Incorporated by reference to Exhibit 4.28 to the December 1996 S-8.
     4.19 Warrant Extension Agreement, April 15, 1997. Incorporated by reference to Exhibit 4.19 to the 1996 10K-SB.
     4.20      Warrant Extension Agreement, October 31, 1997.(x)
     5.1       Opinion of Frank J. Hariton, Esq. (to file by amendment)
     10.1      Loan Agreement, dated August 19, 1988, between the Registrant and
               Bishop Capital, L.P. and promissory note in the principal amount of $150,000(i)
     10.2 License Agreement, dated April 25, 1986, between the Registrant and Crystal Geyser Water Registrant and amendment, dated January
               7, 1988(i)
     10.3      Demand Promissory Note, dated July 10, 1987, from Registrant to
               Joseph R. Daly in the principal amount of $300,000 and Modification, dated October 11, 1989(i)
     10.4      License Agreement, dated as of October 9, 1987, between the
               Registrant and Good Health Beverage, Inc. and amendment, dated
               November 23, 1988(i)
     10.5 Product Development Agreement, dated as of January 21, 1988, between the Registrant and International Multifoods, Inc.(i)
     10.6      Beverage Agreement, dated as of October 31, 1988, between the
               Registrant and PowerBurst Corporation(i)
     10.7      Amended and Restated Agreement, dated August 2, 1989, between the
               Registrant and Vitafort Far East Co., Ltd.(i)
     10.8      Agreement, dated August 11, 1989, between Barry Saltzman, MD. and
               Yoshio Tanaka(i)
     10.9      Lease, dated June 13, 1988, between Registrant and Shelterpoint
               Equities, Ltd. for offices at 591 Redwood Highway, Mill Valley,
               California(i)
     10.10     Agreement, dated July 25, 1989, between Nutrifish Corporation and
               Mt. Lassen Trout Farms(i)
     10.11 Salmon Rondelles Joint Development and Marketing Agreement, dated as of September 18, 1989, between Nutrifish Corporation and
               Norwegian Seafoods, Inc.(i)
     10.12 Whole Salmon Joint Development and Marketing Agreement, dated as of September 26, 1989, between Nutrifish Corporation and
               Norwegian Seafoods, Inc.(i)
     10.13 Employment Agreement, dated September 13, between the Registrant and Barry K. Saltzman(i)
     10.14 Employment Agreement, dated September 13, between the Registrant and Jeffrey Lewenthal(i)
     10.15     The Registrant's 1989 Stock Option Plan(i)
     10.16     Stock Option Agreement, dated as of July 17, 1989 between  the
               Registrant and Jeffrey Lewenthal(i)
     10.17     Secrecy Agreement, dated as of May 2, 1986, between the
               Registrant and Hoffman-LaRoche, Inc.(i)
     10.18     Joint Venture Agreement, dated September 29, 1989, between the
               Registrant and Agrolife Technologies, Inc.(i)
     10.19     Consulting Agreement, dated September 13, 1989, between the
               Registrant and Randall S. Reis(i)
     10.20     Loan Agreement, dated June 15, 1989, between Union Bank and
               Joseph R. Daly(i)
     10.21     Form of Employee Confidentiality Agreement.(ii)
     10.23     Form of Escrow Agreement by and between the Registrant, Gilford
               Securities Corp., and certain stockholders of Registrant(i)

     10.24 Promissory Note, made November 21, 1989, by Nutrifish Corporation and payable to Joseph R. Daly(i)
     10.25 Right of First Refusal Agreement, dated November 21, 1989, between Nutrifish Corporation and Joseph R. Daly(i)
     10.26 Production License Agreement for Nutrifish Norwegian Salmon, dated February 2, 1990, between Nutrifish Corporation and
               Norwegian Seafoods, Inc.(ii)
     10.27     Test Market Agreement, dated December 19, 1989, between
               International Multifoods Corporation and the Registrant.(ii)
     10.28     Amendment, dated as of December 19, 1989, to the Product
               Development Agreement between International Multifoods
               Corporation and the Registrant.(ii)
     10.29     Consulting Agreement, dated February 21, 1990, between the
               Registrant and Joseph R. Daly.(ii)
     10.30 License Agreement between the Registrant and Nulaid Foods, Inc., dated April 30, 1990.(ii)
     10.31     License Agreement between the Registrant and Vitafort Latin
               America, dated July 30, 1990.(ii)
     10.32     Termination Agreement between the Registrant and Jeffrey D.
               Lewenthal, dated September 12, 1990.(ii)
     10.33 Settlement Agreement and Full Release between Nicholas J. Caputo and Registrant, dated October 4, 1990.(ii)
     10.34 Employment Agreement between the Registrant and Stephen D. Clow, dated December 1, 1990.(ii)
     10.35 Employment Agreement between the Registrant and Frank A. Corsini, dated January 2, 1991.(ii)
     10.36     Stock Option Agreement between the Registrant and Stephen D.
               Clow, dated January 2, 1991.(ii)
     10.37     Stock Option Agreement between the Registrant and Frank A.
               Corsini, dated January 2, 1991.(ii)
     10.38     Letter Agreement, dated February 1, 1991, amending Consulting
               Agreement between the Registrant and Joseph R. Daly.(ii)
     10.39 Letter Agreement, dated March 12, 1991, between the Registrant and Joseph R. Daly regarding debt reorganization.(ii)
     10.40 Consulting Agreement between Norman Kretchmer, MD., Ph.D., and the Registrant, dated December 20, 1988.(ii)
     10.41     Settlement Agreement between the Registrant and PowerBurst
               Corporation, dated September 23, 1991.(ii)
     10.42     Subscription Agreement between the Registrant and Societe Anonyme
               Financier Industrielle et Garantie, dated November 1, 1991.
               Incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-K dated November 1, 1991.
     10.43     Exclusive Distribution Agreement between Registrant and Chicago
               Fish House, dated June 13, 1991.(ii)
     10.44     Larry Lucas Settlement Agreement, dated March 25, 1993.(v)
     10.45     Frank Corsini, Separation Agreement, dated May 18, 1993.(v)
     10.46     Agreement dated October 5, 1993 between the Registrant and Second
               Nature Technologies, Inc.(iii)
     10.47     Food and Beverage Technology Agreement(iii)
     10.48 Asset Purchase and Sale Agreement, dated as of June 7, 1993 by and among Crystal Clear Farms, Inc., a Maine corporation, the Registrant and Salmon Distribution Subsidiary, Inc. a Maine corporation which was formerly known as Crystal Clear Farms, Inc.(iv)
     10.49     Temporary Operating Agreement dated June 7, 1993 by and among
               Samuel L. Thompson & Associates, Inc., a Maine corporation, the
               Registrant and Crystal Clear Farms, Inc. a Maine corporation (now known as Salmon distribution Subsidiary, Inc.)(iv)
     10.50     Non-Competition Agreement dated July 27, 1993 by and between the
               Registrant and Crystal clear farms, Inc., a Maine corporation.(iv)

     10.51     Employment Agreement dated as of November 29, 1993, between the
               Registrant and Steven Westlund.  Incorporated by reference to exhibit 99.01 to Form S-8 filed by the Registrant on March 4,
               1994 (the "1994 S-8").
     10.52     Stock Option Agreement dated as of November 29, 1993 between the
               Registrant and Steven Westlund. Incorporated by reference to exhibit 99.02 to the 1994 S-8.
     10.53     Stock Option Agreement dated as of September 15, 1993 between the
               Registrant and Steven Westlund.  Incorporated by reference to exhibit 99.03 to 1994 S-8.
     10.54     Employment Agreement dated as of November 29, 1993 between the
               Registrant and Peter Benz.  Incorporated by reference to exhibit
               99.04 to 1994 S-8.
     10.55     Stock Option Agreement dated as of November 29, 1993 between the
               Registrant and Peter Benz. Incorporated by reference to exhibit
               99.05 to 1994 S-8.
     10.56     Employment Agreement dated as of November 29, 1993 between the
               Registrant and Mark Beychok. Incorporated by reference to exhibit
               99.06 to the 1994 S-8.
     10.57     Stock Option Agreement dated as of November 29, 1993 between the
               Registrant and Mark Beychok. Incorporated by reference to exhibit
               99.07 to the 1994 S-8.
     10.58     Stock Option Agreement dated as of September 15, 1993 between the
               Registrant and Mark Beychok. Incorporated by reference to exhibit
               99.08 to the 1994 S-8.
     10.59     Consulting Agreement dated as of November 29, 1993 between the
               Registrant and Herman Jacobs.  Incorporated by reference to exhibit 99.09 to the 1994 S-8.
     10.60     Stock Option Agreement dated as of November 29, 1993 between the
               Registrant and Herman Jacobs.  Incorporated by reference to exhibit 99.10 to the 1994 S-8.
     10.61     Vitafort International Corporation 90-Day Operating Plan.
               Incorporated by reference to exhibit 99.21 to the 1994 S-8.
     10.62     Stock Option Agreement, dated September 15, 1993, between the
               Registrant and Stanley J. Pasarell.  Incorporated by reference to exhibit 99.22 to the 1994 S-8.
     10.63     Separation and Release Agreement, dated as of December 1, 1994, between the Registrant and Peter Benz.(vi)
     10.64     Letter Agreement, dated September 14, 1995, between the
               Registrant and Peter T. Benz. Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December 31, 1995.
     10.65     Consulting Agreement and Mutual Release, dated as of March 1,
               1995, between the Registrant and Steven R. Westlund. Incorporated by reference to the like numbered exhibit to the Registrant's
               Form 10-KSB for the year ended December 31, 1995.
     10.66     Letter Agreement, dated November 30, 1995, between the Registrant and Steven Westlund. Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December 31, 1995.
     10.67     The Vitafort International Corporation 1995 Stock Option Plan.
               Incorporated by reference to exhibit 99.01 to the January 1996
               S-8.
     10.68     Form of Option granted to directors under The Vitafort
               International Corporation 1995 Stock Option Plan and schedule of grants to directors. Incorporated by reference to exhibit 99.02 to the January 1996 S-8.
     10.69     Employee Option granted to Mark Beychok under The Vitafort
               International Corporation 1995 Stock Option Plan.  Incorporated
               by reference to exhibit 99.03 to the January 1996 S-8.
     10.70     Amendment, dated December 16, 1995, to the Employment Agreement between the Registrant and Mark Beychok.  Incorporated by
               reference to exhibit 99.10 to the January 1996  S-8.
     10.71     Option Agreement, dated December 16, 1995, between the Registrant and Mark Beychok.  Incorporated by reference to exhibit 99.11 to the January 1996 S-8.
     10.72     Conversion Agreement, dated as of December 30, 1995, between the
               Registrant and Mark Beychok.  Incorporated by reference to exhibit 99.20 to the January 1996 S-8.
     10.73     Class A Option Agreement, dated as of December 30, 1995, between the
               Registrant and Mark Beychok.  Incorporated by reference to exhibit 99.21 to the January 1996 S-8.
     10.74     Class B Option Agreement, dated as of December 30, 1995, between the Registrant and Mark Beychok. Incorporated by reference to exhibit 99.22 to the January 1996 S-8.

     10.75     Conversion Agreement, dated as of March 26, 1996, between the
               Registrant and John Coppolino.  Incorporated by reference to
               Exhibit 9.18 to the May 1996 S-8.
     10.76     Class A Option Agreement, dated as of March 26, 1996, between the
               Registrant and John Coppolino.  Incorporated by reference to
               Exhibit 9.19 to the May 1996 S-8.
     10.77     Class B Option Agreement, dated as of March 26, 1996, between the
               Registrant and John Coppolino.  Incorporated by reference to
               Exhibit 9.20 to the May 1996 S-8.
     10.78     Employment Agreement, between the Registrant and John Coppolino.
               Incorporated by reference to Exhibit 10.78 to the 1996 Form 10-
               KSB.
     10.79 Foreclosure Purchase Agreement related to the Acquisition of assets of Auburn Farms, Inc. Incorporated by reference to Exhibit
               1 to the Registrant's Form 8-K, dated May 2, 1996.
     10.80     Loan and Security Agreement, dated August 15, 1996, between the
               Registrant and Coast Business Credit, a division of Southern
               Pacific Thrift & Loan Association.  Incorporated by reference to
               Exhibit 1 to the Registrant's Form 8-K, dated August 15, 1996.
     10.81 Agreement, dated as of July 10, 1996, between the Registrant and Second Nature Technologies, Inc. Incorporated by reference to
               Exhibit 10.81 to the 1996 Form 10-KSB.
     10.82 Employment Agreement dated June 16, 1997 between Jack Spencer and the Registrant. Incorporated by reference to Exhibit 10.12 of the Registrant's Form SB-2 filed July 23,1997
     10.83     Agreement, dated April 1997, between the Registrant and ATCOLP
               Investment Partners, a California Limited Partnership.
               Incorporated by reference to the Registrant's Form SB-2 filed
               July 23, 1997
     10.84 Employment Agreement dated September 1997 between the Registrant and Mark Beychok. (x)
     10.85 Employment Agreement dated September 1997 between the Registrant and John Coppolino.(x)
     10.86 Subscription Agreement with Global International Sourcing, Inc., a Nevada corporation (xi)
     10.87     1st Amendment and Lease Extension Agreement between Duesenberg
               Investment Company, successor in interest to Topa Equities
               (V.I.), Ltd. and the Registrant (filed herewith)
     10.88 Assignment and Assumption of Lease between the Registrant and Hollywood Partners, Inc. (to file by amendment)
     22.       Subsidiaries of the Registrant:
               Global International Sourcing, Inc. (xi)
     23.1      Consent of BDO Seidman, LLP (filed herewith)
     23.2      Consent of Frank J. Hariton, Esq. (included in Exhibit 5.1)

(i) Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form S-18, file number 33-31883.
(ii) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1990 and 1989 Form 10-K's.
(iii) Incorporated by reference to exhibits 1 & 2 to the Registrant's September 30, 1993 Form 10-QSB.
(iv) Incorporated by reference to exhibits 1 through 4 to the Registrant's August 7, 1993 Form 8-K.
(v) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1993 Form 10-KSB.
(vi) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1994 Form 10-KSB.
(vii) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1995 Form 10-KSB.
(viii) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1996 Form 10-KSB.
(ix) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1997 Form 10-KSB.

(x) Incorporated by reference to the same numbered exhibit to the Registrant's January 14, 1998 Form SB-2/A.
(xi) Incorporated by reference to the same numbered exhibit to the Registrant's August 14, 1998 Form SB-2/A.
(xii) Incorporated by reference to the same numbered exhibit to the Registrant's November 12, 1998 Form SB-2/A.

Item 29.  Undertakings.

A.   Rule 415 Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   INDEMNIFICATION UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California on December 20, 1999.

                                   VITAFORT INTERNATIONAL CORPORATION


                                   By:         /s/ Mark Beychok
                                      -------------------------------------
                                               Mark Beychok,
                                               Chief Executive Officer

                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Beychok his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                              Director, Chief Executive
                              Officer and President
  /s/ Mark Beychok            (Principal Executive Officer)    December 20, 1999
----------------------------
     Mark Beychok


  /s/ Fred Rigaud             (Principal Accounting and        December 20, 1999
----------------------------
     Fred Rigaud                  Acting Financial Officer)


  /s/ Benjamin Tabatchnick    Director                         December 20, 1999
----------------------------
    Benjamin Tabatchnick


  /s/ John Coppolino          Director                         December 20, 1999
----------------------------
    John Coppolino